                                                                    Exhibit 4.9a

THIS INDENTURE IS BEING RE-RECORDED TO CORRECT
THE PRIOR RECORDED VERSION THEREOF

                                                                  Execution Copy

================================================================================


              Indenture of Trust, Mortgage, Assignment of Leases

                                   and Rents

                            and Security Agreement

                            Dated as of May 8, 2001

                                    between

                                Roseton OL LLC

                                      and

                           The Chase Manhattan Bank,
                          as Lease Indenture Trustee

                     ______________________________________

                             Roseton Units 1 and 2

================================================================================

                      After recording, please return to:

                      Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                           New York, New York 10103
                       ATTN:  Christopher J. Moore, Esq.

                               Premises Address:
                                992 River Road
                              Newburgh, New York

           This Indenture affects premises located in Orange County

                               TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS...............................................................................................   5

SECTION 2.   THE NOTES.................................................................................................   6

     Section 2.1.   Limitation on Notes................................................................................   6
     Section 2.2.   Lessor Notes.......................................................................................   6
     Section 2.3.   Execution and Authentication of Notes..............................................................   6
     Section 2.4.   Issuance and Terms of the Lessor Notes.............................................................   6
     Section 2.5.   Payments from Indenture Estate Only; No Personal Liability of the Owner Lessor, the Owner
                    Participant or the Lease Indenture Trustee.........................................................   7
     Section 2.6.   Method of Payment..................................................................................   8
     Section 2.7.   Application of Payments............................................................................   9
     Section 2.8.   Registration, Transfer and Exchange of Notes.......................................................   9
     Section 2.9.   Mutilated, Destroyed, Lost or Stolen Notes.........................................................  10
     Section 2.10.  Redemptions; Assumption............................................................................  10
     Section 2.11.  Payment of Expenses on Transfer and Issuance of New Notes..........................................  14
     Section 2.12.  Additional Lessor Notes............................................................................  14
     Section 2.13.  Restrictions of Transfer Resulting from Federal Securities Laws; Legend............................  16
     Section 2.14.  Security for and Parity of Notes...................................................................  17
     Section 2.15.  Acceptance of the Lease Indenture Trustee..........................................................  17

SECTION 3.   RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM INDENTURE ESTATE.....................................  17

     Section 3.1.   Distribution of Periodic Lease Rent................................................................  17
     Section 3.2.   Payments Following Event of Loss or Other Early Termination........................................  19
     Section 3.3.   Payments After Lease Indenture Event of Default....................................................  19
     Section 3.4.   Investment of Certain Payments Held by the Lease Indenture Trustee.................................  20
     Section 3.5.   Application of Certain Other Payments..............................................................  21
     Section 3.6.   Other Payments.....................................................................................  21
     Section 3.7.   Excepted Payments..................................................................................  21
     Section 3.8.   Distributions to the Owner Lessor..................................................................  21
     Section 3.9.   Payments Under Assigned Documents..................................................................  22

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                               TABLE OF CONTENTS
                                  (continued)

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     Section 3.10.  Disbursement of Amounts Received by the Lease Indenture Trustee....................................  22

SECTION 4.   COVENANTS OF OWNER LESSOR; DEFAULTS; REMEDIES OF LEASE INDENTURE TRUSTEE..................................  22

     Section 4.1.   Covenants of Owner Lessor..........................................................................  22
     Section 4.2.   Occurrence of Lease Indenture Event of Default.....................................................  23
     Section 4.3.   Remedies of the Lease Indenture Trustee............................................................  24
     Section 4.4.   Right to Cure Certain Lease Events of Default......................................................  28
     Section 4.5.   Rescission of Acceleration.........................................................................  30
     Section 4.6.   Return of Indenture Estate, Etc....................................................................  30
     Section 4.7.   Right of Lease Indenture Trustee to Credit Sale....................................................  31
     Section 4.8.   Appointment of Receiver............................................................................  31
     Section 4.9.   Waiver of Various Rights by the Owner Lessor.......................................................  32
     Section 4.10.  Discontinuance of Proceedings......................................................................  32
     Section 4.11.  No Action Contrary to a Facility Lessee's Rights Under the Facility Lease..........................  32
     Section 4.12.  Right of the Lease Indenture Trustee to Perform Covenants, Etc.....................................  32
     Section 4.13.  Further Assurances.................................................................................  33
     Section 4.14.  Waiver of Past Defaults............................................................................  33

SECTION 5.   DUTIES OF LEASE INDENTURE TRUSTEE; CERTAIN RIGHTS AND DUTIES OF OWNER LESSOR..............................  33

     Section 5.1.   Notice of Action Upon Lease Indenture Event of Default.............................................  33
     Section 5.2.   Actions Upon Instructions Generally................................................................  33
     Section 5.3.   Action Upon Payment of Notes or Termination of Facility Lease......................................  34
     Section 5.4.   Compensation of the Lease Indenture Trustee; Indemnification.......................................  34
     Section 5.5.   No Duties Except as Specified; No Action Except Under Facility Lease, Indenture or Instructions....  35
     Section 5.6.   Certain Rights of the Owner Lessor.................................................................  35
     Section 5.7.   Restrictions on Dealing with Indenture Estate......................................................  37
     Section 5.8.   Filing of Financing Statements and Continuation Statements.........................................  37

SECTION 6.   LEASE INDENTURE TRUSTEE AND OWNER LESSOR..................................................................  38

     Section 6.1.   Acceptance of Trusts and Duties....................................................................  38
     Section 6.2.   Absence of Certain Duties..........................................................................  39

                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)

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     Section 6.3.   Representations and Warranties.....................................................................  39
     Section 6.4.   No Segregation of Moneys; No Interest..............................................................  40
     Section 6.5.   Reliance; Agents; Advice of Experts................................................................  40

SECTION 7.   SUCCESSOR LEASE INDENTURE TRUSTEES AND SEPARATE TRUSTEES..................................................  41

     Section 7.1.   Resignation or Removal of the Lease Indenture Trustee; Appointment of Successor....................  41
     Section 7.2.   Appointment of Additional and Separate Trustees....................................................  42

SECTION 8.   SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER DOCUMENTS..........................................  44

     Section 8.1.   Supplemental Indenture and Other Amendments With Consent; Conditions and Limitations...............  44
     Section 8.2.   Supplemental Indentures and other Amendments Without Consent.......................................  45
     Section 8.3.   Conditions to Action by the Lease Indenture Trustee................................................  46

SECTION 9.   MISCELLANEOUS.............................................................................................  46

     Section 9.1.   Surrender, Defeasance and Release..................................................................  46
     Section 9.2.   Conveyances Pursuant to Sections 4.2 or 4.3 of Site Lease..........................................  48
     Section 9.3.   Assignment of Leases and Rents.....................................................................  48
     Section 9.4.   Trust Funds........................................................................................  48
     Section 9.5.   Additional Rights..................................................................................  48
     Section 9.6.   Appointment of the Lease Indenture Trustee as Attorney; Further Assurances.........................  49
     Section 9.7.   Indenture for Benefit of Certain Persons Only......................................................  49
     Section 9.8.   Notices; Furnishing Documents, etc.................................................................  49
     Section 9.9.   Severability.......................................................................................  51
     Section 9.10.  Limitation of Liability............................................................................  51
     Section 9.11.  Multiple Security..................................................................................  51
     Section 9.12.  Nonresidential.....................................................................................  52
     Section 9.13.  Site Lease Provisions..............................................................................  52
     Section 9.14.  Maximum Principal Amount Secured...................................................................  53
     Section 9.15.  Written Changes Only...............................................................................  53
     Section 9.16.  Counterparts.......................................................................................  53
     Section 9.17.  Successors and Permitted Assigns...................................................................  53

                                     -iii-
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                               TABLE OF CONTENTS
                                  (continued)

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     Section 9.18.  Headings and Table of Contents.....................................................................  54
     Section 9.19.  Governing Law......................................................................................  54
     Section 9.20.  Reorganization Proceedings with Respect to the Lessor Estate.......................................  54
     Section 9.21.  Withholding Taxes: Information Reporting...........................................................  54
     Section 9.22.  Fixture Financing Statement........................................................................  55


Appendix A      Definitions

Exhibit A       Description of Facility
Exhibit A-1     Facility Assets Owned by Owner Lessor
Exhibit B       Description of Retained Assets
Exhibit C       Description of Facility Site
Exhibit C-1     Description of Additional Facility Site
Exhibit D-1     Form of Lessor Note ST
Exhibit D-2     Form of Lessor Note LT
Exhibit E       Form of Certificate of Authentication

                         Indenture of Trust, Mortgage,
                        Assignment of Leases and Rents
                            and Security Agreement

     This INDENTURE OF TRUST, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "Indenture"), dated as of May 8, 2001, between ROSETON
                          ---------
OL LLC, a Delaware limited liability company as mortgagor (the "Owner Lessor")
                                                                ------------
and THE CHASE MANHATTAN BANK, a New York banking corporation, as mortgagee on behalf of the Noteholders (the "Lease Indenture Trustee").
                                -----------------------

                                  WITNESSETH:

     WHEREAS, pursuant to the Participation Agreement, Bill of Sale and Deed, the Owner Lessor has purchased the Facility from Dynegy Roseton, L.L.C. (the "Facility Lessee");
 ---------------

     WHEREAS, the Owner Lessor has entered into a Facility Lease dated as of the date hereof with the Facility Lessee pursuant to which the Facility Lessee has leased from the Owner Lessor the Facility for a term of years;

     WHEREAS, the Facility is more particularly described on Exhibit A attached hereto and made a part hereof. The Facility does not include the Retained Assets that are more particularly described on Exhibit B attached hereto;

     WHEREAS, the Facility Lessee has leased the Facility Site to the Owner Lessor pursuant to the Site Lease, and the Owner Lessor simultaneously has leased the Facility Site back to the Facility Lessee pursuant to the Site Sublease;

     WHEREAS, the Facility Site is more particularly described in Exhibit C attached hereto;

     WHEREAS, in accordance with this Indenture, the Owner Lessor will execute and deliver the Lessor Notes, the proceeds of which will be used by the Owner Lessor to finance a portion of the Purchase Price of the Facility purchased from the Facility Lessee, and Owner Lessor will grant to the Lease Indenture Trustee the security interests herein provided;

     WHEREAS, this Indenture is regarded as a mortgage under the laws of the State of New York, as a security agreement under the Uniform Commercial Code of the State of New York, and as a fixture filing under the laws of the State of New York;

     WHEREAS, the Owner Lessor and the Lease Indenture Trustee desire to enter into this Indenture, to, among other things, provide for (a) the issuance by the Owner Lessor of the Lessor Notes to be issued on the Closing Date, and (b) grant to the Lease Indenture Trustee on the Closing Date of a first priority security interest and Mortgage Lien in the Facility and the Owner Lessor's right, title and interest in and under the Operative Documents executed in connection therewith and all payments and other amounts received hereunder or thereunder;

     WHEREAS, all things have been done to make the Notes, when executed by the Owner Lessor, authenticated and delivered hereunder and issued, the valid obligations of the Owner Lessor; and

     WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Lessor, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

     NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure (i) the prompt payment when and as due of the principal of and premium, if any, and interest on the Notes and of all other amounts owing with respect to all Notes from time to time outstanding hereunder, and the prompt payment when and as due of any and all other amounts from time to time owing in respect of the Secured Indebtedness and (ii) the performance and observance by the Owner Lessor for the benefit of the Noteholders and the Lease Indenture Trustee of all other obligations, agreements, and covenants of the Owner Lessor set forth hereinafter and in the Notes, the Operative Documents and the other documents, certificates and agreements delivered in connection therewith:

                               GRANTING CLAUSE:

     The Owner Lessor hereby irrevocably grants, conveys, assigns, mortgages, transfers, pledges, bargains, sells and confirms unto the Lease Indenture Trustee and its successors and permitted assigns, for the benefit of the Noteholders, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now held or hereafter acquired (which collectively, including all property hereafter specifically subjected to the security interest created by this Indenture and/or by any supplement hereto, are included within, and are hereafter referred to as, the "Indenture Estate"):
     ----------------

          (1) the Facility conveyed to the Owner Lessor pursuant to the Bill of Sale and the Deed, and the leasehold estate in the Ground Interest granted to the Owner Lessor by the Site Lease, together with all titles, estates, interests, rights, powers and privileges of the Owner Lessor in respect thereof;

          (2) all the estate, right, title and interest of the Owner Lessor in, to and under the Participation Agreement, the Bill of Sale, the Deed, the Facility Lease, the Site Lease, the Site Sublease, the Assignment and Reassignment of Facility Agreements, the Exempt Facilities Agreement, the Assignment and Reassignment of Collective Bargaining Agreement, the Cross Rights Agreement, the Shared Facilities Agreement, the Lessee Guaranty and each of the other Operative Documents to which the Facility Lessee is a party (collectively, the "Assigned Documents"), including (a) all amounts of Periodic Lease Rent and
     ------------------
Supplemental Lease Rent and payments of any kind payable under the Facility Lease, including Termination Value, all amounts payable under the Lessee Guaranty, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate as contemplated in the Assigned Documents and (b) all rights of the Owner Lessor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Assigned Document, as well as all the rights, powers and remedies on the part of the Owner Lessor, whether arising under any Assigned Document or by statute or at law or equity or otherwise;

          (3) all rents (including Periodic Lease Rent and Supplemental Lease Rent payable under the Facility Lease), issues, profits, royalties, products, revenues, and other income of all property from time to time subjected or required to be subjected to the Lien of this Indenture, including all payments or proceeds payable to the Owner Lessor after termination of the Facility Lease with respect to the Facility or any portion thereof as the result of the sale, lease or other disposition of the Facility or any portion thereof and the Ground Interest or any portion thereof, and all the estate, right, title, and interest, of every nature whatsoever of the Owner Lessor in and to the same and every part thereof (the "Revenues");
              --------

          (4) all moneys, securities and other investment property now or hereafter deposited or paid or required to be deposited or paid with the Lease Indenture Trustee pursuant to any term of this Indenture or any other Assigned Document and held or required to be held by or for the benefit of the Lease Indenture Trustee hereunder;

          (5) all the estate, right, title and interest of the Owner Lessor in and to any right to restitution from the Facility Lessee or the Lessee Guarantor in respect of any determination of invalidity of any Assigned Document;

          (6) all rights of the Owner Lessor to amounts paid or payable by the Facility Lessee to the Owner Lessor under the Participation Agreement and the Lessee Guarantor under the Lessee Guaranty, and all rights of the Owner Lessor to enforce payment of any such amounts;

          (7) all other property, rights and privileges of every kind and description, real, personal and mixed, tangible and intangible and all interests therein, now held or hereafter acquired by the Owner Lessor pursuant to any term of any Assigned Document, whether located on the Facility Site or elsewhere and whether or not subjected to the Lien of this Indenture by a supplement hereto; and

          (8)  all proceeds, both cash and non-cash, of the foregoing;

     BUT EXCLUDING from such property, rights, interests and privileges, referred to in clauses (1) through (8) above, all Excepted Payments and SUBJECT TO the rights of the Owner Lessor and the Owner Participant hereunder, including under Sections 4.4 and 5.6;

     TO HAVE AND TO HOLD the Indenture Estate and all parts, rights, privileges, members and appurtenances unto the Lease Indenture Trustee and the successors and permitted assigns of the Lease Indenture Trustee, for the benefit and security of the Noteholders forever.

     Concurrently with the delivery of this Indenture, the Owner Lessor is delivering to the Lease Indenture Trustee the chattel paper originally-executed counterpart of the Facility Lease. All property, rights, interests and privileges referred to in this Granting Clause, whenever acquired by the Owner Lessor, shall secure all obligations under and with respect to the Notes at any time outstanding. Any and all properties, rights, interests and privileges referred to in this

Granting Clause which are hereafter acquired by the Owner Lessor, shall, without further conveyance, assignment or act by the Owner Lessor or the Lease Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

     This Indenture is intended to constitute a security agreement as required under the Uniform Commercial Code of the State of New York.

     PROVIDED, HOWEVER, that if the principal, interest and any other amounts to become due in respect of all the Notes, all other amounts due the holders of the Notes at the time and in the manner required hereby and by the Notes and the other Operative Documents and all other Secured Indebtedness (but not including Excluded Property) shall have been paid and all the covenants, agreements, terms and provisions hereunder or thereunder to be performed or complied with by the Owner Lessor and the Facility Lessee shall have been performed or complied with, then this Indenture shall be surrendered and cancelled and upon such surrender and cancellation the rights hereby and thereby granted and assigned shall terminate and cease and, in connection therewith, the Lease Indenture Trustee shall execute and deliver such releases and discharges as may be reasonably requested to evidence such cancellation and termination.

     The Lease Indenture Trustee, for itself and its successors and permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the Noteholders, without any priority of any one Note over any other Note except as herein otherwise expressly provided and (ii) the Lease Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Lessor shall remain liable under the Assigned Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Lease Indenture Trustee and the Noteholders shall have no obligation or liability under any Assigned Document by reason of or arising out of the assignment hereunder, nor shall the Lease Indenture Trustee or the Noteholders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligation of the Owner Lessor under or pursuant to any such Assigned Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     The Owner Lessor hereby ratifies and confirms its obligations under the Assigned Documents and does hereby agree that (except as permitted herein) it will not take, or omit to take, any action, the taking or omission of which might result in an alteration or impairment of any of the Assigned Documents or of any of the rights created by any thereof or the assignment hereunder.

     Accordingly, the Owner Lessor, for itself and its successors and permitted assigns, agrees that all Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Owner Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Lease Indenture Trustee, for the benefit and security of the Noteholders, to protect the security of this Indenture, and the Lease Indenture Trustee agrees to accept the trusts and duties hereinafter set forth, as follows:

SECTION 1.    DEFINITIONS

     (a) Unless the context hereof shall otherwise require, capitalized terms used, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A attached hereto. The general provisions of Appendix A apply to this Indenture, including the terms specifically defined herein.

     (b)  In addition, the following term shall have the following meaning:

     "Secured Indebtedness" means principal of and premium, if any, and interest
      --------------------
on and other amounts due under all Notes and all other sums payable to the Noteholders from time to time hereunder and under the Participation Agreement and the other Operative Documents by the Facility Lessee and the Owner Lessor, including:

          (i) The indebtedness evidenced by the Lessor Notes, together with interest thereon at the rate provided in such Lessor Notes and premium thereon and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Lessor Notes, and principal of such Lessor Notes being due and payable as provided in such Lessor Notes;

          (ii) Any and all other indebtedness now owing or which may hereafter be owing by the Owner Lessor to the Lease Indenture Trustee, whether evidenced by Additional Lessor Notes issued pursuant to Section 2.12 or otherwise, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with interest thereon at the rate provided in each Additional Lessor Note and premium thereon (if any) and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Additional Lessor Notes, and principal of such Additional Lessor Notes being due and payable as provided in each such Additional Lessor Note;

          (iii) Any and all additional advances made by the Lease Indenture Trustee to protect or preserve the Indenture Estate or the security interest and other interests created hereby on the Indenture Estate or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of the Owner Lessor's obligations hereunder or for any other purpose provided herein, including advances made pursuant to Section
     4.13 (whether or not the Owner Lessor remains the owner of the Indenture Estate at the time of such advances); and

          (iv) Any and all expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained.

SECTION 2.    THE NOTES

     Section 2.1. Limitation on Notes. No Notes may be issued under the provisions of, or become secured by, this Indenture except in accordance with the provisions of this Section 2. The aggregate principal amount of the Notes which may be authenticated and delivered and outstanding at any one time under this Indenture shall be limited to the aggregate principal amount of the Lessor Notes issued on the Closing Date to the applicable Pass Through Trustee, plus the aggregate principal amount of Additional Lessor Notes issued pursuant to
Section 2.12.

     Section 2.2. Lessor Notes. There are hereby created and established hereunder each of (i) a note in the aggregate principal amount of $64,325,000 with a final maturity date of November 8, 2008, substantially in the form set forth in Exhibit D-1 to this Indenture (the "Lessor Note ST") and (ii) a note in
                                             --------------
the aggregate principal amount of $475,075,000 with a final maturity date of November 8, 2016, substantially in the form set forth in Exhibit D-2 to this Indenture (the "Lessor Note LT," and, together with the Lessor Note ST, the
                --------------
"Lessor Notes" or, individually, a "Lessor Note").
-------------                       -----------

     Section 2.3. Execution and Authentication of Notes. Each Note issued hereunder shall be executed and delivered on behalf of the Owner Lessor by one of its authorized signatories, be in fully registered form, be dated the date of original issuance of such Note and be in denominations of not less than $1,000. Any Note may be signed by a Person who, at the actual date of the execution of such Note, is an authorized signatory of the Owner Lessor although at the nominal date of such Note such Person may not have been an authorized signatory of the Owner Lessor. No Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication in the form contained in Exhibit E (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.12), executed by the Lease Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. The Lease Indenture Trustee shall authenticate and deliver the Lessor Notes for original issue on the Closing Date in the respective aggregate principal amounts specified in Section 2.2, upon a written order of the Owner Lessor signed by the Lessor Manager. The Lease Indenture Trustee shall authenticate and deliver Additional Lessor Notes, upon a written order of the Owner Lessor executed by the Lessor Manager and satisfaction of the conditions specified in Section 2.12. Such order shall specify the principal amount of the Additional Lessor Notes to be authenticated and the date on which the original issue of Additional Lessor Notes is to be authenticated.

     Section 2.4.   Issuance and Terms of the Lessor Notes.

     (a)  Issuance of the Lessor Note at the Closing.  On the Closing Date, the
          ------------------------------------------
Lessor Notes shall be issued to the applicable Pass Through Trust in the amounts (and with the amortization schedules) set forth on Schedule 3 to the Participation Agreement (as the same may be adjusted in accordance with Section
12.2 thereof), and shall be dated the Closing Date.

     (b)  Principal and Interest. The principal amount of the Lessor Note ST
          ----------------------
shall be due and payable in a series of installments having a final payment date of November 8, 2008 and the principal amount of the Lessor Note LT shall be due and payable in a series of installments having a final payment date of November 8, 2016. The principal of each Lessor Note shall be due and payable in installments on the dates and in the amounts set forth in the Schedules attached to such Lessor Notes on the date of issuance and authentication thereof; provided that upon any redemption of the Lessor
                            --------
Notes in part pursuant to Section 2.10 as a result of a termination of the Lease in respect of a single Unit and not the entire Facility, each remaining principal installment set forth in such Schedules shall be deemed reduced by an amount equal to the product of the amount of such remaining principal installment which would otherwise be payable and the Unit Percentage for such Unit. The provisions of the last sentence to the contrary notwithstanding, the last payment made under such Lessor Notes shall be equal to the then unpaid balance of the principal of such Lessor Notes plus all accrued and unpaid interest on, and any other amounts due under, such Lessor Notes. The Lessor Notes shall bear interest on the principal from time to time outstanding from and including the date of issuance thereof (computed on the basis of a 360-day year of twelve 30-day months) until paid in full at the rate set forth in such Lessor Notes. Each Lessor Note shall accrue additional interest under the circumstances and at the rate per annum set forth in the sixth paragraph of such Lessor Note. Interest on such Lessor Notes shall be due and payable in arrears semi-annually commencing on November 8, 2001, and on each May 8 and November 8 thereafter until paid in full. If any day on which principal, premium, if any, or interest on the Lessor Notes is payable is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

     (c)  Overdue Payments. Interest (computed on the basis of a 360-day year of
          ----------------
twelve 30-day months) on any overdue principal, premium (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate.

     (d)  Indemnity Amounts. The Owner Lessor agrees to pay to the Lease
          -----------------
Indenture Trustee for distribution in accordance with Section 3.5 any and all indemnity amounts received by the Owner Lessor which are payable by the Facility Lessee to (i) the Lease Indenture Trustee, (ii) the Pass Through Trusts, or
(iii) the Pass Through Trustees.

     Section 2.5. Payments from Indenture Estate Only; No Personal Liability of the Owner Lessor, the Owner Participant or the Lease Indenture Trustee. Except as otherwise specifically provided in this Indenture or the Participation Agreement, all payments in respect of the Notes or under this Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 hereof, and the Owner Participant shall not have any obligation for payments in respect of the Notes or under this Indenture. The Lease Indenture Trustee and each Noteholder, by its acceptance of its Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Lease Indenture Trustee or such Noteholder, as the case may be, as herein provided and that, except as expressly provided in this Indenture, the Participation Agreement or any other Operative Document, neither the Owner Participant, the Owner Lessor, nor the Lease Indenture Trustee shall be personally liable to such Noteholder or the Lease Indenture Trustee for any amounts payable hereunder, under such Note or for any performance to be rendered under any Assigned Document or for any liability under any Assigned Document. Without prejudice to the foregoing, the Owner Lessor will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on all Notes according to their terms and the terms of this Indenture. Nothing contained in this Section 2.5 limiting the liability of the Owner Lessor shall derogate from the right of the Lease Indenture Trustee and the Noteholders to proceed against the Indenture Estate to secure and enforce all payments and obligations due hereunder and under the Assigned Documents and the Notes.

     (a) In furtherance of the foregoing, to the fullest extent permitted by Applicable Law, each Noteholder (and each assignee of such Person), by its acceptance of its Note, agrees as a condition to its being secured under this Indenture that neither it nor the Lease Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

     (b) Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Owner Lessor set forth in the Participation Agreement or the LLC Agreement.

     Section 2.6. Method of Payment. The Owner Lessor shall maintain an office or agency where Notes may be presented for payment (the "Paying Agent"). The
                                                         ------------
Owner Lessor may have one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Owner Lessor initially appoints the Lease Indenture Trustee as Paying Agent in connection with the Notes.

     (a) The Owner Lessor shall deposit with the Paying Agent a sum sufficient to pay principal and of, premium, if any, interest when so becoming due on each Note. The Owner Lessor shall require each Paying Agent (other than the Lease Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders or the Lease Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Lease Indenture Trustee of any default by the Owner Lessor in making any such payment.

     (b) The principal of and premium, if any, and interest on each Note shall be paid by the Paying Agent from the amounts available in the Indenture Estate on the dates provided in the Notes by mailing a check for such amount, payable in New York Clearing House funds, to each Noteholder at the last address of each such Noteholder appearing on the Note Register, or by whichever of the following methods shall be specified by notice from a Noteholder to the Lease Indenture
Trustee: (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Lease Indenture Trustee; (ii) by making such payment to such Noteholder in immediately available funds at the Lease Indenture Trustee Office; or (iii) in the case of the Lessor Notes and in the case of other Notes, if such Noteholder is either the Pass Through Trustee, or a bank or other institutional investor, by transferring such amount in immediately available funds for the account of such Noteholder to the banking institution having bank wire transfer facilities as shall be specified by such Noteholder, such transfer to be subject to telephonic confirmation of payment. Any payment made under any of the foregoing methods shall be made free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of such Note, unless otherwise specified by the terms of the Note, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Lease Indenture Trustee for cancellation after such payment.

All payments in respect of the Notes shall be made (x) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m., New York City time, on a Business Day, or (y) on the next succeeding Business Day if received after such time or on any day other than a Business Day. One or more of the foregoing methods of payment may be specified in a Note. Prior to due presentment for registration of transfer of any Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name any Note is registered on the Note Register as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on any Note in accordance with the provisions of this Section 2.6 shall be valid and effective to satisfy and discharge the liability on such Note to the extent of the sums so paid and (except as provided herein) neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

     Section 2.7. Application of Payments. Each payment on any outstanding Note shall be applied, first, to the payment of accrued and unpaid interest
                       -----
(including interest on overdue principal and premium and, to the extent permitted by Applicable Law, overdue interest) on such Note to the date of such payment, second, to the payment of the principal amount of, and premium, if any,
         ------
on such Note then due (including any overdue installments of principal) thereunder and third, to the extent permitted by Section 2.10 of this Indenture,
               -----
the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on such Note. The order of application of payments prescribed by this Section 2.7 shall not be deemed to supersede any provision of Section 3 regarding application of funds.

     Section 2.8. Registration, Transfer and Exchange of Notes. The Owner Lessor shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"). The Registrar shall
                                               ---------
keep a register of the Notes and of their transfer and exchange. The Owner Lessor may have one or more co-registrars. The Owner Lessor initially appoints the Lease Indenture Trustee as Registrar in connection with the Notes. The Lease Indenture Trustee shall maintain at the Lease Indenture Trustee Office a register in which it will provide for the registration, registration of transfer and exchange of Notes (such register being referred to herein as the "Note
                                                                      ----
Register"). If any Note is surrendered at said office for registration of
--------
transfer or exchange (accompanied by a written instrument of transfer duly executed by or on behalf of the holder thereof, together with the amount of any applicable transfer taxes), the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, if any, one or more new Notes (subject to the limitations specified in Sections 2.3 and 2.13) in any denomination or denominations not prohibited by this Indenture, as requested by the Person surrendering the Note, dated the same date as the Note so surrendered and of like tenor and aggregate unpaid principal amount. Any Note or Notes issued in a registration of transfer or exchange shall be valid obligations of the Owner Lessor entitled to the same security and benefits to which the Note or Notes so transferred or exchanged were entitled, including rights as to interest accrued but unpaid and to accrue so that there will not be any loss or gain of interest on the Note or Notes surrendered. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Lease Indenture Trustee duly executed by the holder thereof or his attorney duly authorized in writing, and the Lease Indenture Trustee may require an opinion of counsel as to compliance of any such transfer with the Securities Act. The Lease Indenture Trustee shall make a notation on each new Note of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued and the date on which such new Note is issued and the date to which interest on such old Note or Notes shall have been paid. The Lease Indenture Trustee shall not be required to register the transfer or exchange of any Note during the 10 days preceding the due date of any payment on such Note.

     Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes. Upon receipt by the Owner Lessor and the Lease Indenture Trustee of evidence satisfactory to each of them of the loss, theft, destruction or mutilation of any Note and, in case of loss, theft or destruction, of indemnity satisfactory to each of them, and upon reimbursement to the Owner Lessor and the Lease Indenture Trustee of all reasonable expenses incidental thereto and payment or reimbursement for any transfer taxes, and upon surrender and cancellation of such Note, if mutilated, the Owner Lessor will execute and the Lease Indenture Trustee will authenticate and deliver in lieu of such Note, a new Note, dated the same date as such Note and of like tenor and principal amount. Any indemnity provided by the holder on a Note pursuant to this Section 2.9 must be sufficient in the reasonable judgment of the Owner Lessor and the Lease Indenture Trustee to protect the Owner Lessor, the Lease Indenture Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Note is replaced.

     Section 2.10.   Redemptions; Assumption.

     (a) Except as provided in paragraphs (d) and (e) of this Section 2.10 or as provided in any indenture supplemental hereto, the Notes shall be redeemed at a price equal to the principal amount of the Notes redeemed, together with accrued interest on such principal amount so redeemed to the Redemption Date, but without premium, in whole or, to the extent set forth in clause (i) or (iv), in part, in the event of:

          (i) a termination of the Facility Lease with respect to the Facility or a Unit pursuant to Section 10 thereof as a result of the occurrence of an Event of Loss with respect to the Facility or such Unit (other than a Regulatory Event of Loss), such redemption to be, in the case of the Facility, in whole with respect to all Notes or, in the case of a Unit, in part with respect to all Notes, in an amount equal to the product of the Unit Percentage for such Unit and the outstanding principal amount of all Notes;

          (ii) a termination of the Facility Lease pursuant to Section 10 thereof as a result of a Regulatory Event of Loss (unless the Facility Lessee effects an assumption of the Notes in accordance with paragraph (b) of this Section 2.10), such redemption to be in whole with respect to all Notes;

          (iii) a termination pursuant to Section 13.1 of the Facility Lease with respect to the Facility (unless the Facility Lessee purchases the Facility and effects an assumption of the Notes in accordance with paragraph (b) of this Section 2.10), such redemption to be in whole with respect to all Notes; and

          (iv) a termination by the Facility Lessee of the Facility Lease with respect to a Unit as a result of an event described in clause (a)(i) of
     Section 14.1 of the Facility Lease with respect to such Unit, such redemption to be in part with respect to all Notes in an amount equal to the product of the Unit Percentage for such Unit and the outstanding principal amount of the Notes.

Any such redemption shall be made in accordance with the applicable provisions of Section 3.

     (b) Unless a Lease Event of Default shall have occurred and be continuing after giving effect to such assumption, the obligations and liabilities of the Owner Lessor hereunder and under all Notes may be assumed in whole (but not in part) by the Facility Lessee in the event of the occurrence of a Regulatory Event of Loss, or a termination by the Facility Lessee pursuant to Section 13.1 of the Facility Lease, where in connection with such termination the Facility Lessee acquires the Facility, in each case, pursuant to an assumption agreement (which assumption agreement may be combined with the indenture supplemental to this Indenture hereinafter in this Section 2.10(b) referred to, and shall provide for the assumption by the Facility Lessee of the obligations and liabilities of the Owner Lessor and the Owner Participant under the other Operative Documents) which shall make such obligations and liabilities fully recourse to the Facility Lessee and shall otherwise be in form and substance acceptable to the Lease Indenture Trustee. Such assumption agreement shall be accompanied by the opinion of counsel described below. The Facility Lessee will execute and deliver, and the Lease Indenture Trustee will authenticate, to each Noteholder in exchange for such old Note a new Note, in a principal amount equal to the outstanding principal amount of such old Note and otherwise in substantially similar form and tenor to such old Note but indicating that the Facility Lessee is the issuer thereof. When such assumption agreement becomes effective, the Owner Lessor shall be released and discharged without further act from all obligations and liabilities assumed by the Facility Lessee. The Lease Indenture Trustee shall deliver to the Owner Lessor, at the expense of the Facility Lessee, such releases and other instruments as the Lease Indenture Trustee shall be directed in writing by the Owner Participant are necessary or, in the Owner Participant's reasonable opinion, advisable to evidence the release and discharge of the Owner Lessor following any such assumption of the Notes by the Facility Lessee. All documentation in connection with any such assumption (including an indenture supplemental to this Indenture which shall, among other things, contain provisions appropriately amending references to the Facility Lease in this Indenture and contain covenants by the Facility Lessee similar to those contained in the Facility Lease (other than any covenants which were solely for the benefit of the Owner Participant), changed as appropriate, and amendments or supplements to the other Operative Documents, officers' certificates, opinions of counsel and regulatory approvals) shall be prepared by and at the expense of the Facility Lessee acceptable in form and substance to the Lease Indenture Trustee. As a condition to the effectiveness of the assumption by the Facility Lessee and the release of the Owner Lessor and the Indenture Estate thereby effected, (i) the Lease Indenture Trustee shall have received an opinion or opinions of counsel of the Facility Lessee, addressed to the Lease Indenture Trustee, to the effect that (1) such assumption agreement has been duly authorized, executed and delivered on behalf of the Facility Lessee, (2) no regulatory approval is necessary or required in connection therewith (or if any such regulatory approval is necessary or required, that the same has been duly obtained and is in full force and effect), (3) such assumption agreement and the supplemental indenture and, in consequence of the execution and delivery of such assumption agreement, the Notes, constitute the legal, valid and binding obligations of the Facility Lessee, enforceable in accordance with their respective terms (except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity), (4) such assumption agreement and the assumption of the Notes thereunder would not cause a Tax Event to occur (unless the Facility Lessee shall have provided an indemnity for any resulting, potential, adverse Tax Events to the Noteholders in a form and substance reasonably acceptable to the Lease Indenture Trustee), (5) the Lien of this Indenture shall continue to be a first priority perfected mortgage and security interest on the Indenture Estate and all mortgage tax, if any, shall be paid, and (6) is satisfactory to the Lease Indenture Trustee as to such other issues as the Lease Indenture Trustee shall reasonably request and (ii) the Lessee Guarantor shall (A) agree to unconditionally guarantee the Notes and the indemnity given in the parenthetical of clause (4) of Section 2.10(b)(i) above, if any, on a senior unsecured basis pursuant to a guaranty in form and substance reasonably satisfactory to the Lease Indenture Trustee and (B) furnish to the Lease Indenture Trustee an opinion or opinions of counsel of the Lessee Guarantor to the effect that (1) such guaranty has been duly authorized, executed and delivered on behalf of the Lessee Guarantor, (2) no regulatory approval is necessary or required in connection therewith (or if any such regulatory approval is necessary or required, that the same has been duly obtained and is in full force and effect), (3) such guaranty constitutes the legal, valid and binding obligation of the Lessee Guarantor, enforceable in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relation to or affecting the rights of creditors generally and by general principles of equity), and (4) is satisfactory to the Lease Indenture Trustee as to such other issues as the Lease Indenture Trustee shall reasonably request.

          (c) The obligations and liabilities of the Owner Lessor hereunder and under all Notes may be assumed in whole (but not in part), on a joint and several basis, by the Owner Participant upon the occurrence and during the continuance of a Lease Indenture Event of Default resulting from a Lease Event of Default (but in any event prior to the consummation of any sale by the Lease Indenture Trustee of all or any portion of the Indenture Estate) pursuant to and in accordance with Section 11.4 of the Participation Agreement. Upon satisfaction of all conditions to assumption of the Notes by the Owner Participant under such Section 11.4 of the Participation Agreement, the Lien of the Lease Indenture shall be terminated solely with respect to the Owner Lessor's right, title and interest to the Facility Lease (and all Rent thereunder) and the Owner Participant and the Owner Lessor (to the exclusion of the Lease Indenture Trustee) may exercise all rights of the Owner Lessor under the Facility Lease.

          (d) The Owner Lessor may, at its option, redeem (i) any Additional Lessor Note in whole, or in part, on any date, to the extent permitted by, and at the prices set forth in, the supplemental indenture establishing the terms, conditions and designations of such Additional Lessor Notes, together with the accrued interest on such principal amount so redeemed to the Redemption Date or
(ii) any Lessor Note in whole, (but, in any event, not less than all of the Lessor Notes constituting a single Tranche) at any time under the conditions set forth in Section 2.10 (e)(ii) below for a price equal to the principal amount thereof, together with accrued interest on such principal amount, plus the Make-Whole Premium.

          (e) The applicable Notes shall be redeemed at a price equal to the principal amount of the Notes redeemed, together with accrued interest on such principal amount so redeemed to the Redemption Date, plus Make-Whole Premium, in whole or, to the extent set forth in clause (iv), in part, as follows:

               (i) The applicable Lessor Notes shall be redeemed at such redemption price upon an optional refinancing pursuant to Section 11.2 of the Participation Agreement. The Owner Lessor's failure to consummate such redemption following delivery of notice of redemption shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

               (ii) The applicable Lessor Notes shall be redeemed in whole at such redemption price upon an optional prepayment elected by the Owner Lessor pursuant to 2.10(d)(ii). In the case of a redemption pursuant to this clause (ii), the Owner Lessor shall indemnify the Lease Indenture Trustee and the Facility Lessee for any and all costs and expenses incurred in connection with such redemption or, in the event no redemption occurs following delivery of notice of redemption, the failure to consummate any such redemption. The Owner Lessor's failure to consummate such redemption following delivery of such notice shall not constitute a Lease Indenture Event of Default or any other default under the Operative Documents.

               (iii) All of the Notes shall be redeemed, in whole, at such redemption price upon receipt of moneys by the Lease Indenture Trustee as a result of the exercise by the Facility Lessee of its rights to terminate the Facility Lease as a result of an event described in clause (b) of
     Section 14.1 of the Facility Lease.

               (iv) The Lessor Note shall be redeemed in the event of a termination by the Facility Lessee of the Facility Lease with respect to a Unit as a result of an event described in clause (a)(ii) of Section 14.1 of the Facility Lease with respect to such Unit, such redemption to be in part with respect to all Notes in an amount equal to the product of the Unit Percentage for such Unit and the outstanding principal amount of the Notes, plus the Make Whole Premium with respect to the portion of the Notes prepaid.

The Make-Whole Premium, if any, payable with respect to the Notes will be determined by an investment banking institution of national standing in the United States (the "Investment Banker") selected by the Facility Lessee or, if
                    -----------------
the Owner Lessor or the Lease Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the Facility Lease shall have occurred and be continuing, selected by the Owner Lessor.

     (f) If the Owner Lessor elects to redeem Notes, or Notes are otherwise required to be redeemed pursuant to this Section 2.10, the Owner Lessor shall notify the Lease Indenture Trustee in writing of the Redemption Date and the Section of the Indenture pursuant to which the redemption will occur. The Owner Lessor shall give each notice to the Lease Indenture Trustee provided for in this Section 2.10 at least 30 days before the Redemption Date unless the Lease

Indenture Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an opinion of counsel from the Facility Lessee to the effect that such redemption will comply with the conditions herein.

     (g) At least 20 days but not more than 60 days before a Redemption Date, the Lease Indenture Trustee shall deliver notification of such redemption by first-class mail to each Noteholder of Notes to be redeemed at such Noteholder's registered address; provided, that no notice shall be required so long as the applicable Pass Through Trustee and the Lease Indenture Trustee are the same entity. Each such notice shall state:

          (i)    the Redemption Date;

          (ii)   the redemption price;

          (iii)  the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (v) that, unless the Owner Lessor defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

          (vi) the paragraph of the Indenture pursuant to which the Notes called for redemption are being redeemed.

     (h) Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Noteholder shall not affect the validity of the notice to any other Noteholder.

     Section 2.11. Payment of Expenses on Transfer and Issuance of New Notes. Upon the issuance of a new Note or Notes pursuant to Section 2.8, 2.9 or 2.12, the Owner Lessor or the Lease Indenture Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Owner Lessor and the Lease Indenture Trustee for, or to provide funds for, the payment of any tax (including mortgage recording tax) or other governmental charge in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Owner Lessor or the Lease Indenture Trustee.

     Section 2.12.  Additional Lessor Notes.

     (a)  Additional Notes (each, an "Additional Lessor Note") of the Owner
                                      ----------------------
Lessor may be issued under and secured by this Indenture, at any time or from time to time, in addition to the Lessor Notes and subject to the conditions hereinafter provided in this Section 2.12, for cash in the amount equal to the original principal amount of such Additional Lessor Notes, for the purpose of
(i) providing funds in connection with any Supplemental Financing pursuant to
Section 11.1 of the Participation Agreement for the payment of all or any portion of Modifications to the Facility pursuant to Section 8 of the Facility Lease, or (ii) redeeming any previously issued Notes pursuant to an optional refinancing pursuant to Section
11.2 of the Participation Agreement and providing funds for the payment of all reasonable costs and expenses in connection therewith.

     (b) Before any Additional Lessor Notes shall be issued under the provisions of this Section 2.12, the Owner Lessor shall have delivered to the Lease Indenture Trustee, not less than fifteen (15) (unless a shorter period shall be satisfactory to the Lease Indenture Trustee) days nor more than thirty
(30) days prior to the proposed date of issuance of any Additional Lessor Notes, a request and authorization to issue such Additional Lessor Notes, which request and authorization shall include the amount of such Additional Lessor Notes, the proposed date of issuance thereof and a certification that terms thereof are not inconsistent with this Indenture and satisfy the conditions set forth in Section
11.1 or Section 11.2 of the Participation Agreement. Additional Lessor Notes shall have a designation so as to distinguish such Additional Lessor Notes from the Notes theretofore issued, but otherwise shall rank pari passu with all Notes then outstanding, be entitled to the same benefits and security of this Indenture as the other Notes issued pursuant to the terms hereof, be dated the date of original issuance of such Additional Lessor Notes, bear interest at such rates as shall be agreed between the Facility Lessee and the Owner Lessor and indicated in the aforementioned request and authorization, and shall be stated to be payable by their terms not later than the later of (a) the maturity of the then-existing Lease Debt and (b) in the case of Additional Lessor Notes issued pursuant to Section 2.12(a)(i), the date that is two (2) years prior to the last day of the Basic Lease Term.

     (c) The terms, conditions and designations of such Additional Lessor Notes (which shall be consistent with this Indenture) shall be set forth in an indenture supplemental to this Indenture executed by the Owner Lessor and the Lease Indenture Trustee , which supplemental indenture shall also serve as a mortgage modification (which shall be properly recorded) sufficient to assure the Lien of this Indenture shall continue to be a first priority perfected mortgage and security interest on the Indenture Estate for the entire aggregate principal amount of the Notes including any Additional Lessor Notes. Such Additional Lessor Notes shall be executed as provided in Section 2.3 and deposited with the Lease Indenture Trustee for authentication, but before such Additional Lessor Notes shall be authenticated and delivered by the Lease Indenture Trustee there shall be filed with the Lease Indenture Trustee, the Owner Lessor and the Owner Participant the following, all of which shall be dated as of the date of the supplemental indenture:

          (i) a copy of such supplemental indenture (which shall include the form of such Additional Lessor Notes and the certificate of authentication in respect thereof);

          (ii) an Officer's Certificate of the Facility Lessee (A) stating that no Significant Lease Default or Lease Event of Default has occurred and is continuing, (B) stating that the conditions in respect of the issuance of such Additional Lessor Notes contained in this Section 2.12 and Section
     11.1 or Section 11.2, as the case may be, of the Participation Agreement have been satisfied, (C) specifying the amount of the costs and expenses relating to the issuance and sale of such Additional Lessor Notes, and (D) stating that the amount of Period Lease Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Notes then outstanding and Termination Value

     (excluding the Equity Portion of Termination Value) shall in no event be less (when added to all other amounts required to be paid by the Facility Lessee in respect of any early termination of the Facility Lease exclusive of any portion thereof that is an Excepted Payment) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on, all Notes outstanding on and as of such date of payment, after taking into account the issuance of such Additional Lessor Notes and any related redemption of Notes theretofore outstanding;

          (iii) an Officer's Certificate from the Owner Lessor and an Officer's Certificate from the Lessor Manager stating that, to its knowledge, no Indenture Default under clauses (b) through (f) of Section 4.2 or Lease Indenture Event of Default as to the Owner Lessor or the Lessor Manager, as the case may be, has occurred and is continuing;

          (iv) such additional documents, certificates and opinions as shall be reasonably required by the Lease Indenture Trustee, and as shall be reasonably acceptable to the Lease Indenture Trustee;

          (v) a request and authorization to the Lease Indenture Trustee by the Owner Lessor to authenticate and deliver such Additional Lessor Notes to or upon the order of the Person or Persons noted in such request at the address set forth therein, and in such principal amounts as are stated therein, upon payment to the Lease Indenture Trustee, but for the account of the Owner Lessor, of the sum or sums specified in such request and authorization;

          (vi) the consent of the Facility Lessee to such request and authorization; and

          (vii) an opinion of counsel who shall be reasonably satisfactory to the Lease Indenture Trustee, as to the authorization, validity and enforceability of the Additional Lessor Notes and that all conditions hereunder to the authentication and delivery of such Additional Lessor Notes have been complied with.

     (d)  When the documents referred to in the foregoing clauses (i) through
(vii) above shall have been filed with the Lease Indenture Trustee and when the Additional Lessor Notes described in the above mentioned request and authorization shall have been executed and authenticated as required by this Indenture and the related supplemental indenture, the Lease Indenture Trustee shall deliver such Additional Lessor Notes in the manner described in clause (v) above, but only upon payment to the Lease Indenture Trustee of the sum or sums specified in such request and authorization.

     Section 2.13. Restrictions of Transfer Resulting from Federal Securities Laws; Legend. Each Note shall be delivered to the initial Noteholder thereof without registration of such Note under the Securities Act and without qualification of this Indenture under the Trust Indenture Act of 1939. Prior to any transfer of any such Note, in whole or in part, to any Person, the Noteholder thereof shall furnish to the Facility Lessee, the Lease Indenture Trustee and the Owner Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Lease Indenture Trustee, the Owner Lessor and the Facility Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and all Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT.

     Section 2.14. Security for and Parity of Notes. All Notes issued and outstanding hereunder shall rank on a parity with each other and shall as to each other be secured equally and ratably by this Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

     Section 2.15. Acceptance of the Lease Indenture Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Lease Indenture Trustee.

SECTION 3.   RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM INDENTURE
             ESTATE

     Section 3.1.   Distribution of Periodic Lease Rent.

     (a)  Periodic Lease Rent Distribution. Except as otherwise provided in
          --------------------------------
Section 3.2 or 3.3 of this Indenture, each installment of Periodic Lease Rent and any payment of Supplemental Lease Rent constituting interest on overdue installments of Periodic Lease Rent received by the Lease Indenture Trustee shall be distributed by the Lease Indenture Trustee in the following order of priority:

     First, so much of such amounts as shall be required to pay in full the
     -----
     aggregate principal and accrued interest (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due and payable under the Notes shall be distributed to the Noteholders ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the amount of such payment then due and payable under each such Note bears to the aggregate amount of the payments then due and payable under all such Notes; and

     Second, the balance, if any, of such amounts remaining shall be distributed
     ------
     to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

     (b)  Application of Other Amounts Held by the Lease Indenture Trustee upon
          ---------------------------------------------------------------------
Rent Default. If, as a result of any failure by the Facility Lessee to pay
------------
Periodic Lease Rent in full on any date when an installment of Periodic Lease Rent is due there shall not have been distributed on any date (or within any applicable period of grace) pursuant to Section 3.1(a) the full amount then distributable pursuant to clause "First" of Section 3.1(a) of this Indenture,
                                  -----
the Lease Indenture Trustee shall distribute other payments of the character referred to in Sections 3.5 and 3.6 then held by it, or thereafter received by it, to all Noteholders to the extent necessary to enable it to make all the distributions then due pursuant to such clause "First." To the extent the Lease
                                                -----
Indenture Trustee thereafter receives the deficiency in Periodic Lease Rent, the amount so received shall, unless a Lease Indenture Event of Default shall have occurred and be continuing, be applied to restore the amounts held by the Lease Indenture Trustee under
Section 3.5 or 3.6 and distributed pursuant to this Section 3.1(b), as the case may be. The portion of each such payment made to the Lease Indenture Trustee which is to be distributed by the Lease Indenture Trustee in payment of Notes shall be applied in accordance with Section 2.7. Any payment received by the Lease Indenture Trustee pursuant to Section 4.4 as a result of payment by the Owner Lessor of principal or interest or both (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due on all Notes shall be distributed to the Noteholders, ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due and unpaid on all Notes held by each such Noteholder bears to the aggregate amount of the payments then due and unpaid on all Notes outstanding; and the Owner Lessor shall (to the extent of such payment made by it) be subrogated to the rights of the Noteholders under this Section 3.1 to receive the payment of Periodic Lease Rent or Supplemental Lease Rent with respect to which its payment under Sections 4.4(a) and (b) relates, and the payment of interest on account of such Periodic Lease Rent or Supplemental Lease Rent being overdue, to the extent provided in and subject to the provisions of Sections 4.4(a) and (b).

     (c)  Retention of Amounts by the Lease Indenture Trustee. If at the time of
          ---------------------------------------------------
receipt by the Lease Indenture Trustee of an installment of Periodic Lease Rent (whether or not then overdue) or of payment of interest on any overdue installment of Periodic Lease Rent, there shall have occurred and be continuing a Lease Indenture Event of Default, the Lease Indenture Trustee shall retain such installment of Periodic Lease Rent or payment of interest (to the extent not then required to be distributed pursuant to clause "First" of Section
                                                        -----
3.1(a)) as part of the Indenture Estate and shall not distribute any such payment of Periodic Lease Rent or interest pursuant to clause "Second" of
                                                               ------
Section 3.1(a) until such time as the Lease Indenture Trustee shall have received notice that there shall not be continuing any such Lease Indenture Event of Default or until such time as the Lease Indenture Trustee shall have received written instructions from a Majority in Interest of Noteholders to make such a distribution; provided that such amounts must be returned to the Owner Lessor within six (6) months from the receipt thereof by the Lease Indenture Trustee (or in the case of a Lease Indenture Event of Default caused by the Facility Lessee's failure to pay the Periodic Rent, the date the Lease Indenture Trustee is permitted to exercise remedies under Section 4.3(e)) unless (i) the Lease Indenture Trustee has declared the unpaid principal of all Notes due and payable (or such amounts shall have automatically become due and payable), pursuant to Section 4.3(a) and, unless the Lease Indenture Trustee is not permitted to pursue remedies pursuant to Section 4.3(d), the Lease Indenture Trustee is diligently pursuing any dispossessory remedies available under
Section 4.3 or (ii) any other Lease Indenture Event of Default shall have occurred during the intervening period and be continuing, in which case, such six-month period will be restarted from the date such other Lease Indenture Event of Default shall have occurred. Upon the cure or waiver of such Lease Indenture Event of Default, withheld Periodic Lease Rent shall, subject to clause (ii) of the immediately preceding sentence, be distributed to the Owner Lessor (to the extent that all payments to be distributed pursuant to clause "First" of Section 3.1(a) have been made), and no further withholding of Periodic Lease Rent on account of such Lease Indenture Event of Default shall be effected.

     Section 3.2.   Payments Following Event of Loss or Other Early Termination.

     (a) Any payment received by the Lease Indenture Trustee as a result of (i) an Event of Loss (other than a Regulatory Event of Loss in respect of which the Facility Lessee shall, pursuant to Section 2.10(b), assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First"
                                                                        -----
and "Fourth" below shall be applicable), (ii) an early termination of the
     ------
Facility Lease pursuant to Section 13 thereof (other than a termination in respect of which the Facility Lessee shall, pursuant to Section 2.10(b) assume the obligations and liabilities of the Owner Lessor hereunder, in which event only clauses "First" and "Fourth" below shall be applicable), or (iii) any early
              -----       ------
termination of the Facility Lease, in whole or in part, pursuant to Section 14 thereof, shall be distributed on the applicable Redemption Date to the extent of available funds, in the following order of priority:

     First, so much of such payments and amounts as shall be required to
     -----
     reimburse the Lease Indenture Trustee for any unpaid fees for its services under this Indenture and any reasonable expense (including any reasonable legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Lease Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Lease Indenture Trustee for application to itself;

     Second, so much of such payment remaining as shall be required to pay in
     ------
     full the applicable redemption price (as described in Section 2.10(a) or 2.10(e) or any supplemental indenture hereto) (including, interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) which shall be distributed to the applicable Noteholders, in each case ratably, without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such Noteholder, plus the premium, if any, and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such Noteholders, together with premium, if any, plus accrued but unpaid interest thereon to the date of scheduled distribution;

     Third, so much of such payments and amounts as shall be required to pay the
     -----
     then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes that this Indenture by its terms secures shall be distributed to such existing or prior Noteholders, ratably to each such Noteholder, without priority of any such Noteholder over any other, in the proportion that the amount of such payments or amounts to which each such Noteholder is so entitled bears to the aggregate amount of such payments and amounts to which all such Noteholders are so entitled; and

     Fourth, the balance, if any, of such payment remaining shall be distributed
     ------
     to the Owner Lessor for distribution in accordance with the LLC Agreement.

     Section 3.3. Payments After Lease Indenture Event of Default. All payments received and all amounts held or realized by the Lease Indenture Trustee after a Lease Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Lease Indenture Trustee from the exercise of any remedies pursuant to Section 17 of the Facility Lease or from the application of Section 4.3 hereof) and after either (a) the Lease Indenture Trustee has declared the Facility Lease to be in default pursuant to
Section 17 thereof or (b) the Lessor Notes shall have been declared or shall automatically have become due and payable, together with all payments or amounts then held or thereafter received by the Lease Indenture Trustee hereunder, shall, so long as such declaration shall not have been rescinded, be distributed forthwith by the Lease Indenture Trustee in the following order of priority:

     First, so much of such payments and amounts as shall be required to
     -----
     reimburse the Lease Indenture Trustee for any unpaid fees for its services under this Indenture and any reasonable expense (including any reasonable legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with its duties as the Lease Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Lease Indenture Trustee for application to itself;

     Second, so much of such payment remaining as shall be required to pay the
     ------
     aggregate unpaid principal amount of all Notes then outstanding and all accrued but unpaid interest on such Notes to the date of such distribution (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) shall be distributed to the Noteholders, in each case ratably without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each Noteholder and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by the Noteholders and accrued but unpaid interest thereon to the date of scheduled distribution to the Noteholders;

     Third, so much of such payments and amounts as shall be required to pay the
     -----
     then existing or prior Noteholders all other amounts then payable and unpaid to them as existing or prior Noteholders that this Indenture by its terms secures shall be distributed to such existing or prior Noteholders, ratably to each Noteholder, without priority of any Noteholder over any other, in the proportion that the amount of such payments or amounts to which each Noteholder is so entitled bears to the aggregate amount of such payments and amounts to which all Noteholders are so entitled; and

     Fourth, the balance, if any, of such payments and amounts remaining shall
     ------
     be distributed to the Owner Lessor for distribution by it in accordance with the terms of the LLC Agreement.

     Section 3.4. Investment of Certain Payments Held by the Lease Indenture Trustee. Upon the written direction and at the risk and expense of the Facility Lessee, the Lease Indenture Trustee shall invest and reinvest any moneys held by the Lease Indenture Trustee pursuant to Section 3.1(c), 3.5 or 3.6 in such Permitted Instruments as may be specified in such direction. The proceeds received upon the sale or at maturity of any Permitted Instrument and any interest received on such Permitted Instrument and any payment in respect of a deficiency contemplated by the following sentence shall be held as part of the Indenture Estate and applied by the Lease Indenture Trustee in the same manner as the moneys used to buy such Permitted Instrument, and any Permitted Instrument may be sold (without regard to maturity date) by the Lease Indenture Trustee whenever necessary to make any payment or distribution required by this
Section 3. If
the proceeds received upon the sale or at maturity of any Permitted Instrument (including interest received on such Permitted Instrument) shall be less than the cost thereof (including accrued interest), the Facility Lessee will pay or cause to be paid to the Lease Indenture Trustee an amount equal to such deficiency.

     Section 3.5. Application of Certain Other Payments. Except as otherwise provided in Section 3.1(b) or 3.1(c), any payment received by the Lease Indenture Trustee for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Indenture, shall, unless a Lease Indenture Event of Default shall have occurred and be continuing, be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document. If at the time of the receipt by the Lease Indenture Trustee of any payment referred to in the preceding sentence there shall have occurred and be continuing a Lease Indenture Event of Default, the Lease Indenture Trustee shall hold such payment as part of the Indenture Estate, but the Lease Indenture Trustee shall, except as otherwise provided in
Section 3.1(b) or 3.1(c), cease to hold such payment and shall apply such payment to the purpose for which it was made in accordance with the terms of such Operative Document if and whenever there is no longer continuing any Lease Indenture Event of Default; provided, however, that any such payment received by the Lease Indenture Trustee which is payable to the Facility Lessee shall not be held by the Lease Indenture Trustee unless a Significant Lease Default or Lease Event of Default shall have occurred and be continuing.

     Section 3.6.   Other Payments. Except as otherwise provided in Section 3.5:

     (a) any payment received by the Lease Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, the Facility Lease or elsewhere in this Section 3; and

     (b) all payments received and amounts realized by the Lease Indenture Trustee with respect to the Indenture Estate (including all amounts realized after the termination of the Facility Lease), to the extent received or realized at any time after payment in full of the principal of and, premium, if any, and interest on all Notes then outstanding and all other amounts due the Lease Indenture Trustee or the Noteholders, as well as any other amounts remaining as part of the Indenture Estate after such payment in full of the principal of, premium, if any, and interest on all Notes outstanding;

shall be distributed forthwith by the Lease Indenture Trustee in the order of priority set forth in Section 3.3, omitting clause "Second" thereof.
                                                    ------

     Section 3.7. Excepted Payments. Notwithstanding any other provision of this Indenture including this Section 3 or any provision of any of the Operative Documents to the contrary, any Excepted Payments received or held by the Lease Indenture Trustee at any time shall promptly be paid or distributed by the Lease Indenture Trustee to the Person or Persons entitled thereto.

     Section 3.8. Distributions to the Owner Lessor. Unless otherwise directed in writing by the Owner Lessor, all amounts from time to time distributable by the Lease Indenture Trustee to the Owner Lessor in accordance with the provisions hereof shall be paid by the Lease Indenture Trustee in immediately available funds to the Owner Lessor's Account.

     Section 3.9. Payments Under Assigned Documents. Notwithstanding anything to the contrary contained in this Indenture, until the discharge and satisfaction of the Lien of this Indenture, all payments due or to become due under any Assigned Document to the Owner Lessor (except so much of such payments as constitute Excepted Payments or insurance proceeds, which insurance proceeds shall be applied in accordance with Section 11.7 of the Facility Lease) shall be made directly to the Lease Indenture Trustee's Account and the Owner Lessor shall give all notices as shall be required under the Assigned Documents to direct payment of all such amounts to the Lease Indenture Trustee hereunder. The Owner Lessor agrees that if it should receive any such payments directed to be made to the Lease Indenture Trustee or any proceeds for or with respect to the Indenture Estate or as the result of the sale or other disposition thereof or otherwise constituting a part of the Indenture Estate to which the Owner Lessor is not entitled hereunder, it will promptly forward such payments to the Lease Indenture Trustee or in accordance with the Lease Indenture Trustee's instructions. The Lease Indenture Trustee agrees to apply payments from time to time received by it (from the Facility Lessee, the Owner Lessor or otherwise) with respect to the Facility Lease, any other Assigned Document or the Facility in the manner provided in Section 2.7 hereof and this Section 3.

     Section 3.10. Disbursement of Amounts Received by the Lease Indenture Trustee. Subject to the last sentence of this Section 3.10 and Section 3.2, amounts to be distributed by the Lease Indenture Trustee pursuant to this
Section 3 shall be distributed on the date such amounts are actually received by the Lease Indenture Trustee. Notwithstanding anything to the contrary contained in this Section 3, in the event the Lease Indenture Trustee shall be required or directed to make a payment under this Section 3 on the same date on which such payment is received, any amounts received by the Lease Indenture Trustee after 11:00 a.m., New York City time, or on a day other than a Business Day, may be distributed on the next succeeding Business Day.

SECTION 4. COVENANTS OF OWNER LESSOR; DEFAULTS; REMEDIES OF LEASE INDENTURE TRUSTEE

     Section 4.1.   Covenants of Owner Lessor. The Owner Lessor hereby covenants
                    -------------------------
and agrees as follows:

     (a) subject to Section 2.5, the Owner Lessor agrees to make restitution to the Indenture Estate for any actual diminution of the assets of the Indenture Estate resulting from Owner Lessor Liens attributable to it;

     (b) the Owner Lessor will deliver a signed copy of any amendment or supplement to the LLC Agreement to the Lease Indenture Trustee and the Facility Lessee (and this Indenture and the Indenture Estate shall not be affected by any action taken under or in respect of the LLC Agreement except as otherwise provided or permitted by this Indenture).

     (c) The Owner Lessor will not take any action or enforce any right with respect to a Lease Event of Default which is not a Lease Indenture Event of Default as a result of the parenthetical in clause (a) of Section 4.2, pursuant to Section 17 of the Lease or otherwise, other than (i) the declaration of such a Lease Event of Default, (ii) in the case of Excepted Payments, the right to demand and receive, and to commence action for, payment thereof but shall have no right to any such payment against the Indenture Estate and (iii) in the case of the Lessee's insurance obligations under Section 11 of the Lease, the right to demand performance thereof and to commence an action seeking specific performance thereof.

     Section 4.2.   Occurrence of Lease Indenture Event of Default.  Subject to
Section 4.4, the term "Lease Indenture Event of Default," wherever used herein,
                       --------------------------------
shall mean any of the following events (whatever the reason for such Lease Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) any Lease Event of Default (other than (i) a Lease Event of Default arising from the failure of the Facility Lessee to pay any amount which shall constitute an Excepted Payment, (ii) a Lease Event of Default in consequence of the Facility Lessee's failure to maintain the insurance required by Section 11 of the Facility Lease so long as the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice, unless, in either case, such Lease Event of Default is deemed to constitute a Lease Indenture Event of Default by both of the Owner Lessor and the Lease Indenture Trustee; or

          (b) the Owner Lessor shall fail (other than as a result of a Lease Event of Default) to make any payment in respect of (i) the principal of, or premium, if any, or interest on, the Notes within five (5) Business Days after the same shall have become due or (ii) any other payment under the Notes or this Indenture within thirty (30) Business Days after receipt by the Owner Lessor of written demand therefor from the Lease Indenture Trustee; or

          (c) the Owner Lessor, the Owner Participant or OP Guarantor shall fail to perform any covenant contained in any Operative Document to which it is a party (other than with respect to (i) in the case of the Owner Lessor, any material covenant contained in clause (b) of this Section 4.2 or (ii) the Exempt Facilities Agreement) in any material respect, which failure shall continue unremedied for 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to 180 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

          (d) any material representation or warranty made by the Owner Lessor, the Owner Participant or OP Guarantor contained in any Operative Document to which it is a party (other than, in the case of the Owner Participant, any representation or warranty contained in Section 3.4(i) of the Participation Agreement, and provided that, in the case of the OP Guarantor, the OP Guaranty has not been terminated or released) shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of 30 days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 120 days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period;

     (e) the Owner Participant, the Owner Lessor or the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or
(iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

     (f) an involuntary case or other proceeding shall be commenced against the Owner Participant, the Owner Lessor or the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Owner Lessor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

     Section 4.3.  Remedies of the Lease Indenture Trustee.

     (a) In the event that a Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee in its discretion may, or upon receipt of written instructions from a Majority in Interest of Noteholders shall, declare, by written notice to the Owner Lessor and the Owner Participant, the unpaid principal amount of all Notes, with accrued interest and premium, if any, thereon, to be immediately due and payable, upon which declaration such principal amount and such accrued interest and premium, if any, shall immediately become due and payable (except in the case of a Lease Indenture Event of Default under Section 4.2(e) or (f), such principal and interest shall automatically become due and payable immediately without any such declaration or notice) without further act or notice of any kind.

     (b) (i) If a Lease Indenture Event of Default shall have occurred and be continuing, then and in every such case, the Lease Indenture Trustee, as assignee under the Facility Lease or hereunder or otherwise, may, and where required pursuant to the provisions of Section 5 shall, upon written notice to the Owner Lessor, exercise any or all of the rights and powers and pursue any or all of the remedies pursuant to this Section 4 and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, any and all of the remedies provided pursuant to this Section 4 and Section 17 of the Facility Lease and may take possession of all or any part of the Indenture Estate and may exclude therefrom the Owner Participant, the Owner Lessor and, in the event such Lease Indenture Event of Default shall be a Lease Event of Default, the Facility Lessee and all persons claiming under them, and may exercise all remedies available to a secured party under the Uniform Commercial Code or any other provision of Applicable Law. The

Lease Indenture Trustee may proceed to enforce the rights of the Lease Indenture Trustee and of the Noteholders by directing payment to it of all moneys payable under any agreement or undertaking constituting a part of the Indenture Estate, by proceedings in any court of competent jurisdiction to recover damages for the breach hereof.

     (ii) In addition, subject to paragraph (d) of this Section 4.3, upon the occurrence of any Lease Indenture Event of Default, the Lease Indenture Trustee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Owner Lessor and in and to the Indenture Estate, including, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Lease Indenture Trustee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Lease Indenture Trustee:

               A. The Lease Indenture Trustee may (1) institute and maintain an action of mortgage foreclosure against all or any part of the Indenture Estate, (2) institute and maintain an action on the Notes, (3) sell all or part of the Indenture Estate (the Owner Lessor hereby expressly grants to the Lease Indenture Trustee the power of sale), or (4) take such other action at law or in equity for the enforcement of this Indenture or any of the Assigned Documents permitted under Applicable Law. The Lease Indenture Trustee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Overdue Rate and all costs of suit, including, reasonable attorneys' fees and disbursements. Interest at the Overdue Rate shall be due on any judgment obtained by the Lease Indenture Trustee from the date of judgment until actual payment is made of the full amount of the judgment.

               B. The Lease Indenture Trustee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Indenture Estate or any other collateral as security for the Secured Indebtedness enter into and upon the Indenture Estate and each and every part thereof and exclude the Owner Lessor and its agents and employees therefrom without liability for trespass, damage or otherwise (the Owner Lessor hereby agreeing to surrender possession of the Indenture Estate to Lease Indenture Trustee upon demand at any such time) and, subject to
                    Section 4.3(f), to use, operate, manage, maintain and control the Indenture Estate and every part thereof. Following such entry and taking of possession, the Lease Indenture Trustee shall be entitled, without limitation, (x) to lease all or any part or parts of the Indenture Estate for such periods of time and upon such conditions as Lease Indenture Trustee may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease on the Facility Site and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Indenture Estate as the

                    Lease Indenture Trustee shall deem appropriate as fully as Owner Lessor might do.

                C. Subject to the Excepted Payments and Excepted Rights, the Lease Indenture Trustee may proceed to exercise all rights, privileges and remedies of the Owner Lessor under the Facility Lease and the Lessee Guaranty and may exercise all such rights and remedies either in the name of the Lease Indenture Trustee or in the name of the Owner Lessor for the use and benefit of the Lease Indenture Trustee.

          (iii) In case of a foreclosure sale, the Facility and the leasehold estate in the Ground Interest may be sold, at Lease Indenture Trustee's election, in one parcel or in more than one parcel and Lease Indenture Trustee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Indenture Estate to be held.

          (iv) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Indenture, and notwithstanding any exculpatory or non-recourse language which may be contained herein, the Lease Indenture Trustee shall be entitled to enjoin such breach by the Owner Lessor and to obtain specific performance by the Owner Lessor of any covenant, agreement, term or condition and the Lease Indenture Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Indenture.

          (v) the Lease Indenture Trustee may, to the extent permitted by Applicable Law, either with or without entry or taking possession of the Indenture Estate as provided in this Indenture or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Indenture, sell the Indenture Estate or any part thereof pursuant to any procedures provided by applicable law, including, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto), and all estate, right, title, interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by Applicable Law.

          (c) All rights of action and rights to assert claims under this Indenture or under any of the Notes may be enforced by the Lease Indenture Trustee without the possession of the Notes at any trial or other proceedings instituted by the Lease Indenture Trustee, and any such trial or other proceedings shall be brought in its own name as mortgagee of an express trust, and any recovery or judgment shall be for the ratable benefit of the Noteholders as herein provided. In any proceedings brought by the Lease Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Lease Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Persons parties to such proceedings.

     (d) Anything herein to the contrary notwithstanding, neither the Lease Indenture Trustee nor any Noteholder shall at any time, including at any time when a Lease Indenture Event of Default shall have occurred and be continuing and there shall have occurred and be continuing a Lease Event of Default, be entitled to exercise any remedy under or in respect of this Indenture which could or would divest the Owner Lessor of title to, or its ownership interest in, any portion of the Indenture Estate unless, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default, the Lease Indenture Trustee shall have, to the extent it is then entitled to do so hereunder and is not then stayed or otherwise prevented from doing so by operation of law, commenced the exercise of one or more remedies under the Facility Lease intending to dispossess the Facility Lessee of the Facility and is using good faith efforts in the exercise of such remedies (and not merely asserting a right or claim to do so); provided that if the Lease Indenture Trustee is then stayed or otherwise prevented by operation of law from exercising such remedies, the Lease Indenture Trustee will not divest the Owner Lessor of title to any portion of the Indenture Estate until the earlier of (i) the expiration of the 180-day period following the commencement of such stay or other prevention or (ii) the date of repossession of the Facility under the Facility Lease.

     (e) Anything herein to the contrary notwithstanding, in the case of a Lease Indenture Event of Default as a consequence of a Lease Event of Default under Section 16(a) of the Facility Lease with respect to the Equity Portion of Periodic Rent only, the Lease Indenture Trustee shall not, so long as no other Lease Indenture Event of Default shall have occurred and be continuing, be entitled to exercise remedies under this Indenture for a period of 180 days unless the Owner Lessor or the Owner Participant consents to the declaration of a Lease Event of Default under the Facility Lease by the Lease Indenture Trustee.

     (f) Any provisions of the Facility Lease or this Indenture to the contrary notwithstanding, if the Facility Lessee shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Lease Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of such Excepted Payment or to declare a Lease Event of Default under Section 16 of the Facility Lease solely to enforce such obligations in respect of any Excepted Payments.

     (g) Anything contained herein to the contrary notwithstanding, prior to the exercise of remedies hereunder that would involve the sale, lease or other transfer of the Facility to any Person other than the Owner Lessor or the Facility Lessee (including to the Lease Indenture Trustee or any special purpose entity that may be formed for such purpose in connection with a repossession of the Facility), the Lease Indenture Trustee or such special purpose entity shall
(1) give required notice of such sale or other transfer to Central Hudson, as required by the Exempt Facilities Agreement, (2) obtain any required consent under the Interconnection Agreement, and (3) become a party to, or enter into agreements substantially similar to, each of the following: (A) the Exempt Facilities Agreement; (B) Assignment and Reassignment of Facilities Agreement; and (C) the Shared Facilities Agreement.

     (h) No recovery of any judgment by the Lease Indenture Trustee and no levy of an execution under any judgment upon the Indenture Estate or upon any other property of the Owner Lessor's shall affect the Lien of this Indenture or any Liens, rights, powers or remedies of the Lease Indenture Trustee hereunder, and such Liens, rights, powers and remedies shall continue unimpaired

     Section 4.4.  Right to Cure Certain Lease Events of Default.

     (a) If the Facility Lessee shall fail to make any payment of Periodic Lease Rent due on any Rent Payment Date when the same shall have become due, and if such failure of such Facility Lessee to make such payment of Periodic Lease Rent shall not constitute more than the fourth consecutive failure or more than the eighth cumulative failure of the Facility Lessee, then the Owner Lessor may (but need not) pay to the Lease Indenture Trustee, at any time prior to the expiration of ten (10) Business Days after the Owner Lessor and the Owner Participant shall have received notice from the Lease Indenture Trustee or have Actual Knowledge of the failure of the Facility Lessee to make such payment of Periodic Lease Rent, an amount equal to the principal of, premium, if any, and interest on the Notes, then due (otherwise than by declaration of acceleration) on such Rent Payment Date, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Lessor shall be deemed (for purposes of this Indenture) to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of such Facility Lessee.

     (b) If the Facility Lessee shall fail to make any payment of Supplemental Lease Rent when the same shall become due or otherwise fail to perform any obligation under the Facility Lease or any other Operative Document, then the Owner Lessor may (but need not) make such payment (to the extent of the amount of principal of, and premium, if any, and interest on, the Notes then due (otherwise than by declaration of acceleration)) on the date such Supplemental Lease Rent was payable, together with any interest due thereon on account of the delayed payment thereof, or perform such obligation at any time prior to the expiration of ten (10) Business Days after the Owner Lessor and Owner Participant shall have received notice of the occurrence of such failure, and such payment or performance by the Owner Lessor shall be deemed (for purposes of this Indenture) to have cured any Lease Indenture Event of Default which arose or would have arisen from such failure of the Facility Lessee.

     (c) So long as this Indenture has not been terminated, the Owner Lessor, upon exercising its rights under paragraph (a) or (b) of this Section 4.4 to cure the Facility Lessee's failure to pay Periodic Lease Rent or Supplemental Lease Rent or to perform any other obligation under the Facility Lease or any other Operative Document, shall not obtain any Lien on any part of the Indenture Estate on account of such payment or performance nor, except as expressly provided in the next sentence, pursue any claims against the Facility Lessee or any other party, for the repayment thereof if such claims would impair the prior right and security interest of the Lease Indenture Trustee in and to the Indenture Estate. Upon such payment or performance by the Owner Lessor, the Owner Lessor shall (to the extent of such payment made by it and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon and so long as no Lease Indenture Payment Default, Lease Indenture Bankruptcy Default or Lease Indenture Event of Default hereunder shall have occurred and be continuing) be subrogated to the rights of the Lease Indenture Trustee and the Noteholders to receive the payment of Periodic Lease Rent or Supplemental Lease Rent, as the case may be, with respect to which the Owner Lessor made such payment and interest on account of such Periodic Lease Rent Payment or Supplemental Lease Rent payment being overdue in the manner set forth in the next two sentences. If the Lease Indenture Trustee shall thereafter receive such payment of Periodic Lease Rent, Supplemental Rent or such interest, the Lease Indenture Trustee shall, notwithstanding the requirements of Section 3.1, forthwith, remit such payment of Periodic Lease Rent or Supplemental Lease Rent, as the case may be (to the extent of the payment made by the Owner Lessor pursuant to this Section 4.4) and such interest to the Owner Lessor in reimbursement for the funds so advanced by it, provided that if (i) any Lease Indenture Payment Default, Lease Indenture Bankruptcy Default or Lease Indenture Event of Default hereunder shall have occurred and be continuing or (ii) any payment of principal, interest, or premium, if any, on any Note then shall be overdue, such payment shall not be remitted to the Owner Lessor but shall be held by the Lease Indenture Trustee as security for the obligations secured hereby and distributed in accordance with Section 3.1. The Owner Lessor shall not attempt to recover any amount paid by it on behalf of the Facility Lessee pursuant to this Section 4.4 except by demanding of the Facility Lessee or Lessee Guarantor payment of such amount or by commencing an action against the Facility Lessee or Lessee Guarantor for the payment of such amount, and except where a Lease Indenture Event of Default (other than a Lease Event of Default) has occurred and is continuing, the Owner Lessor shall be entitled to receive the amount of such payment and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon from the Facility Lessee or Lessee Guarantor (but neither the Owner Lessor nor the Owner Participant shall have any right to collect such amounts by exercise of any of the remedies under Section 17 of the Facility Lease) or, if paid by the Facility Lessee or Lessee Guarantor to the Lease Indenture Trustee, from the Lease Indenture Trustee to the extent of funds actually received by the Lease Indenture Trustee.

     (d) Until the expiration of the period during which the Owner Lessor shall be entitled to exercise rights under paragraph (a) or (b) of this Section 4.4 with respect to any failure by the Facility Lessee referred to therein, neither the Lease Indenture Trustee nor any Noteholder shall take or commence any action it would otherwise be entitled to take or commence as a result of such failure by the Facility Lessee, whether under this Section 4 or Section 17 of the Facility Lease or otherwise.

     (e) Each Noteholder agrees, by acceptance of its Note, that if (i) (A) a Lease Indenture Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least 90 days without the Notes having been accelerated or the Lease Indenture Trustee having exercised any remedy under the Facility Lease intended to dispossess the Facility Lessee of the Facility, (B) the Notes have been accelerated pursuant to
Section 4.3(a) and such acceleration has not theretofore been rescinded, or (C) an Enforcement Notice giving notice of the intent of the Lease Indenture Trustee to foreclose on the Facility or otherwise dispossess the Facility Lessee of the Facility has been given pursuant to Section 5.1 within the previous 30 days,
(ii) no Lease Indenture Event of Default of the nature described in any of clauses (b) through (f) of Section 4.2 (other than solely as the result of the occurrence of a Lease Event of Default) shall have occurred and be continuing and (iii) the Owner Lessor shall give written notice to the Lease Indenture Trustee of the Owner Lessor's intention to purchase all of the Notes in accordance with this paragraph, then, upon receipt within ten (10) Business Days after such notice from the Owner Lessor of an amount equal to the sum of (x) the aggregate unpaid principal amount of any unpaid Notes then held by the Noteholders, together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest), plus (y) the aggregate amount, if any, of all sums which, if Section 3.3 were then applicable, such Noteholder would be entitled to be paid before any payments were to be made to the Owner Lessor but excluding (z) any premium, such Noteholder will forthwith sell, assign, transfer and convey to the Owner Lessor (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture, all Notes held by such Noteholder and the Assigned Documents, and the Owner Lessor shall thereupon assume all such Noteholder's rights and obligations in such documents; provided, that no such holder shall be required to so convey unless (X) the Owner Lessor shall have simultaneously tendered payment on all other Notes issued by the Owner Lessor at the time outstanding pursuant to this paragraph and (Y) such conveyance is not in violation of any Applicable Law. All charges and expenses required to be paid in connection with the issuance of any new Note or Notes in connection with this paragraph shall be borne by the Owner Lessor.

     Section 4.5. Rescission of Acceleration. If at any time after the outstanding principal amount of the Notes shall have become due and payable by acceleration pursuant to Section 4.3, (a) all amounts of principal, premium, if any, and interest which are then due and payable in respect of all the Notes otherwise than as a result of such acceleration pursuant to Section 4.3 shall have been paid in full, together with interest on all such overdue principal and (to the extent permitted by Applicable Law) overdue interest at the rate or rates specified in the Notes, and an amount sufficient to cover all reasonable costs and expenses of collection incurred by or on behalf of the holders of the Notes (including counsel fees and expenses and all expenses and reasonable compensation of the Lease Indenture Trustee) and (b) every other Lease Indenture Event of Default shall have been remedied, then a Majority in Interest of Noteholders may, by written notice or notices to the Owner Lessor, the Lease Indenture Trustee and the Facility Lessee, rescind and annul such acceleration and any related declaration of default under the Facility Lease and their respective consequences, but no such rescission and annulment shall extend to or affect any subsequent Lease Indenture Event of Default or impair any right consequent thereon, and no such rescission and annulment shall require any Noteholder to repay any principal or interest actually paid as a result of such acceleration.

     Section 4.6.  Return of Indenture Estate, Etc.

     (a) If at any time the Lease Indenture Trustee has the right to take possession of the Indenture Estate pursuant to Section 4.3, at the request of the Lease Indenture Trustee, the Owner Lessor promptly shall (i) execute and deliver to the Lease Indenture Trustee such instruments of title and other documents and (ii) make all such demands and give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, in each case as the Lease Indenture Trustee may reasonably deem necessary or advisable to enable the Lease Indenture Trustee or an agent or representative designated by the Lease Indenture Trustee, at such time or times and place or places as the Lease Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate the possession of which the Lease Indenture Trustee shall at the time be entitled to hereunder. If the Owner Lessor shall for any reason fail to execute and deliver such instruments and documents after such request by the Lease Indenture Trustee, the Lease Indenture Trustee may (x) obtain a judgment conferring on the Lease Indenture Trustee the right to immediate possession and requiring the Owner Lessor to execute and deliver such instruments and documents to the Lease Indenture Trustee, to the entry of which judgment the Owner Lessor hereby specifically consents, and (y) pursue all or any part of the Indenture Estate wherever it may be found and enter any of the premises wherever all or part of the Indenture Estate may be or is supposed to be and search for all or part of the Indenture Estate and take possession of and remove all or part of the Indenture Estate.

     (b) Upon every such taking of possession, the Lease Indenture Trustee may, from time to time, as a charge against proceeds of the Indenture Estate, make all such expenditures with respect to the Indenture Estate as it may deem proper. In each such case, the Lease Indenture Trustee shall have the right to deal with the Indenture Estate and to carry on the business and exercise all rights and powers of the Owner Lessor relating to the Indenture Estate, as the Lease Indenture Trustee shall deem best, and, the Lease Indenture Trustee shall be entitled to collect and receive all rents (including Periodic Lease Rent and Supplemental Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof (without prejudice to the right of the Lease Indenture Trustee under any provision of this Indenture to collect and receive cash held by, or required to be deposited with, the Lease Indenture Trustee hereunder) and to apply the same to the management of or otherwise dealing with the Indenture Estate and of conducting the business thereof, and of all expenditures with respect to the Indenture Estate and the making of all payments which the Lease Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Lessor and the Facility Lessee relating to the Indenture Estate and the Operative Documents), or under any provision of, this Indenture, as well as just and reasonable compensation for the services of the Lease Indenture Trustee and of all Persons properly engaged and employed by the Lease Indenture Trustee.

     Section 4.7. Right of Lease Indenture Trustee to Credit Sale. Upon the occurrence of any sale made under this Indenture, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Lease Indenture Trustee may bid for and acquire the Indenture Estate or any part thereof. In lieu of paying cash therefor, to the extent permitted by Applicable Law, the Lease Indenture Trustee may make settlement for the purchase price by crediting upon the Secured Indebtedness or other sums secured by this Indenture the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums that the Lease Indenture Trustee is authorized to deduct under this Indenture. In such event, this Indenture, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Secured Indebtedness as having been paid.

     Section 4.8. Appointment of Receiver. If the outstanding principal amount of the Notes shall have been declared due and payable pursuant to Section 4.3, as a matter of right, the Lease Indenture Trustee, unless otherwise required by Applicable Law, and without regard to the adequacy or inadequacy of the Indenture Estate or any other collateral as security for the Secured Indebtedness or the interest of Owner Lessor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Indenture Estate, and the Owner Lessor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by Applicable Law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Lease Indenture Trustee in case of entry as provided in this Indenture, including and to the extent permitted by Applicable Law, the right to enter into leases of all or any part of the Indenture Estate, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Indenture Estate unless such receivership is sooner terminated.

     Section 4.9. Waiver of Various Rights by the Owner Lessor. The Owner Lessor hereby waives and agrees, to the extent permitted by Applicable Law, that it will never seek or derive any benefit or advantage from any of the following, whether now existing or hereafter in effect, in connection with any proceeding under or in respect of this Lease Indenture:

     (a)  any stay, extension, moratorium or other similar law;

     (b) any law providing for the valuation of or appraisal of any portion of the Indenture Estate in connection with a sale thereof; or

     (c) any right to have any portion of the Indenture Estate or other security for the Notes marshaled.

The Owner Lessor covenants not to hinder, delay or impede the exercise of any right or remedy under or in respect of this Lease Indenture except as permitted by Section 4.4, and agrees, to the extent permitted by Applicable Law, to suffer and permit its exercise as though no laws or rights of the character listed above were in effect.

     Section 4.10. Discontinuance of Proceedings. In case the Lease Indenture Trustee or any Noteholder shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lease Indenture Trustee or the Noteholder, then and in every such case the Owner Lessor, the Lease Indenture Trustee and the Facility Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Lease Indenture Trustee or the Noteholder shall continue as if no such proceedings had taken place.

     Section 4.11. No Action Contrary to a Facility Lessee's Rights Under the Facility Lease. Notwithstanding any other provision of any of the Operative Documents, so long as the Facility Lease shall not have been declared (or deemed to have been declared) in default, the Lease Indenture Trustee shall not take or cause to be taken any action contrary to the right of the Facility Lessee under the Facility Lease, including its rights, to quiet use and possession of the Facility under the Facility Lease.

     Section 4.12. Right of the Lease Indenture Trustee to Perform Covenants, Etc. If the Owner Lessor shall fail to make any payment or perform any act required to be made or performed by it hereunder or under the Facility Lease, the Site Lease, the Site Sublease, the Assignment and Reassignment of Facility Agreements, or the Participation Agreement, or if the Owner Lessor shall fail to release any Lien affecting the Indenture Estate which it is required to release by the terms of this Indenture or the Participation Agreement or the LLC Agreement, the Lease Indenture Trustee, without notice to or demand upon the Owner Lessor and without waiving or releasing any obligation or defaults may (but shall be under no obligation to, and, except as provided in the last sentence hereof, shall incur no liability in connection therewith) at any time thereafter make such payment or perform such act for the account and at the expense of the Indenture Estate and may take all such action with respect thereto (including entering upon the Facility Site or any part thereof for such purpose) as may be necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by the Lease Indenture Trustee and all costs and expenses (including legal fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Indenture Estate to the Lease Indenture Trustee on demand. The Lease Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Lease Indenture Trustee.

     Section 4.13. Further Assurances. The Owner Lessor covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall be reasonably requested by the Lease Indenture Trustee for the purpose of fully carrying out and effectuating this Indenture and the intent hereof.

     Section 4.14. Waiver of Past Defaults. Any past Lease Indenture Event of Default and its consequences may be waived by the Lease Indenture Trustee, except a Lease Indenture Event of Default (a) in the payment of the principal of, premium, if any, and or interest on any Note, subject to the provisions of Sections 5.1 and 8.1, or (b) in respect of a covenant or provision hereof which, under Section 8.2, cannot be modified or amended without the consent of each Noteholder. Upon any such waiver and subject to the terms of such waiver, such Lease Indenture Event of Default shall cease to exist, and any other Lease Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Lease Indenture Event of Default or impair any right consequent thereon.

SECTION 5. DUTIES OF LEASE INDENTURE TRUSTEE; CERTAIN RIGHTS AND DUTIES OF OWNER LESSOR

     Section 5.1. Notice of Action Upon Lease Indenture Event of Default. The Lease Indenture Trustee shall give prompt written notice to the Owner Lessor and the Owner Participant of any Lease Indenture Event of Default with respect to which the Lease Indenture Trustee has Actual Knowledge and will give the Facility Lessee and the Owner Participant not less than 30 days' prior written notice of the date on or after which the Lease Indenture Trustee intends to exercise remedies under Section 4.3 (an "Enforcement Notice"), which notice may
                                         ------------------
be given contemporaneously with any notice contemplated by Section 4.3(a) or 4.3(b). The Lease Indenture Trustee shall take such action, or refrain from taking such action, as the Majority in Interest of Noteholders shall instruct in writing.

     Section 5.2. Actions Upon Instructions Generally. Subject to the terms of Sections 5.4, 5.5 and 5.6, upon written instructions at any time and from time to time of a Majority in Interest of Noteholders, the Lease Indenture Trustee shall take such action, or refrain from taking such action, including any of the following actions as may be specified in such instructions: (a) give such notice, direction or consent or exercise such right, remedy or power or take such action hereunder or under any Assigned Document, or in respect of any part of or all the Indenture Estate, as it shall be entitled to take and as shall be specified in such instructions; (b) take such action with respect to or to preserve or protect the Indenture Estate (including the discharge of Liens) as it shall be entitled to take and as shall be specified in such instructions; and (c) waive, consent to, approve (as satisfactory to it) or disapprove all matters required by the terms of any Operative Document to be satisfactory to the Lease Indenture Trustee. The Lease Indenture Trustee may, and upon written instructions from a Majority in Interest of Noteholders, the Lease Indenture Trustee shall, execute and file or cause to be executed and filed any financing statement (and any continuation statement with respect to such financing statement) or any similar instrument or document relating to the security interest or the assignment created by this Indenture or granted by the Owner Lessor herein as may be necessary to protect and preserve the security interest or assignment created by or granted pursuant to this Indenture, to the extent otherwise entitled to do so and as shall be specified in such instructions.

     Section 5.3. Action Upon Payment of Notes or Termination of Facility Lease. Subject to the terms of Section 5.4, upon payment in full of the principal of and interest on all Notes then outstanding and all other amounts then due all Noteholders hereunder, and all other sums secured hereby or otherwise required to be paid hereunder, under the Participation Agreement and under the Facility Lease, the Lease Indenture Trustee shall execute and deliver to, or as directed in writing by, the Owner Lessor an appropriate instrument in due form for recording, releasing the Indenture Estate from the Lien of this Indenture. Nothing in this Section 5.3 shall be deemed to expand the instances in which the Owner Lessor is entitled to prepay the Notes.

     Section 5.4. Compensation of the Lease Indenture Trustee; Indemnification.

     (a) The Owner Lessor will from time to time, on demand, pay to the Lease Indenture Trustee such compensation for its services hereunder as shall be agreed to by the Owner Lessor and the Lease Indenture Trustee, or, in the absence of agreement, reasonable compensation for such services (which compensation shall include reasonable fees and expenses of its outside counsel and shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Lease Indenture Trustee agrees that it shall have no right against the Noteholders or, except as provided in Sections 3, 4.3 and 5, the Indenture Estate, for any fee as compensation for its services hereunder.

     (b) The Lease Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 4, 5.2 or 9.1 unless it and any of its directors, officers, employees or agents shall have been indemnified in manner and form satisfactory to the Lease Indenture Trustee. The Lease Indenture Trustee shall not be required to take any action under Section 4, 5.2, 5.3 or 9.1, nor shall any other provision of this Indenture be deemed to impose a duty on the Lease Indenture Trustee to take any action, if it shall have been advised by counsel (who shall not be an employee of the Lease Indenture Trustee) that such action is contrary to the terms hereof or is otherwise contrary to Applicable Law or (unless it shall have been indemnified in manner and form satisfactory to the Lease Indenture Trustee) may result in personal liability to the Lease Indenture Trustee.

     Section 5.5. No Duties Except as Specified; No Action Except Under Facility Lease, Indenture or Instructions.

     (a) The Lease Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate or otherwise take or refrain from taking any action under or in connection with this Indenture or the other Assigned Documents except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2; and no implied duties or obligations shall be read into this Indenture against the Lease Indenture Trustee.

     (b) The Lease Indenture Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate except (i) as required by the terms of the Facility Lease, to the extent applicable to the Indenture Trustee as assignee of the Owner Lessor, (ii) in accordance with the powers granted to, or the authority conferred upon, the Lease Indenture Trustee pursuant to this Indenture or in accordance with the express terms hereof or with written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2.

     Section 5.6. Certain Rights of the Owner Lessor. Notwithstanding any other provision of this Indenture or any provision of any Operative Document to the contrary, and in addition to any rights conferred on the Owner Lessor hereby:

     (a) The Owner Lessor shall at all times, to the exclusion of the Lease Indenture Trustee, (i) retain all rights to demand and receive payment of, and to commence an action for payment of, Excepted Payments but the Owner Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 17 of the Facility Lease; (ii) retain all rights with respect to insurance that Section 11 of the Facility Lease specifically confers upon the Owner Lessor and to waive any failure by the Facility Lessee to maintain the insurance required by Section 11 of the Facility Lease before or after the fact so long as the insurance maintained by the Facility Lessee still constitutes Prudent Industry Practice; (iii) retain all rights to adjust Periodic Lease Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor Section 467 Interest, Lessee
Section 467 Interest and Termination Value as provided in Section 3.5 of the Facility Lease, Section 12 of the Participation Agreement; provided, however, that after giving effect to any such adjustment (A) the amount of Periodic Lease Rent payable on each Rent Payment Date shall be at least equal to the aggregate amount of all principal and accrued interest payable on such Rent Payment Date on all Notes then outstanding and (B) Termination Value (excluding the Equity Portion of Termination Value) shall in no event be less (when added to all other amounts required to be paid by the Facility Lessee in respect of any early termination of the Facility Lease exclusive of any portion thereof that is an Excepted Payment) than an amount sufficient, as of the date of payment, to pay in full the principal of, and interest on all Notes outstanding on and as of such date of payment; (iv) retain the right to declare the Facility Lessee to be in default with respect to any Excepted Payments pursuant to Section 17 of the Facility Lease; and (v) except in connection with the exercise of remedies pursuant to the Facility Lease, retain all rights to exercise the Owner

Lessor's rights relating to the Appraisal Procedure and to confer and agree with the Facility Lessee on Fair Market Rental Value, Fair Market Sales Value, or any Renewal Lease Term;

     (b) The Owner Lessor shall have the right, but not to the exclusion of the Lease Indenture Trustee, (i) to receive from the Facility Lessee all notices, certificates, opinions of counsel and other documents and all information that the Facility Lessee is permitted or required to give or furnish to the Owner Lessor or the Owner Participant, as the case may be, pursuant to the Facility Lease or any other Operative Document; (ii) to inspect the Facility and the records relating thereto pursuant to Section 12 of the Facility Lease; (iii) to provide such insurance as may be permitted by Section 11 of the Facility Lease; and (iv) to perform for the Facility Lessee as provided in Section 20 of the Facility Lease and (v) to request from the Facility Lessee such further documents or assurances, or request that the Facility Lessee take such further actions in respect of the Owner Lessor's Interest, as shall be required to be delivered or taken by the Facility Lessee pursuant to Section 22.10 or the Facility Lease ;

     (c) So long as the Notes have not been accelerated pursuant to Section 4.3(a) (or, if accelerated, such acceleration has theretofore been rescinded) or the Lease Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall retain the right to the exclusion of the Lease Indenture Trustee to exercise the rights of the Owner Lessor under, and to determine compliance by the Facility Lessee with, the provisions of Section 5 and Section 8.3 with respect to Return of a Unit and the provisions of Sections 10 (other than Section 10.3 thereof), 13, 14 and 15 of the Facility Lease (other than with respect to the payment provisions of Sections 10, 13, 14 and 15 of the Facility Lease); provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to retain such rights upon notice from the Lease Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor;

     (d) Except as otherwise provided in this Section 5.6, so long as the Notes have not been accelerated pursuant to Section 4.3(a) (or, if accelerated, such acceleration has theretofore been rescinded) or the Lease Indenture Trustee shall not have exercised any of its rights pursuant to Section 4 to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Owner Lessor shall have the right, to be exercised jointly with the Lease Indenture Trustee, (i) to exercise the rights with respect to the Facility Lessee's use and operation, modification or maintenance of the Facility, (ii) to exercise the Owner Lessor's right under Section 13.2 of the Participation Agreement to withhold or grant its consent to an assignment by the Facility Lessee of its rights under the Facility Lease, and (iii) to exercise the rights of the Owner Lessor under Section 10.3 of the Facility Lease; provided, however, that if a Lease Indenture Event of Default shall have occurred and be continuing, the Owner Lessor shall cease to exercise such rights under this clause (iii) upon notice from the Lease Indenture Trustee stating that such rights shall no longer be retained by the Owner Lessor; provided further, however, that (A) the Owner Lessor shall have no right to receive any Periodic Lease Rent or other payments other than Excepted Payments payable to the Owner Lessor, or the Owner Participant, and (B) no determination by the Owner Lessor or the Lease Indenture Trustee that the Facility Lessee is in compliance with the provisions of any applicable Assigned Document shall be binding upon or otherwise affect the rights hereunder of the Lease Indenture Trustee or any Noteholder on the one hand or the Owner Lessor or the Owner Participant on the other hand;

     (e) Nothing in this Indenture shall give to, or create in, or otherwise provide the benefit of to, the Lease Indenture Trustee, any rights of the Owner Participant under or pursuant to the Tax Indemnity Agreement or any other Operative Document and nothing in this Section 5.6 or elsewhere in this Indenture shall give to the Owner Lessor the right to exercise any rights specifically given to the Lease Indenture Trustee pursuant to any Operative Document;

     (f) Upon the assumption or guarantee of the Notes by the Owner Participant pursuant to Section 4.15 hereof, the Owner Lessor shall, together with the Lease Indenture Trustee, have the right (but not the obligation) to give and withhold all waivers, consents, modifications, amendments and agreements under or with respect to the Site Lease; provided that upon the occurrence and during the continuance of a Lease Indenture Event of Default, the Lease Indenture Trustee may exercise all such rights to the exclusion of the Owner Lessor;

but nothing in clauses (a) through (e) above shall deprive the Lease Indenture Trustee of the exclusive right, so long as this Indenture shall be in effect, to declare the Facility Lease to be in default under Section 16 thereof (except as set forth in clause (iv) of paragraph (a) above) and thereafter to exercise the remedies pursuant to Section 17 of the Facility Lease.

     Section 5.7. Restrictions on Dealing with Indenture Estate. Except as provided in the Operative Documents, but subject to the terms of this Indenture, the Owner Lessor shall not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Facility, the Facility Site, any part of the Facility Site or any other part of the Indenture Estate.

     Section 5.8. Filing of Financing Statements and Continuation Statements. Pursuant to Section 5.9 of the Participation Agreement, the Facility Lessee has covenanted to maintain the priority of the Lien of this Indenture on the Indenture Estate. The Lease Indenture Trustee shall, at the written request and expense of the Facility Lessee, as provided in the Participation Agreement, execute and deliver to the Facility Lessee and the Facility Lessee will file, if not already filed, such financing statements or other documents and such continuation statements or other documents with respect to financing statements or other documents previously filed relating to the Lien created by this Indenture in the Indenture Estate as may be supplied to the Lease Indenture Trustee by the Facility Lessee. At any time and from time to time, upon the request of the Facility Lessee or the Lease Indenture Trustee, at the expense of the Facility Lessee (and upon receipt of the form of document so to be executed), the Owner Lessor shall promptly and duly execute and deliver any and all such further instruments and documents as the Facility Lessee or the Lease Indenture Trustee may reasonably request in obtaining the full benefits of the security interest and assignment created or intended to be created hereby and of the rights and powers herein granted. Upon the reasonable instructions (which instructions shall be accompanied by the form of document to be filed) at any time and from time to time of the Facility Lessee or the Lease Indenture Trustee, the Owner Lessor shall execute and file any financing statement (and any continuation statement with respect to any such financing statement), and any other document relating to the security interest and assignment created by this Indenture as may be specified in such instructions. In addition, the Lease Indenture Trustee and the Owner Lessor will execute such continuation statements with respect to financing statements and other documents relating to the Lien created by this Indenture in the Indenture Estate as may be specified from time to time in written instructions of any Noteholder (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement or other document to be filed). Neither the Lease Indenture Trustee nor, except as otherwise herein expressly provided, the Owner Lessor shall have responsibility for the protection, perfection or preservation of the Lien created by this Indenture.

SECTION 6.    LEASE INDENTURE TRUSTEE AND OWNER LESSOR

     Section 6.1. Acceptance of Trusts and Duties. The Lease Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the provisions hereof. If any Lease Indenture Event of Default shall have occurred and be continuing, the Lease Indenture Trustee shall, subject to the provisions of Sections 4 and 5, exercise such of the rights and remedies vested in it by this Indenture and shall at all times use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of its own affairs. The Lease Indenture Trustee shall not be liable under any circumstances, except for its own negligence or willful misconduct; provided, however, that:

     (a) Prior to the occurrence of a Lease Indenture Event of Default of which a Responsible Officer of the Lease Indenture Trustee shall have Actual Knowledge, and after the curing of all such Lease Indenture Events of Default which may have occurred, the duties and obligations of the Lease Indenture Trustee shall be determined solely by the express provisions of the Operative Documents, the Lease Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Operative Documents, no implied covenants or obligations shall be read into the Operative Documents against the Lease Indenture Trustee and, in the absence of bad faith on the part of the Lease Indenture Trustee, the Lease Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notes or opinions furnished to the Lease Indenture Trustee and conforming to the requirements of this Indenture;

     (b) The Lease Indenture Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Lease Indenture Trustee, unless it shall be proven that the Lease Indenture Trustee was negligent in ascertaining the pertinent facts;

     (c) The Lease Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority in Interest of Noteholders, relating to the time, method and place of conducting any proceeding or remedy available to the Lease Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Lease Indenture Trustee, under this Indenture;

     (d) The Lease Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Lease Event of Default, Significant Lease Default or Lease Indenture Event of Default (except for a Lease Indenture Event of Default resulting from an event of nonpayment) unless a Responsible Officer of the Lease Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Lease Indenture Trustee may conclusively assume that there is no default or Lease Indenture Event of Default;

     (e) The Lease Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Lease Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Owner Lessor, under this Indenture; and

     (f) The right of the Lease Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Lease Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     Section 6.2. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.2 and except as provided in Sections 5.5 and 5.8, the Lease Indenture Trustee shall have no duty (a) to see to any registration, recording or filing of any Operative Document (or any financing or continuation statements in respect thereto) or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Facility or the Project or to effect or maintain any such insurance, (c) except as otherwise provided in Section 5.5 hereof or in Section 8 of the Participation Agreement, to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Indenture Estate, (d) to confirm or verify the contents of any report, notice, request, demand, certificate, financial statement or other instrument of the Facility Lessee, (e) to inspect the Facility at any time or ascertain or inquire as to the performance or observance of any of the Facility Lessee's covenants with respect to the Facility (f) to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Lease Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority in Interest of Noteholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority in Interest of Noteholders). Notwithstanding the foregoing, the Lease Indenture Trustee shall furnish to each Noteholder and to the Owner Lessor and the Owner Participant promptly upon receipt thereof duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Lease Indenture Trustee hereunder or under any of the Operative Documents unless the Lease Indenture Trustee shall reasonably believe that each such Noteholder, the Owner Lessor and the Owner Participant shall have received copies thereof.

     Section 6.3.    Representations and Warranties.

     (a) The Owner Lessor represents and warrants that it has not assigned or pledged any of its estate, right, title or interest subject to this Indenture, to anyone other than the Lease Indenture Trustee.

     (b) NEITHER THE OWNER LESSOR NOR THE LEASE INDENTURE TRUSTEE MAKES, NOR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH PLANS OR SPECIFICATIONS, QUALITY, DURABILITY, SUITABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE FACILITY, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY OR ANY OTHER PART OF THE INDENTURE ESTATE, except that the Owner Lessor represents and warrants that on the Closing Date it shall have received whatever title or interest to the Facility and the Facility Site as was conveyed to it by the Facility Lessee; and that on the Closing Date the Facility shall be free of Owner Lessor's Liens and Owner Participant's Liens; nor (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any of the other Operative Documents, or as to the correctness of any statement contained in any thereof, except that each of the Owner Lessor and the Lease Indenture Trustee represents and warrants that this Indenture and the Participation Agreement have been, and, in the case of the Owner Lessor, the other Operative Documents to which it is or is to become a party have been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

     Section 6.4. No Segregation of Moneys; No Interest. All moneys and securities deposited with and held by the Lease Indenture Trustee under this Indenture for the purpose of paying, or securing the payment of, the principal of or premium or interest on the Notes shall be held in trust. Except as specifically provided herein or in the Facility Lease, any moneys received by the Lease Indenture Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law and may be deposited under such general conditions as may be prescribed by Applicable Law, and neither the Owner Lessor nor the Lease Indenture Trustee shall be liable for any interest thereon; provided, however, subject to Section 6.5, that any payments received or applied hereunder by the Lease Indenture Trustee shall be accounted for by the Lease Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof to the extent known to the Lease Indenture Trustee.

     Section 6.5. Reliance; Agents; Advice of Experts. The Lease Indenture Trustee shall be authorized and protected and incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed to be genuine and believed to be signed by the proper party or parties. The Lease Indenture Trustee may accept in good faith a certified copy of a resolution of the Board of Directors (or equivalent body) of the Facility Lessee as conclusive evidence that such resolution has been duly adopted by such Board of Directors and that the same is in full force and effect. As to the amount of any payment to which any Noteholder is entitled pursuant to Clause "Third" of Section 3.2 or
                                                        -----
3.3, and as to the amount of any payment to which any other Person is entitled pursuant to Section 3.5 or 3.7, the Lease Indenture Trustee for all purposes hereof may rely on and shall be authorized and protected in acting or refraining from acting upon an Officer's Certificate of such Noteholder or other Person, as the case may be. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Lease Indenture Trustee for all purposes hereof may rely on an Officer's Certificate of the Owner Lessor or the Facility Lessee or a Noteholder as to such fact or matter, and such certificate shall constitute full protection to the Lease Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Lease Indenture Trustee shall have the right to request instructions from the Owner Lessor or the Majority in Interest of Noteholders with respect to taking or refraining from taking any action in connection with the Lease Indenture or any other Operative Document to which it is a party, and shall be entitled to act or refrain from taking such action unless and until the Lease Indenture Trustee shall have received written instructions from the Owner Lessor or the Majority in Interest of Noteholders, and the Lease Indenture Trustee shall not incur liability by reason of so acting (except as provided in Section 6.1) or refraining from acting. In the administration of the trusts hereunder, the Lease Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate (but subject to the priorities of payment set forth in Section 3), consult with independent skilled Persons to be selected and retained by it (other than Persons regularly in its employ) as to matters within their particular competence, and the Lease Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within such Person's area of competence, of any such Person, so long as the Lease Indenture Trustee shall have exercised reasonable care in selecting such Person.

SECTION 7.    SUCCESSOR LEASE INDENTURE TRUSTEES AND SEPARATE
              TRUSTEES

     Section 7.1. Resignation or Removal of the Lease Indenture Trustee; Appointment of Successor.

     (a)  Resignation or Removal.  The Lease Indenture Trustee or any successor
          ----------------------
thereto may resign at any time with or without cause by giving at least thirty
(30) days' prior written notice to the Owner Lessor, the Owner Participant, the Facility Lessee and each Noteholder, such resignation to be effective on the acceptance of appointment by the successor Lease Indenture Trustee pursuant to the provisions of Section 7.1(b) below. In addition, a Majority in Interest of Noteholders may at any time remove the Lease Indenture Trustee with or without cause by an instrument in writing delivered to the Owner Lessor, the Owner Participant and the Lease Indenture Trustee, and the Owner Lessor shall give prompt written notification thereof to each Noteholder and the Facility Lessee. Such removal will be effective on the acceptance of appointment by the successor Lease Indenture Trustee pursuant to the provisions of Section 7.1(b) below. In the case of the resignation or removal of the Lease Indenture Trustee, a Majority in Interest of Noteholders may appoint a successor Lease Indenture Trustee by an instrument signed by such Noteholders. If a successor Lease Indenture Trustee shall not have been appointed within thirty (30) days after such resignation or removal, the Lease Indenture Trustee or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Lease Indenture Trustee to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Noteholders as above provided. The successor Lease Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Lease Indenture Trustee appointed by a Majority in Interest of Noteholders as above provided.

     (b)  Acceptance of Appointment. Any successor Lease Indenture Trustee shall
          -------------------------
execute and deliver to the predecessor Lease Indenture Trustee, the Owner Participant, the

Owner Lessor and all Noteholders an instrument accepting such appointment and thereupon such successor Lease Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Lease Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Lease Indenture Trustee herein; but nevertheless, upon the written request of such successor Lease Indenture Trustee or a Majority in Interest of Noteholders, such predecessor Lease Indenture Trustee shall execute and deliver an instrument transferring to such successor Lease Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Lease Indenture Trustee, and such predecessor Lease Indenture Trustee shall duly assign, transfer deliver and pay over to such successor Lease Indenture Trustee all moneys or other property then held by such predecessor Lease Indenture Trustee hereunder. To the extent required by Applicable Law or upon request of the successor Lease Indenture Trustee, the Owner Lessor shall execute any and all documents confirming the vesting of such estates, properties, rights and powers in the successor Lease Indenture Trustee.

     (c)  Qualifications. Any successor Lease Indenture Trustee, however
          --------------
appointed, shall be a trust company or bank with trust powers (i) which (A) has a combined capital and surplus of at least $150,000,000, or (B) is a direct or indirect subsidiary of a corporation which has a combined capital and surplus of at least $150,000,000 provided such corporation guarantees the performance of the obligations of such trust company or bank as Lease Indenture Trustee, or (C) is a member of a bank holding company group having a combined capital and surplus of at least $150,000,000 provided the parent of such bank holding company group or a member which itself has a combined capital and surplus of at least $150,000,000 guarantees the performance of the obligations of such trust company or bank, and (ii) is willing, able and legally qualified to perform the duties of Lease Indenture Trustee hereunder upon reasonable or customary terms. No successor Lease Indenture Trustee, however appointed, shall become such if such appointment would result in the violation of any Applicable Law or create a conflict or relationship involving a conflict of interest under the Trust Indenture Act of 1939.

     (d)  Merger, etc.  Any Person into which the Lease Indenture Trustee may be
          -----------
merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Lease Indenture Trustee shall be a party, or any Person to which substantially all the corporate trust business of the Lease Indenture Trustee may be transferred, shall, subject to the terms of Section 7.1(c), be the Lease Indenture Trustee under this Indenture without further act.

     Section 7.2.    Appointment of Additional and Separate Trustees.

     (a)  Appointment.  Whenever (i) the Lease Indenture Trustee shall deem it
          -----------
necessary or prudent in order to conform to any law of any applicable jurisdiction or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, the Facility Lease, the Notes or any of the transactions contemplated by the Operative Documents, (ii) the Lease Indenture Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Noteholders or (iii) a Majority in Interest of Noteholders deems it so necessary or prudent and shall have requested in writing the Lease Indenture Trustee to do so, then in any such case the Lease Indenture Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Lease Indenture Trustee either to act as additional trustee or trustees of all or any part of the Indenture Estate, jointly with the Lease Indenture Trustee, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Lease Indenture Trustee deemed necessary or advisable by the Lease Indenture Trustee, subject to the remaining provisions of this Section 7.2. The Owner Lessor hereby consents to all actions taken by the Lease Indenture Trustee under the provisions of this Section 7.2 and agrees, upon the Lease Indenture Trustee's request, to join in and execute, acknowledge and deliver any or all such instruments or agreements; and the Owner Lessor hereby makes, constitutes and appoints the Lease Indenture Trustee its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver any such instrument or agreement in the event that the Owner Lessor shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do; provided, however, that the Lease Indenture Trustee shall exercise due care in selecting any additional or separate trustee if such additional or separate trustee shall not be a Person possessing trust powers under Applicable Law. If at any time the Lease Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or prudent in the interest of the Noteholders or in the event that the Lease Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Lease Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee. In such connection, the Lease Indenture Trustee may act on behalf of the Owner Lessor to the same extent as is provided above. Notwithstanding anything contained to the contrary in this Section 7.2(a), to the extent the laws of any jurisdiction preclude the Lease Indenture Trustee from taking any action hereunder either alone, jointly or through a separate trustee under the direction and control of the Lease Indenture Trustee, the Owner Lessor, at the instruction of the Lease Indenture Trustee, shall appoint a separate trustee for such jurisdiction, which separate trustee shall have full power and authority to take all action hereunder as to matters relating to such jurisdiction without the consent of the Lease Indenture Trustee, but not subject to the same limitations in any exercise of his power and authority as those to which the Lease Indenture Trustee is subject.

     (b)  The Lease Indenture Trustee as Agent. Any additional trustee or
          ------------------------------------
separate trustee at any time by an instrument in writing may constitute the Lease Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by Applicable Law, to do all acts and things and exercise all discretions which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall become incapable of acting or cease to be such additional trustee or separate trustee, the property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by Applicable Law, shall vest in and be exercised by the Lease Indenture Trustee, without the appointment of a new successor to such additional trustee or separate trustee, unless and until a successor is appointed in the manner hereinbefore provided.

     (c)  Requests, etc. Any request, approval or consent in writing by the
          -------------
Lease Indenture Trustee to any additional trustee or separate trustee shall be sufficient to warrant such additional trustee or separate trustee, as the case may be, to take the requested, approved or consented to action.

     (d)  Subject to Indenture, etc. Each additional trustee and separate
          -------------------------
trustee appointed pursuant to this Section 7.2 shall be subject to, and shall have the benefit of Sections 3 through 9 insofar as they apply to the Lease Indenture Trustee. Notwithstanding any other provision of this Section 7.2, (i) the powers, duties, obligations and rights of any additional trustee or separate trustee appointed pursuant to this Section 7.2 shall not in any case exceed those of the Lease Indenture Trustee hereunder, (ii) all powers, duties, obligations and rights conferred upon the Lease Indenture Trustee in respect of the receipt, custody, investment and payment of moneys or the investment of moneys shall be exercised solely by the Lease Indenture Trustee and (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Lease Indenture Trustee.

     SECTION 8.    SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE AND OTHER
                   DOCUMENTS

     Section 8.1. Supplemental Indenture and Other Amendments With Consent; Conditions and Limitations. At any time and from time to time, subject to
Section 8.3, but only upon the written direction of a Majority in Interest of Noteholders and the written consent of the Owner Lessor, (a) the Lease Indenture Trustee shall execute an amendment or supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, and (b) the Lease Indenture Trustee, as the case may be, shall enter into or consent to such written amendment of or supplement to any Assigned Document as each other party thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent to the terms of any such agreement or document as may be specified in such request; provided, however, that without the consent of the Noteholders representing one hundred percent (100%) of the outstanding principal amount of the Notes, such percentage to be determined in the same manner as provided in the definition of the term "Majority in Interest of Noteholders," no such supplement to or amendment of this Indenture or any Assigned Document, or waiver or modification of or consent to the terms hereof or thereof, shall (i) modify the definition of the terms "Majority in Interest of Noteholders" or reduce the percentage of Noteholders required to take or approve any action hereunder, (ii) change the amount or the time of payment of any amount owing or payable under any Note or change the rate or manner of calculation of interest payable on any Note, (iii) alter or modify the provisions of Section 3 with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the Noteholders and the Owner Lessor, (iv) reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of, and interest on all outstanding Notes) or extend the time of payment of Periodic Lease Rent or Termination Value except as expressly provided in Section 3.5 of the Facility Lease, or change any of the circumstances under which Periodic Lease Rent or Termination Value is payable, or (v) consent to any assignment of the Facility Lease or the Lessee Guaranty if in connection therewith the Facility Lessee or the Lessee Guarantor, as applicable, will be released from its obligations thereunder, except as expressly provided in Section 13.2 of the Participation Agreement, or release the Facility Lessee of its obligation to pay Periodic Lease Rent or Termination Value.

     Section 8.2. Supplemental Indentures and other Amendments Without Consent. Without the consent of any Noteholders but subject to the provisions of Section 8.3, and only after notice thereof shall have been sent to the Noteholders and with the consent of the Owner Lessor, the Lease Indenture Trustee shall enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document (a) to evidence the succession of another Person as a Lessor Manager or the appointment of a co-manager in accordance with the terms of the LLC Agreement, or to evidence the succession of a successor as the Lease Indenture Trustee hereunder, the removal of the Lease Indenture Trustee or the appointment of any separate or additional trustee or trustees, in each case if done pursuant to the provisions of Section 7 and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees, (b) to correct, confirm or amplify the description of any property at any time subject to the Lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Lease Indenture Trustee, (c) to provide for any evidence of the creation and issuance of any Additional Notes pursuant to, and subject to the conditions of, Section 2.12 and to establish the form and the terms of such Additional Notes, (d) to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, this Indenture or any other Operative Document in any manner that will not in the judgment of the Lease Indenture Trustee materially adversely affect the interests of the Noteholders, (e) to grant or confer upon the Lease Indenture Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture, (f) to add to or modify the covenants or agreements to be observed by the Facility Lessee or the Owner Lessor and which are not contrary to this Indenture, to add Lease Indenture Events of Defaults for the benefit of Noteholders or surrender any right or power of the Owner Lessor, provided it has consented thereto, (g) to effect the assumption of any or all of the Lessor Notes by the Facility Lessee or the Lessee Guarantor in accordance with the terms hereof, (h) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (i) to modify, eliminate or add to the provisions of any Operative Documents to such extent as shall be necessary to qualify or continue the qualification of this Lease Indenture or the Pass Through Trust Agreements (including any supplements thereto) under the Trust Indenture Act of 1939, or similar federal statute enacted after the Closing Date, and to add to this Indenture such other provisions as may be expressly required or permitted by the Trust Indenture Act of 1939, and (j) to effect the assumption of the Notes by the Owner Participant in accordance with the terms hereof, (k) subject to
Section 3.5 of the Facility Lease, to adjust Periodic Lease Rent, Allocated Rent, Lessor Section 467 Loan Balance, Lessee Section 467 Loan Balance, Lessor
Section 467 Interest, Lessee Section 467 Interest and Termination Value, and (j) to effect any indenture or indentures supplemental hereto or any amendment, modification, supplement, waiver or consent with respect to any other Operative Document, provided such supplemental indenture, amendment, modification, supplement, waiver or consent shall not adversely affect the interest of the Noteholders in any material respect as confirmed in an Officer's Certificate of the Facility Lessee; provided, however, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of each Noteholder, cause any of the events specified in clauses (i) through (v) of the first sentence of Section 8.1 to occur; and provided, further, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of a Majority in Interest of Noteholders, modify the provisions of Section 5.2, 6,
13.2 or 13.3 of the Participation Agreement (other than any amendment, modification, supplement, waiver or consent having no adverse affect on the interest of the Noteholders) without the consent of a Majority in Interest of Noteholders.

     Section 8.3. Conditions to Action by the Lease Indenture Trustee. If in the reasonable opinion of the Lease Indenture Trustee any document required to be executed pursuant to the terms of Section 8.1 or 8.2 or the election referred to in Section 9.13 adversely affects any immunity or indemnity in favor of the Lease Indenture Trustee under this Indenture or the Participation Agreement, or would materially increase its administrative duties or responsibilities hereunder or thereunder or may result in personal liability for it (unless it shall have been provided an indemnity satisfactory to the Lease Indenture Trustee), the Lease Indenture Trustee may in its reasonable discretion decline to execute such document or the election. With every such document and election, the Lease Indenture Trustee shall be furnished with evidence that all necessary consents have been obtained and with an opinion of counsel that such document complies with the provisions of this Indenture, does not deprive the Lease Indenture Trustee or the holders of the Notes of the benefits of the Lien hereby created on any property subject hereto or of the assignments contained herein (except as otherwise consented to in accordance with Section 8.1) and that all consents required by the terms hereof in connection with the execution of such document or the making of such election have been obtained. The Lease Indenture Trustee shall be fully authorized and protected in relying on such opinion.

SECTION 9.    MISCELLANEOUS

     Section 9.1.    Surrender, Defeasance and Release.

     (a)  Surrender and Cancellation of Indenture.  This Indenture shall be
          ---------------------------------------
surrendered and cancelled and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon satisfaction of the conditions set forth in the proviso to the Granting Clause hereof. Upon any such surrender, cancellation, and termination, the Lease Indenture Trustee shall pay all moneys or other properties or proceeds constituting part of the Indenture Estate (the distribution of which is not otherwise provided for herein) to the Owner Lessor, and the Lease Indenture Trustee shall, upon request and at the cost and expense of the Owner Lessor, execute and deliver proper instruments acknowledging such cancellation and termination and evidencing the release of the security, rights and interests created hereby. Upon the surrender and cancellation of this Indenture, the Lease Indenture Trustee shall promptly notify the Facility Lessee and the Owner Participant of such termination.

     (b)  Defeasance of Notes. Any Note shall, prior to the maturity or
          -------------------
redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Section 9.1 if (i) there shall have been deposited with the Lease Indenture Trustee either moneys in an amount which shall be sufficient, or U.S. Government Obligations, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys in an amount which shall be sufficient, together with the moneys, if any, deposited with or held by the Lease Indenture Trustee at the same time (such sufficiency to be established by the delivery to the Lease Indenture Trustee or such other trustee of a certificate of an independent public accountant), to pay when due the principal of and premium, if any, and interest due and to become due on said Note on and prior to the redemption date or maturity date thereof, as the case may be, and (ii) in the event said Note does not mature or is not to be redeemed within the next 45 days, the Lease Indenture Trustee shall have been given irrevocable instructions to give, as soon as practicable, a notice to the registered holder of such Note that the deposit required by Section 9.1(b)(i) above has been made with the Lease Indenture Trustee and that said Note is deemed to have been paid in accordance with this
Section 9.1(b) and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of and premium, if any, and interest on said Note. Neither the U.S. Government Obligations nor moneys deposited with the Lease Indenture Trustee pursuant to this Section 9.1(b) or principal or interest payments on any such U.S. Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest on said Note; provided, however, that any cash received from such principal or interest payments on such U.S. Government Obligations deposited with the Lease Indenture Trustee shall be reinvested in accordance with Section 3.4 in U.S. Government Obligations. At such time as any Note shall be deemed paid as aforesaid, it shall no longer be secured by or entitled to the benefits of the Indenture Estate or this Indenture, except that (i) such Note shall be entitled to the benefits of the portions of the Indenture Estate described in Granting Clauses
(4), (5) and (8), to the extent such portions relate to such moneys or U.S. Government Obligations deposited with the Lease Indenture Trustee, (ii) the provisions of Sections 2.8 and 2.9 shall continue to apply to such Note and
(iii) the duties and immunities of the Lease Indenture Trustee hereunder shall continue with respect to such Note. Notwithstanding the foregoing, the Owner Lessor shall not make or cause to be made the deposit of moneys or property provided for by this Section 9.1(b) unless it shall have delivered to the Lease Indenture Trustee an opinion or opinions of counsel reasonably satisfactory to the Lease Indenture Trustee to the effect that the deposit of such moneys or U.S. Government Obligations by the Owner Lessor or other defeasance of the Lessor Notes will not cause a Tax Event and that all conditions to such defeasance hereunder have been complied with.

     (c)  Release.
          -------

          (i) Whenever a Component is replaced pursuant to the Facility Lease, such Component shall automatically and without further act of any Person be released from the Lien of this Lease Indenture and the Lease Indenture Trustee shall, upon the written request of the Owner Lessor or the Facility Lessee, execute and deliver to, and as directed in writing by, the Facility Lessee or the Owner Lessor an appropriate instrument (in due form for recording) releasing the replaced Component from the Lien of this Indenture. Any Replacement Component shall automatically and without further act of any Person be subjected to the Lien of this Indenture.

          (ii) Whenever the Facility Lessee is entitled to acquire or have transferred to it the Facility pursuant to the express terms of the Facility Lease, the Lease Indenture Trustee shall release the Indenture Estate from the Lien of this Indenture and execute and deliver to, or as directed in writing by, the Facility Lessee or the Owner Lessor an appropriate instrument (in due form for recording) releasing the Indenture Estate from the Lien of this Indenture; provided that all sums secured by this Indenture have been paid to the Persons entitled to such sums.

     Section 9.2. Conveyances Pursuant to Sections 4.2 or 4.3 of Site Lease. Sales, grants of leases or easements and conveyances of portions of the Facility Site, rights of way, easements or leasehold interests made by the Facility Lessee in accordance with Sections 4.2 or 4.3 of the Site Lease and any Released Property sold, leased or otherwise conveyed pursuant to the Ground Lessor's Release Rights or otherwise under such sections, shall automatically, without further act of any Person, be released from this Lease Indenture.

     Section 9.3. Assignment of Leases and Rents. The Owner Lessor hereby assigns to the Lease Indenture Trustee the Revenues, other than the Excepted Payments, as further security for the payment of the Secured Indebtedness, and the Owner Lessor grants to the Lease Indenture Trustee the right to enter the Indenture Estate for the purpose of collecting the same and to let the Indenture Estate or any part thereof, and to apply the Revenues, other than the Excepted Payments, on account of the Secured Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Secured Indebtedness is paid in full. The Owner Lessor acknowledges that the Facility Lessee is obligated to pay Rent and all other amounts due under the Lease, other than the Excepted Payments, directly to the Lease Indenture Trustee, whether or not a Lease Indenture Event of Default exists hereunder. The agreement contained in this Section has been made with reference to section 291-f of the Real Property Law of the State of New York. Upon the occurrence of an Event of Default, Owner Lessor shall direct the Facility Lessee to pay all Rents, other than the Excepted Payments, directly to the party designated by the Lease Indenture Trustee.

     Section 9.4.    Trust Funds. Pursuant to the trust fund provisions of
Section 13 of the Lien Law of the State of New York, Owner Lessor shall receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvements to the premises encumbered hereby before using any part of the total of the same for any other purpose.

     Section 9.5. Additional Rights. a) The clauses and covenants contained in this Indenture that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Indenture; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such
Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Indenture governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Lease Indenture Trustee arising under clauses and covenants contained in this Indenture shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Lease Indenture Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Indenture, the provisions of this Indenture shall prevail.

          (b) The holder of any subordinate lien on the Indenture Estate shall have no right to terminate any lease whether or not such lease is subordinate to this Indenture nor shall any holder of any subordinate lien join any tenant under any lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any lease. By recordation of this Indenture all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Lease Indenture Event of Default, the Lease Indenture Trustee may, in its sole discretion and without regard to the adequacy of its security under this Indenture, apply all or any part of any amounts on deposit with the Lease Indenture Trustee under this Indenture against all or any part of the Secured Indebtedness. Any such application shall not be construed to cure or waive any Lease Indenture Event of Default or Lease Event of Default or invalidate any act taken by the Lease Indenture Trustee on account of such Default or Event of Default.

     Section 9.6. Appointment of the Lease Indenture Trustee as Attorney; Further Assurances. The Owner Lessor hereby constitutes the Lease Indenture Trustee the true and lawful attorney of the Owner Lessor irrevocably with full power as long as the Lease Indenture is in effect (in the name of the Owner Lessor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Documents (except to the extent that such moneys and claims constitute Excepted Payments), to endorse any checks or other instruments or orders in connection therewith, to make all such demands and to give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Owner Lessor upon the occurrence and continuance of a Lease Event of Default, to enforce compliance by the Facility Lessee with all terms and provisions of the Facility Lease (except as otherwise provided in Sections
4.3 and 5.6), and to file any claims or take any action or institute any proceedings which the Lease Indenture Trustee may request in the premises.

     Section 9.7. Indenture for Benefit of Certain Persons Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the parties hereto, the Owner Participant, the Facility Lessee (with respect to Sections 4.12 and 8.1) and the Noteholders (and any successor or assign of any thereof) any legal or equitable right, remedy or claim under or in respect of this Indenture, and this Indenture shall be for the sole and exclusive benefit of the parties hereto, the Owner Participant, the Facility Lessee (as provided in Sections 4.12 and 8.1) and the Noteholders.

     Section 9.8. Notices; Furnishing Documents, etc. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) and (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

     If to the Owner Lessor:

          Roseton OL LLC
          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Telephone No.: (302) 651-1000
          Facsimile No.: (302) 651-8882
          Attention: Corporate Trust Administration

     with a copy to the Owner Participant:

          Roseton OP LLC
          c/o Resources Capital Management Corporation
          1300 North Market Street, Suite 405
          Wilmington, DE 19801
          Telephone No.: (302) 576-2897
          Facsimile No.: (302) 576-2895
          Attention: William R. Barbour, Esq.

     If to the Lease Indenture Trustee:

          The Chase Manhattan Bank
          Institutional Trust Services
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Telephone No.: (212) 946-7557
          Facsimile No.: (212) 946-8177/8178
          Attention: Annette M. Marsula, Vice President
                     International/Project Finance Team

     If to the Facility Lessee:

          Dynegy Roseton, L.L.C.
          c/o Dynegy Northeast Generation, Inc.
          992 River Road
          Newburgh, New York 12550
          Telephone No.: (845) 563-4961
          Facsimile No.: (845) 563-4992
          Attention: Daniel P. Thompson, Vice President, Operations with a copy to:

          Dynegy Power Corp.
          1000 Louisiana Street, Suite 5800
          Houston, Texas  77002
          Telephone No.:  (713) 507-6823
          Facsimile No.:  (713) 767-8510
          Attention:  Timothy A. Beverick, Esq.

     Section 9.9. Severability. Any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.10. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company ("Wilmington"), not individually or personally but
                              ----------
solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington, but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Indenture.

     Section 9.11. Multiple Security. If (a) the Facility Site shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Indenture, Lease Indenture Trustee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Indebtedness upon other property in the State in which the Facility Site is located (whether or not such property is owned by Owner Lessor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Lease Indenture Trustee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Secured Indebtedness (including the Indenture Estate), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Owner Lessor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to extend the Secured Indebtedness, and each Owner Lessor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have.
                        ----- --- ----------
Each Owner Lessor further agrees that if Lease Indenture Trustee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Indenture Estate or against any collateral other than the Indenture Estate, which collateral directly or indirectly secures the Secured Indebtedness, or if Lease Indenture Trustee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Facility Site is located, Lease Indenture Trustee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Indenture against all or any part of the Indenture Estate and each Owner Lessor waives any objections to the commencement or continuation of a foreclosure of this Indenture or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Indenture or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Indenture nor the exercise of any other rights hereunder nor the recovery of any judgment by Lease Indenture Trustee in any such proceedings shall prejudice, limit or preclude Lease Indenture Trustee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Facility Site are located) which directly or indirectly secures the Secured Indebtedness, and each Owner Lessor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Indenture, and each Owner Lessor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Indenture on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Lease Indenture Trustee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

     Section 9.12. Nonresidential. THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS.

     Section 9.13.    Site Lease Provisions.

     (a) The Owner Lessor covenants and agrees that the fee title to the Facility Site, if acquired by Owner Lessor, and the leasehold estate under the Site Lease and/or any subleasehold estate under the Site Sublease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Owner Lessor or a third party by purchase or otherwise; and in case the Owner Lessor acquires the fee title or any other estate, title or interest in and to the Facility Site, the Lien of this Indenture shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate (if not already covered) and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Indenture.

     (b) The Lien of this Indenture shall attach to all of Owner Lessor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. (S) 365(h), as the same may hereafter be amended (the "Bankruptcy Code"), including, all
              ---------------
of Owner Lessor's rights to remain in possession of the Facility Site. Owner Lessor shall not, without Lease Indenture Trustee's prior written consent, elect to treat the Site Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lease Indenture Trustee's consent shall be void.

     Section 9.14. Maximum Principal Amount Secured. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS INDENTURE OR THE ASSIGNED DOCUMENTS, THE MAXIMUM AMOUNT OF PRINCIPAL SECURED INDEBTEDNESS SECURED BY THIS INDENTURE AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED HEREBY AT ANY TIME IS FIVE HUNDRED THIRTY-NINE MILLION FOUR HUNDRED THOUSAND DOLLARS AND NO/100 DOLLARS ($539,400,000); PROVIDED HOWEVER, THAT SUCH LIMITATION SHALL NOT LIMIT THE SECURITY OF THIS INDENTURE WITH RESPECT TO (I) INTEREST ON THE AFORESAID MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH HEREIN, (II) ANY ADDITIONAL INTEREST, (III) SUMS TO PAY TAXES, (IV) SUMS TO PAY PREMIUMS ON INSURANCE POLICIES COVERING THE INDENTURE ESTATE, (V) EXPENSES INCURRED AFTER A LEASE INDENTURE EVENT OF DEFAULT IN UPHOLDING OR ENFORCING THE LIEN OF THIS INDENTURE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS INDENTURE, AND (VI) ANY AMOUNT, COST OR CHARGE WHICH LEASE INDENTURE TRUSTEE FOLLOWING THE OCCURRENCE OF A DEFAULT HEREUNDER OR A LEASE INDENTURE EVENT OF DEFAULT, PAYS TOWARD (A) THE MAINTENANCE OF THE INDENTURE ESTATE, (B) THE PROTECTION OF THE LIEN OF THIS INDENTURE, (C) THE PRESERVATION OF THE VALUE OF THE INDENTURE ESTATE, OR (D) COSTS OF REMOVAL OF OR OTHERWISE RELATED TO HAZARDOUS MATERIAL OR ASBESTOS INCURRED AFTER A LEASE INDENTURE EVENT OF DEFAULT.

     Section 9.15. Written Changes Only. Subject to Sections 8.1 and 8.2, no term or provision of this Indenture or any Note may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.

     Section 9.16. Counterparts. This Indenture may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 9.17. Successors and Permitted Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and each Noteholder. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successor and assigns thereof.

     Section 9.18. Headings and Table of Contents. The headings of the sections of this Indenture and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 9.19. Governing Law. This Indenture and the Notes shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligation Law Section 5-1401).

     Section 9.20. Reorganization Proceedings with Respect to the Lessor Estate. If (a) the Lessor Estate becomes a debtor subject to the provisions of Title 11 of the United States Code, or any successor provisions, (b) pursuant to such provisions the Owner Participant is required by reason of the Owner Participant's being held to have recourse liability that it would not otherwise have had to the debtor or the trustee of the debtor, directly or indirectly, to make payment on account of any amount payable as principal or interest on the Notes and (c) any Noteholder or the Lease Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Participant on account of clause (b) above, then such Noteholder or the Lease Indenture Trustee, as the case may be, shall promptly refund such Excess Amount, without interest, to the Owner Participant after receipt by such Noteholder or the Lease Indenture Trustee, as the case may be, of a written request for such refund by the Owner Participant (which request shall specify the amount of such Excess Amount and shall set forth in detail the calculation thereof) or upon obtaining Actual Knowledge thereof. For purposes of this
Section 9.13, "Excess Amount" means the amount by which such payment exceeds the
               -------------
amount which would have been received by such holder and the Lease Indenture Trustee in respect of such principal or interest if the Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 9.13 shall prevent the Lease Indenture Trustee or any Noteholder from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement.

          The Noteholders and the Lease Indenture Trustee agree that should the Lessor Estate become a debtor subject to the provisions of the Bankruptcy Code, they shall upon the request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by them under Applicable Law and will not have any adverse impact on any Noteholder, the Lease Indenture Trustee or the Indenture Estate other than as contemplated by the preceding paragraph, make the election referred to in Section 1111(b)(1)(A)(i) of Title 11 of the Bankruptcy Code or any successor provision if, in the absence of such election, the Noteholders or the Lease Indenture Trustee would have recourse against the Owner Participant for the payment of the indebtedness represented by the Notes in circumstance in which such Noteholders or the Lease Indenture Trustee would not have recourse under this Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

     Section 9.21. Withholding Taxes: Information Reporting. The Lease Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Lessor Notes any and all withholding taxes applicable thereto as required by law. The Lease Indenture Trustee agrees (a) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Lessor Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, (b) that it will file any necessary withholding tax returns or statements when due, and
(c) that, as promptly as possible after the payment thereof, it will deliver to each Noteholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Noteholders may reasonably request from time to time. The Lease Indenture Trustee agrees to file any other information as it may be required to file under United States law.

     Section 9.22. Fixture Financing Statement. This Indenture also is intended to serve as a fixture financing statement under the New York Uniform Commercial Code. In connection therewith, the following information is provided:


     (a)  Name and address of Debtor:

          Roseton OL LLC
          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Telephone No.:  (302) 651-1000
          Facsimile No.:  (302) 651-8882
          Attention:  Corporate Trust Administration

     (b) Name and Address of Secured Party (from which information concerning the security interest may be obtained):

          The Chase Manhattan Bank, as Lease Indenture Trustee
          Institutional Trust Services
          450 West 33rd Street, 15th Floor
          New York, New York  10001
          Telephone No.:  (212) 946-7557
          Facsimile No.:  (212) 946-8177/8178
          Attention:  Annette M. Marsula, Vice President
                      International/Project Finance Team

     (c) The personal property covered by the security interest granted hereunder includes goods which are or are to become fixtures upon the real property described in Exhibit C hereto.

     (d) Recording: This Indenture is to be recorded in the real estate records of Orange County, New York.

(e)     Type of Filing: This filing is indented to be a fixture filing under
     Section 9-313 of the Uniform Commercial Code of the State of New York.



                  (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed on the day and year first above written.


                           ROSETON OL LLC

                           By: Wilmington Trust Company, not in its individual
                               capacity but solely as the Lessor Manager


                           By: ________________________________________________
                               Name:
                               Title:


                           THE CHASE MANHATTAN BANK,
                           as Lease Indenture Trustee


                           By: ________________________________________________
                               Name:
                               Title:

STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )

On the [___] day of May in the year 2001 before me, the undersigned, a notary public in and for the State, personally appeared [_____________] personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


__________________________
      Notary Public


STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )

On the [___] day of May in the year 2001 before me, the undersigned, a notary public in and for the State, personally appeared [_____________] personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed this instrument.


__________________________
      Notary Public

                                                                  Execution Copy


                                  Appendix A


________________________________________________________________________________



                                  Definitions

                              __________________

                             Roseton Units 1 and 2



________________________________________________________________________________


                                 APPENDIX - 1

                           Appendix A - Definitions
                           ------------------------


SECTION 1.   GENERAL PROVISIONS

     In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

     (a) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning herein or therein provided for in such other Operative Document;

     (b) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement remains in effect;

     (c)  words importing the singular include the plural and vice versa;

     (d)  words importing a gender include any gender;

     (e) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

     (f) a reference to any statute, regulation, rule, proclamation, ordinance or law includes all statutes, regulations, rules, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

     (g) a definition of or reference to any document, instrument or agreement includes an amendment or supplement to, or restatement, replacement, modification or renovation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

     (h) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

     (i) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such

                                 APPENDIX - 2
execution and delivery and subject to clause (g) above, to the document, instrument or agreement as so executed and delivered;

     (j) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

     (k) any reference to "days" shall mean calendar days unless "Business Days" (as hereinafter defined) are expressly specified;

     (l) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a date or day that is not a Business Day, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day with the same effect as if the same was exercised or made on such date or day (without, in the case of any such payment, the payment or accrual of any interest or other late payment or charge, provided such payment is made on such next succeeding Business Day);

     (m) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

     (n) a reference to "including" shall mean including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

     (o) all accounting terms not specifically defined herein or in any Operative Document shall be construed in accordance with GAAP;

     (p) from and after termination of the Facility Lease with respect to one Unit pursuant to Section 10 or 14 thereof, any reference in the Operative Documents to the Facility shall be deemed to exclude the Unit as to which the Facility Lease was terminated;

     (q) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that a Person have a particular rating, such provision shall be deemed to mean that the senior-long term unsecured debt of such Person shall have been rated the specified rating by both Rating Agencies;

     (r) unless the context or the specific provision otherwise requires, whenever in the Operative Documents a provision requires that the rating of a Person be confirmed, such provisions shall be deemed to mean that both Rating Agencies shall have confirmed the rating of the senior-long term unsecured debt of such Person, a copy of which confirmation shall be delivered by the Company to the Owner Participant, the Owner Lessor and, so long as the Lien of the Lease Indenture shall not have been terminated or discharged, to the Lease Indenture Trustee and shall be without indication that such Person has been placed on credit watch, credit review, or any similar status with negative implications or which does not indicate the direction of the potential ratings change; and

                                 APPENDIX - 3

     (s) (i) in connection with the provisions in the Operative Documents related to the termination of the Facility Lease with respect to any Unit under circumstances where the Facility Lease is to continue as to the other Unit, any reference to the term Unit shall mean, when used with respect to the Unit as to which the Facility Lease is being terminated, such Unit excluding any assets that also comprise a part of the other Unit (it being understood that unless otherwise specifically stated on the Facility description applicable to the Bill of Sale, Deed and Facility Lease, an asset described on such exhibit relates to both Units, unless such asset is not necessary for the operation of the other Unit as mutually agreed to by the parties), and (ii) any reference to the term Unit in clauses (a), (b) and (c) of the definition of Event of Loss or in
Section 10 of the Facility Lease in connection with such Event of Loss shall be deemed to be references to the Facility if the event giving rise to such Event of Loss constitutes an Event of Loss with respect to both Units (including the assets comprising a part of both Units).

SECTION 2.  DEFINED TERMS

"Access" shall have the meaning specified in the Cross Easement Agreement.

"Actual Knowledge" shall mean, with respect to any Transaction Party, actual knowledge of, or receipt of written notice by, an officer (or other employee whose responsibilities include the administration of the Overall Transaction) of such Transaction Party (which in the case of the Company shall include any such officer of DHI); provided, that neither the Lessor Manager nor the Trust Company shall be deemed to have Actual Knowledge of any fact solely by virtue of an officer of the Trust Company having actual knowledge of such fact unless such officer is an officer in the Corporate Trust Administration Department of the Trust Company.

"Additional Certificates" shall mean any additional certificates issued by either Pass Through Trust in connection with the issuance of Additional Lessor Notes relating thereto.

"Additional Equity Investment" shall mean the amount, if any, provided by the Owner Participant (in its sole and absolute discretion) to finance all or a portion of the cost of any Modification financed pursuant to Section 11.1 of the Participation Agreement.

"Additional Facility" shall have the meaning specified in Section 4.3(a)(ii) of the Site Lease.

"Additional Facility Site" shall mean shall mean that portion of Parcel 1A described in Exhibit B to the Site Lease.

"Additional Insured Parties" shall have the meaning specified in Section 11.3 of the Facility Lease.

"Additional Interest" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Additional Lessor Notes" shall have the meaning specified in Section 2.12 of the Lease Indenture.

"Additional Owner" shall have the meaning specified in Section 4.3(a) of the Site Lease.

                                 APPENDIX - 4

"Additional Rental Amount" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Advisor to the Lessee" shall mean Babcock & Brown LP acting as advisor to the Facility Lessee.

"Affiliate" of a particular Person shall mean any Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that under no circumstance shall the Trust Company be considered to be an Affiliate of any of the Owner Lessor, the Equity Investor, the Lessor Manager, or the Owner Participant, nor shall any of the Owner Lessor, Equity Investor, the Lessor Manager, or the Owner Participant be considered to be an Affiliate of the Trust Company.

"After-Tax Basis" shall mean, with respect to any payment to be actually or constructively received by any Person, the amount of such payment (the base payment) supplemented by a further payment (the additional payment) to that Person so that the sum of the base payment plus the additional payment shall, after deduction of the amount of all Federal, state and local income Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (taking into account any reduction in such income Taxes resulting from Tax benefits realized or to be realized by the recipient as a result of the payment or the event giving rise to the payment), be equal to the amount required to be received; provided, however, that the foregoing shall not require payment of the amount constructively received by any Person. Such calculations shall be made on the basis of the highest applicable Federal income tax statutory rate applicable to corporations for all relevant periods and the highest applicable statutory income tax rates applicable to corporations in the state and local taxing jurisdiction of the Facility for all relevant periods and shall take into account the deductibility of State and local income taxes for Federal income tax purposes.

"Alternative Rent" shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Alternative Rent Schedule " shall have the meaning specified in Section 3.4(b) of the Facility Lease.

"Alternative Termination Value Schedule" shall have the meaning specified in
Section 3.4(b) of the Facility Lease.

"Allocated Rent" shall have the meaning specified in Section 3.2(b) of the Facility Lease.

"Amendment" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Applicable Law" shall mean all applicable laws, including all Environmental Laws, and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitration board or

                                 APPENDIX - 5

Governmental Entity and rules, regulations, orders, ordinances, licenses and permits of any Governmental Entity.

"Applicable Rate" shall mean the Prime Rate (as published in the Wall Street Journal from time to time) plus 1 % per annum.

"Appraisal Procedure" shall mean (except with respect to the Closing Appraisal and any appraisal undertaken to determine Fair Market Sales Value or Fair Market Rental Value after a Lease Event of Default shall have occurred and be continuing in connection with the exercise or remedies), an appraisal conducted by an appraiser or appraisers in accordance with the procedures set forth in this definition of "Appraisal Procedures." The Owner Participant and Facility Lessee will consult with the intent of selecting a mutually acceptable Independent Appraiser. If a mutually acceptable Independent Appraiser is selected, the Fair Market Rental Value or Fair Market Sales Value or remaining useful life or other determination to be made by such appraiser shall be determined by such Independent Appraiser. If the Owner Participant and the Facility Lessee are unable to agree upon a single Independent Appraiser within a 15-day period, one shall be appointed by the Owner Participant, and one shall be appointed by the Facility Lessee (or its designee), which Independent Appraisers shall attempt to agree upon the value, period, amount or other determination that is the subject of the appraisal. If either the Owner Participant or the Facility Lessee does not appoint its appraiser, the determination of the other appraiser shall be conclusive and binding on the Owner Participant and the Facility Lessee. If the appraisers appointed by the Owner Participant and the Facility Lessee are unable to agree upon the value, period, amount or other determination in question, such appraisers shall jointly appoint a third Independent Appraiser or, if such appraisers do not appoint a third Independent Appraiser, the Owner Participant and the Facility Lessee shall jointly appoint the third Independent Appraiser. In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Owner Participant and the Facility Lessee, unless the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Owner Participant and the Facility Lessee. Any Fair Market Sales Value determination of spare parts or a Severable Modification shall take into consideration any Liens or encumbrances to which the spare parts or Severable Modification being appraised is subject and which are being assumed by the transferee and the actual condition of such spare parts or Severable Modifications.

"Appraiser" shall mean Deloitte & Touche LLP Valuation Group.

"APSA Assets" shall mean the assets, including the Project, acquired from the APSA Seller and certain other sellers pursuant to the Asset Purchase and Sale Agreement.

"Asset Purchase and Sale Agreements" shall mean a collective reference to (i) with respect to the Roseton Facility, that certain Asset Purchase and Sale Agreement, dated as of August 7, 2000, by and among Dynegy Power Corp., the APSA Seller and the other sellers referred to therein, and (ii) with respect to the Danskammer Facility, that certain Asset Purchase and Sale Agreement, dated as of August 7, 2000, by and between Dynegy Power Corp. and the APSA Seller.

                                 APPENDIX - 6

"APSA Seller" shall mean Central Hudson Gas & Electric Corporation, a New York corporation, one of the sellers under the Asset Purchase and Sale Agreements.

"Assigned Documents" shall have the meaning specified in clause (2) of the Granting Clause of the Lease Indenture.

"Assignment and Assumption Agreement" shall mean an assignment and assumption agreement in form and substance substantially in the form of Exhibit G to the Participation Agreement.

"Assignment and Reassignment of Collective Bargaining Agreement" shall mean the Assignment and Reassignment of Collective Bargaining Agreement, dated as of the Closing Date, by and among DNE, the Owner Lessor, the Facility Lessee and the Other Facility Lessee, pursuant to which DNE assigns to the Owner Lessor all of DNE's rights and obligations under the Collective Bargaining Agreement, and the Owner Lessor simultaneously therewith reassigns to DNE and assigns to the Facility Lessee and the Other Facility Lessee all of the Owner Lessor's rights and obligations under the Collective Bargaining Agreement.

"Assignment and Reassignment of Facility Agreements" shall mean the Assignment and Reassignment of Facility Agreements, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit F to the Participation Agreement duly completed, executed and delivered pursuant to which the Company assigns to the Owner Lessor and the Owner Lessor reassigns to the Company, certain rights under the Facility Agreements.

"Assumed Deductions" shall have the meaning specified in Section 1 of the Tax Indemnity Agreement.

"Assumed Tax Rate" shall have the meaning specified in Section 1(f) of the Tax Indemnity Agreement.

"Authorized Agent" shall have the meaning specified in the relevant Pass Through Trust Agreement.

"Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, 11 U.S.C. (S)101 et seq.

"Basic Lease Term" shall have the meaning specified in Section 3.1 of the Facility Lease.

"Basic Site Lease Term" shall have the meaning specified in Section 2.2 of the Site Lease.

"Basic Site Sublease Term" shall have the meaning specified in Section 2.2 of the Site Sublease.

"Bill of Sale" shall mean the Bill of Sale, dated as of the Closing Date, from the Company to the Owner Lessor, substantially in the form of Exhibit A to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which, together with the Deed, the Owner Lessor will acquire the Facility from the Company.

                                 APPENDIX - 7

"Burdensome Termination Event" shall mean the occurrence of any event that gives a Facility Lessee the right to terminate the Facility Lease pursuant to Section
13.1 thereof.

"Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, the city and the state in which the Corporate Trust Office of the Lease Indenture Trustee or the Lessor Manager is located or the city and state in which the Corporate Trust Office of any Pass Through Trustee is located.

"Central Hudson" shall mean Central Hudson Gas & Electric Corporation.

"Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement, dated the Effective Date, between the Company, the Other Company, the Lessee Guarantor, and the Initial Purchasers.

"Certificateholders" shall mean each of the holders of Certificates, and each of such holder's successors and permitted assigns.

"Certificates" shall mean one or more, as the context may require, of (i) the 7.27% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to Section 3.3, 3.4 or 3.5 of Pass Through Trust Agreement ST and (ii) the 7.67% Pass Through Certificates issued on the Closing Date and any certificates issued in replacement therefor pursuant to Section 3.3, 3.4 or 3.5 of Pass Through Trust Agreement LT.

"Certificates Register" shall mean the "Register" specified in Section 3.4 of the relevant Pass Through Trust Agreement.

"CH Retained Power and Control Lines Easement" shall mean the easement and rights-of-way granted to the Ground Lessor by Central Hudson for the use, operation and maintenance of, and access to, the Retained Power and Control Lines on and from certain parcels of real property adjoining the Facility Site, as more fully described in Section 2.3 of the Easement Agreement (Roseton and Danskammer Stations) dated January 30, 2001 among the Company, the Other Company and Central Hudson.

"Claim" shall mean any liability (including in respect of negligence (whether passive or active or other torts), strict or absolute liability in tort or otherwise, warranty, latent or other defects (regardless of whether or not discoverable), statutory liability, property damage, bodily injury or death), obligation, loss, settlement, damage, penalty, claim, action, suit, proceeding (whether civil or criminal), judgment, penalty, fine and other legal or administrative sanction, judicial or administrative proceeding, cost, expense or disbursement, including reasonable legal, investigation and expert fees, expenses and reasonable related charges, of whatsoever kind and nature.

"Closing" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Closing Appraisal" shall mean the appraisal, dated the Closing Date, prepared by the Appraiser and addressed to the Owner Participant with respect to the Owner Lessor's Interest, which Closing Appraisal shall:

                                 APPENDIX - 8

     (a) confirm the Purchase Price, which shall be equal to the fair market value of the Facility on the Closing Date;

     (b) determine the economic useful life of the Facility, and confirm that the Facility is reasonably estimated on the Closing Date to have (i) a remaining economic useful life equal to at least 133.33% of the Basic Lease Term, and (ii) a fair market value at the end of the Basic Lease Term equal to at least 20% of its Purchase Price, without regard to inflation or deflation during the Basic Lease Term;

     (c) confirm that it is reasonable to expect that upon expiration or termination of the Facility Lease, it will be commercially feasible for a party other than the Facility Lessee to operate the Facility;

     (d) allocate the percentage of the Purchase Price eligible for each category of Depreciation Deduction;

     (e)  confirm that the Facility is an integrated facility; and

     (f) address any other matters that the Owner Participant shall reasonably request.

"Closing Date" shall have the meaning specified in Section 2.2(a) of the Participation Agreement.

"Code" shall mean the Internal Revenue Code of 1986.

"Collective Bargaining Agreement" shall mean the Fossil Production Plant Agreement effective as of July 1, 1998 with Local Union 320 of the International Brotherhood of Electrical Workers A.F. of L.- C.I.O.

"Company" shall mean Dynegy Roseton, L.L.C., a Delaware limited liability company.

"Competitor" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

"Component" shall mean any appliance, part, instrument, appurtenance, accessory, furnishing, equipment or other property of whatever nature that may from time to time be incorporated in the Facility, except to the extent constituting Modifications.

"Corporate Trust Office" shall have the meaning specified in the relevant Pass Through Trust Agreement.

"Cross Easement Agreement" shall mean the Cross Easement Agreement, dated as of the Closing Date, by and between the Company and the Other Company, substantially in the form of Exhibit O to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which such parties have granted certain rights relating to the use, operation and maintenance of the Facility, the Facility Site, the Retained Assets, the Retained Sites, the Other Facility, the Other Facility Site, the Other Retained Assets and the Other Retained Sites, as the case may be.

                                 APPENDIX - 9

"Cross Easement Rights" shall mean the easements and rights granted to the Company as set forth in the Cross Easement Agreement.

"Danskammer Facility" shall have the meaning specified in the Cross Easement Agreement.

"Debt Portion of Periodic Lease Rent" shall mean in respect of any Rent Payment Date, the portion of Periodic Lease Rent payable on such Rent Payment Date equal to the scheduled principal and interest due and payable on the Lessor Notes on such Rent Payment Date.

"Debt Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the outstanding principal of, and accrued interest on, the Lessor Notes on such date of determination (other than any amounts past due and any overdue interest thereon).

"Deduction Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Deed" shall mean the Bargain and Sale Deed, dated the Closing Date, substantially in the form of Exhibit B to the Participation Agreement, by the Company in favor of the Owner Lessor duly completed, executed and delivered on the Closing Date pursuant to which, together with the Bill of Sale, the Owner Lessor will acquire the Facility from the Company.

"Depreciation Deductions" shall have the meaning specified in Section 1(a) of the Tax Indemnity Agreement.

"DHI" shall mean Dynegy Holdings Inc., a Delaware corporation.

"Discount Rate" shall mean 8.20%.

"DNE" shall mean Dynegy Northeast Generation, Inc., a Delaware corporation.

"Dock Facilities" shall mean a collective reference to each of the structures constituting the "dock," "catwalks" and "moorings" located on Parcel 5 of the Retained Sites and Parcels 4 and 6 of the Facility Site to be used for the loading and/or unloading by ship, barge or similar craft of coal and/or fuel oil; for the avoidance of doubt, the Dock Facilities shall not include any equipment located on or near the Dock Facilities used in connection with such loading and/or unloading, such as the coal hopper and conveyor system, any crane and/or other related equipment.

"Dock Facility Site" shall mean that portion of the Retained Sites designated as Parcel 5.

"Dollars" or the sign "$" shall mean United States dollars or other lawful currency of the United States.

"DTC" shall mean The Depository Trust Company, a New York corporation.

"Dynegy" shall mean Dynegy Inc., an Illinois corporation.

                                 APPENDIX - 10

"Effective Date" shall mean May 1, 2001, the date the Participation Agreement shall have been executed and delivered by the parties thereto.

"Effective Rate" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Enforcement Notice" shall have the meaning specified in Section 5.1 of the Lease Indenture.

"Engineering Consultant" shall mean S&W Consultants, Inc.

"Engineering Report" shall mean the report of the Engineering Consultant, dated as of May 8, 2001, addressed to the Owner Participant.

"Environmental Condition" shall mean any action, omission, event, condition or circumstance, including the presence of any Hazardous Substance, that does or reasonably could (a) require assessment, investigation, abatement, correction, removal or remediation, (b) give rise to any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under any Environmental Law, (c) create or constitute a public or private nuisance or trespass, or (d) constitute a violation of or non-compliance with any Environmental Law.

"Environmental Consultant" shall mean URS Greiner Woodward Clyde.

"Environmental Laws" shall mean any federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, directives, permits, licenses, approvals, codes and regulations relating to the environment, safety or health of human beings or other living organisms, natural resources or Hazardous Substances, as each may from time to time be amended, supplemented or supplanted.

"Environmental Report" shall mean a report prepared by the Environmental Consultant, dated as of May 8, 2001, which report shall summarize and update certain aspects of the Phase I environmental review (the "Phase I Report") and
                                                          --------------
the Environmental Risk Liabilities Evaluation Report (the "ERLE Report") (which
                                                           -----------
summarizes certain aspects of the Phase II environmental review (the "Phase II
                                                                      --------
Report") conducted by IT Corporation), each conducted by the Environmental
------
Consultant as part of the sale of the APSA Assets to the Company under the applicable Asset Purchase and Sale Agreement; each of the Phase I Report, the Phase II Report and the ERLE Report shall be attached to the Environmental Report.

"Equity Investment" shall mean $80,600,000.

"Equity Investor" shall mean Resources Capital Management Corporation, a New Jersey corporation

"Equity Investor Parent" shall mean PSEG Resources Inc., a New Jersey corporation.

"Equity Portion of Periodic Lease Rent" shall mean for any Rent Payment Date the difference between (a) Periodic Lease Rent scheduled to be paid under the Facility Lease on such Rent Payment Date and (b) the Debt Portion of Periodic Lease Rent as of such Rent Payment Date.

                                 APPENDIX - 11

"Equity Portion of Termination Value" in respect of any determination of Termination Value or amount determined by reference to Termination Value payable pursuant to the Operative Documents shall mean an amount equal to the excess, if any, of (a) the Termination Value on the date of determination, over (b) the Debt Portion of Termination Value on the date of termination.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974.

"Event of Default" shall mean an Event of Default under either Pass Through Trust Agreement.

"Event of Loss" shall mean, with respect to any Unit, or in the case of clause
(d), the Facility, any of the following events:

     (a) loss of such Unit or use thereof due to destruction or damage to such Unit that is beyond economic repair or that renders such Unit permanently unfit for normal use;

     (b) damage to such Unit that results in an insurance settlement with respect to such Unit on the basis of a total loss, or an agreed constructive or a compromised total loss;

     (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, such Unit or, if it prevents the Company from operating or maintaining such Unit, of the Facility Site by any Governmental Entity (a "Requisition") following exhaustion of all permitted appeals or an election by
 -----------
the Company not to pursue such appeals (provided that no such contest may be conducted without the consent of the Owner Participant while a Lease Event of Default shall have occurred and be continuing nor shall any such contest extend beyond the earlier of (i) the date which is one year after the loss of such title, or (ii) the date which is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Company), but, in any case involving Requisition of use but not of title, only if such Requisition of use continues beyond the Basic Lease Term or any Renewal Lease Term then in effect or elected by the Company; and

     (d) if elected by the Owner Participant within twelve (12) months of the date upon which the Owner Participant shall obtain Actual Knowledge of the event or circumstance which would upon election of the Owner Participant result in the right to terminate the Facility Lease under this clause (d), and only in such case as termination of the Facility Lease and transfer of the Facility to the Company shall remove the basis of the regulation described below, subjection of the Owner Participant's interest in the Facility, or any part thereof, to any rate of return regulation by any Governmental Entity, or subjection of the Owner Participant (or any Affiliate thereof) or the Owner Lessor to any other public utility regulation of any Governmental Entity or law that in the reasonable opinion of the Owner Participant is materially burdensome, in either case by reason of the participation of the Owner Lessor or the Owner Participant in the transaction contemplated by the Operative Documents, and not, in any event, as a result of (i) investments, loans or other business activities of the Owner Participant or its Affiliates in respect of equipment or facilities similar in nature to the Facility or any part thereof or in any other electrical, steam, cogeneration or other energy or utility related equipment or facilities or the general business or other activities of the Owner Participant or Affiliates or the nature of any of the properties or assets from time to time owned, leased, operated, managed or otherwise used or made available for use by the Owner Participant or its Affiliates or (ii) a failure of the Owner

                                 APPENDIX - 12

Participant to perform routine, administrative or ministerial actions the performance of which would not subject the Owner Participant or any Affiliate to any material adverse consequence (in the reasonable opinion of the Owner Participant or any Affiliate acting in good faith), provided that the Company, the Owner Lessor and the Owner Participant agree to cooperate and to take reasonable measures to alleviate the source or consequence of any regulation constituting an Event of Loss under this clause (d) (a "Regulatory Event of
                                                        -------------------
Loss"), at the cost and expense of the party requesting such cooperation and so
----
long as there shall be no adverse consequences to the Owner Lessor or Owner Participant (or any of its Affiliates) as a result of such cooperation or the taking of reasonable measures.

"EWG" shall mean a Person determined by an order of FERC to be an "exempt wholesale generator" as defined in Section 32(a)(1) of the Holding Company Act.

"Excepted Payments" shall mean and include (a)(i) any indemnity (whether or not constituting Supplemental Lease Rent and whether or not a Lease Event of Default exists) payable to either the Trust Company, the Lessor Manager, the Equity Investor, the Owner Lessor, or the Owner Participant or to their respective Indemnitees and successors and permitted assigns (other than the Lease Indenture Trustee) pursuant to Section 2.3, 9.1, 9.2, 11.1 or 11.2 of the Participation Agreement, Section 7.1 or 7.2 of the LLC Agreement, and any payments under the Tax Indemnity Agreement or (ii) any amount payable by the Company to the Owner Lessor, the Equity Investor or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights or complying with its obligations under the Operative Documents, (b)(i) insurance proceeds, if any, payable to the Owner Lessor or the Owner Participant under insurance separately maintained by the Owner Lessor or the Owner Participant with respect to the Facility as permitted by Section 11.5 of the Facility Lease or (ii) proceeds of personal injury or property damage or other liability insurance maintained under any Operative Document for the benefit of the Trust Company, the Lessor Manager, the Owner Lessor or the Owner Participant, (c) any amount payable to the Owner Participant as the purchase price of the Owner Participant's right and interest in the Member Interest, (d) any amounts payable to the Owner Participant upon exercise by the Company of the Special Lessee Transfer pursuant to Section 13.1 of the Participation Agreement, (e) all other fees expressly payable to the Owner Participant, the Equity Investor or the Owner Lessor under the Operative Documents, (f) if the Facility Lessee exercises its right to assume the Lessor Notes, any Termination Value (or amount calculated by reference thereto) or purchase price payable by the Facility Lessee in connection therewith, (g) any payments made under the Lessee Guaranty in respect of any of the foregoing and
(h) any payments in respect of interest, or any payments made on an After-Tax Basis, to the extent attributable to payments referred to in clause (a) through
(g) above that constitute Excepted Payments.

"Excepted Rights" shall mean the rights of the Owner Lessor and Owner Participant as set forth in Section 5.6 of the Lease Indenture.

"Excess Amount" shall have the meaning specified in Section 15.2 of the Participation Agreement.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

                                 APPENDIX - 13

"Excluded Property" shall mean Excepted Payments and Excepted Rights, collectively.

"Excluded Taxes" shall have the meaning specified in Section 9.2(b) of the Participation Agreement.

"Exempt Facilities" shall have the meaning specified in the Exempt Facilities Agreement.

"Exempt Facilities Agreement" shall mean the Exempt Facilities Agreement substantially in the form of Exhibit P to the Participation Agreement, by and between the Company and the Owner Lessor duly completed, executed and delivered on the Closing Date, pursuant to which the Owner Lessor and the Company each agrees to undertake certain obligations with respect to the Exempt Facilities.

"Expiration Date" shall mean February 8, 2035, the last day of the Basic Lease Term.

"Extended Marketing Period" shall have the meaning specified in Section 10.1(c) of the Facility Lease.

"Facility" shall mean a collective reference to each of the Units and each of the assets being transferred by the Company to the Owner Lessor pursuant to the Bill of Sale and Deed, as more fully described on Exhibit A to the Bill of Sale and on Exhibit B to the Deed.

"Facility Agreements" shall mean the Interconnection Agreement.

"Facility Lease" shall mean the Facility Lease Agreement, dated as of the Closing Date, between the Owner Lessor and the Company, substantially in the form of Exhibit C-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will lease the Facility to the Company.

"Facility Lease Term" shall mean the term of the Facility Lease, including the Basic Lease Term and all Renewal Lease Terms.

"Facility Lessee" shall mean the Company as lessee under the Facility Lease. To the extent there is a transfer pursuant to Section 13.2 of the Participation Agreement in circumstances where the Facility Lessee is to remain liable under the Operative Documents, the term Facility Lessee shall continue to include the transferring entity for purposes of Section 16 of the Facility Lease.

"Facility Lessee's Interest" shall mean the Facility Lessee's right, title and interest in and to the Facility under the Facility Lease and the Ground Interest under the Site Sublease.

"Facility Site" shall mean, collectively, Parcels 1A, except the portion thereof comprising the Additional Facility Site, 4, and 6, which parcels are described in Exhibit A to the Site Lease and Exhibit A to the Site Sublease, and all rights of way, easements, permits and other appurtenances to such parcels.

"Fair Market Rental Value" or "Fair Market Sales Value" shall mean with respect to any property or service as of any date, the cash rent or cash price obtainable in an arm's length lease,

                                 APPENDIX - 14
sale or supply, respectively, between an informed and willing lessee or purchaser under no compulsion to lease or purchase and an informed and willing lessor or seller or supplier under no compulsion to lease or sell or supply of the property or service in question, and shall, in the case of any Unit or an Owner Lessor's Interest, be determined (except pursuant to Section 17 of the Facility Lease or as otherwise provided below or in the Operative Documents) on the basis that (a) the conditions contained in Sections 7 and 8 of the Facility Lease shall have been complied with in all respects, (b) the lessee or buyer shall have rights in, or an assignment of, the Operative Documents to which the Owner Lessor is a party and the obligations relating thereto, (c) the Unit or the Owner Lessor's Interest, as the case may be, is free and clear of all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens), (d) taking into account the remaining terms of the Site Lease and the Site Sublease, and (e) in the case of the Fair Market Rental Value, taking into account the terms of the Facility Lease and the other Operative Documents. If the Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest is to be determined during the continuance of a Lease Event of Default or in connection with the exercise of remedies by the Owner Lessor pursuant to Section 17 of the Facility Lease, such value shall be determined by an appraiser appointed solely by the Owner Lessor on an "as-is", "where-is" and "with all faults" basis and shall take into account all Liens (other than Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens); provided, however, in any such case where the Owner Lessor shall be unable to obtain constructive possession sufficient to realize the economic benefit of the Owner Lessor's Interest, Fair Market Sales Value or Fair Market Retail Value of the Owner Lessor's Interest shall be deemed equal to $0. If in any case other than in the preceding sentence the parties are unable to agree upon a Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest within 30 days after a request therefor has been made, the Fair Market Sales Value or Fair Market Rental Value of the Owner Lessor's Interest shall be determined by appraisal pursuant to the Appraisal Procedures. Any fair market value determination of a spare part or Severable Modification for purposes of Section 5.2(d) of the Facility Lease shall take into consideration any liens or encumbrances to which the spare part or Severable Modification being appraised is subject and which are being assumed by the transferee, and that such spare part or Severable Modification is being transferred on an "as-is", "where-is" basis.

"Federal Power Act" shall mean the Federal Power Act.

"FERC" shall mean the Federal Energy Regulatory Commission of the United States.

"FERC EWG (Lessee) Order" shall mean the order issued by the FERC on February 6, 2001, in Docket No. EG01-80-000 granting the Company EWG status.

"FERC EWG (Owner Lessor) Application" shall mean the application of Owner Lessor to FERC for Determination of EWG Status, Docket No. EG01-170-000 filed on March 30, 2001

"FERC Orders" shall mean, collectively, the FERC EWG (Lessee) Order, the FERC
Section 203 Order, the FERC Waiver Order and the FERC Section 205 Order.

"FERC Section 203 Order" shall mean the FERC Order issued on March 13, 2001, under Section 203 of the FPA in Docket No. EC01-55-000 granting approval under
Section 203 of the

                                 APPENDIX - 15

Federal Power Act for the sale and lease of the Facilities' transmission facilities to the Owner Lessor by Facility Lessee.

"FERC Section 205 Order" shall mean the order issued by the FERC on December 7, 2000, in Docket No. ER01-141-000, granting approval for the issuance of securities or assumption of liabilities under Section 204 of the Federal Power Act and granting to the Company Market-Based Rate Authority.

"FERC Waiver Order" shall mean FERC Order issued on March 19, 2001, in Docket No. EL01-28-000 disclaiming jurisdiction under Section 201(b) of the Federal Power Act over the Owner Lessor, the Lessor Manager and the Owner Participant.

"Final Determination" shall have the meaning specified in Section 9 of the Tax Indemnity Agreement.

"First Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.1 of the Facility Lease.

"FMV Renewal Lease Term" shall have the meaning specified in Section 15.3 of the Facility Lease.

"GAAP" shall mean generally accepted accounting principles used in the United States consistently applied.

"Governmental Entity" shall mean and include any national government, any political subdivision of a national government or of any state, county or local jurisdiction therein or any board, commission, department, division, organ, instrumentality, court or agency of any thereof.

"Ground Interest" shall have the meaning set forth in Section 2.1 of the Site Lease.

"Ground Lessee" shall mean the Owner Lessor as lessee of the Ground Interest under the Site Lease.

"Ground Lessor" shall mean the Company as lessor of the Ground Interest under the Site Lease.

"Ground Lessor's Release Rights" shall have the meaning specified in Section
4.2 of the Site Lease.

"Ground Rent Adjustment Date" shall have the meaning specified in Section 3.1(b) of the Site Lease.

"Ground Sublessee" shall mean the Company as sublessee of the Ground Interest under the Site Sublease.

"Ground Sublessor" shall mean the Owner Lessor as sublessor of the Ground Interest under the Site Sublease.

                                 APPENDIX - 16

"Guarantor Transferee" shall have the meaning set forth in Section 13.3 of the Participation Agreement.

"Hazardous Substance" shall mean any pollutant, contaminant, hazardous substance, hazardous waste, toxic substance, chemical substance, extremely hazardous substance, petroleum or petroleum-derived substance, waste, or additive, asbestos, PCBs, radioactive material, corrosive, explosive, flammable or infectious material, lead, radon or other compound, element, material or substance in any form whatsoever (including products) defined, regulated, restricted or controlled by or under any Environmental Law.

"High-Voltage Electrical Equipment" shall mean a collective reference to (a) the disconnect switch and all the structures and equipment back to the high side of the generator step-up transformer from the disconnect switch for Unit 1 (C3081),
(b) the disconnect switch and all the structures and equipment back to the high side of the generator step-up transformer from the disconnect switch for Unit 2 (C3082), and (c) all cables, conduit and duct systems that run underground from the Roseton plant relay room to the Roseton 345kV switchyard control house.

"Holding Company Act" shall mean the Public Utility Holding Company Act of 1935.

"Illiquidity Event" shall have the meaning specified in the Registration Rights Agreement.

"Inclusion Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Indemnitee" shall have the meaning specified in Section 9.1(a) of the Participation Agreement.

"Indenture Default" shall mean any event that with the giving of notice or the passage of time would become a Lease Indenture Event of Default.

"Indenture Estate" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Indenture Trustee's Liens" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Lease Indenture Trustee, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Lease Indenture Trustee specified therein, (b) Taxes imposed upon the Lease Indenture Trustee, or any Affiliate thereof that are not indemnified against by the Company pursuant to any Operative Document, or (c) Claims against or affecting the Lease Indenture Trustee, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Lease Indenture Trustee of any portion of the interest of the Lease Indenture Trustee in the Lessor Estate, other than pursuant to the Operative Documents.

"Independent Appraiser" shall mean a disinterested, licensed professional appraiser of industrial property who (a) meets the personal property qualifications criteria established by the Appraisal Foundation; (b) is a Member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers; (c) is in the regular employ, or is a principal of, a

                                 APPENDIX - 17
nationally recognized appraisal firm; and (d) has substantial experience in the business of evaluating facilities similar to the Facility.

"Initial Purchasers" shall mean Banc of America Securities LLC, Lehman Brothers Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and TD Securities
(USA) Inc.

"Insurance Consultant" shall mean Marsh USA, Nashville, Tennessee Office.

"Interconnection Agreement" shall mean the Interconnection Agreement for Roseton Generating Station, dated as of February 4, 2001, between the Company and Central Hudson pursuant to which Central Hudson will provide certain interconnection services to the Company and the parties will govern their access to each other's property, assets and facilities.

"Interest Deductions" shall have the meaning specified in Section 1(c) of the Tax Indemnity Agreement.

"IRS" shall mean the Internal Revenue Service of the United States Department of Treasury.

"Lease Bankruptcy or Payment Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Event of Default under Section 16(a), (b), (i) or (j) of the Facility Lease.

"Lease Debt" shall mean the debt evidenced by the Certificates, and other debt issued pursuant to Section 11 of the Participation Agreement.

"Lease Debt Rate" shall mean a rate per annum equal to 7.64%.

"Lease Event of Default" shall have the meaning specified in Section 16 of the Facility Lease.

"Lease Indenture" shall mean the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the Closing Date, between the Owner Lessor and the Lease Indenture Trustee, substantially in the form of Exhibit E to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Owner Lessor will issue the Lessor Notes.

"Lease Indenture Bankruptcy Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(e) or (f) of the Lease Indenture.

"Lease Indenture Event of Default" shall have the meaning specified in Section
4.2 of the Lease Indenture.

"Lease Indenture Payment Default" shall mean any event or occurrence, which, with the passage of time or the giving of notice or both, would become a Lease Indenture Event of Default under Section 4.2(b) of the Lease Indenture.

"Lease Indenture Trustee" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Lease Indenture Trustee under the Lease Indenture, and each other Person

                                 APPENDIX - 18
who may from time to time be acting as Lease Indenture Trustee in accordance with the provisions of the Lease Indenture.

"Lease Indenture Trustee Office" shall mean the office to be used for notices to the Lease Indenture Trustee from time to time pursuant to Section 9.8 of the Lease Indenture.

"Lease Indenture Trustee's Account" shall mean the account (No. 507-947533) (Corporate Trust Incoming Wire Account - Trust Account No. 160265.5) with The Chase Manhattan Bank, ABA# 021000021 for the account of the Owner Lessor,
Attention: Annette M. Marsula, Institutional Trust Service, or such other account as the Lease Indenture Trustee may from time to time specify in a notice pursuant to Section 9.8 of the Lease Indenture.

"Lessee Action" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Lessee Guarantor" shall mean DHI or any Person that shall guaranty the obligations of the Company or any Guarantor Transferee under the Operative Documents in accordance with Section 13 of the Participation Agreement or any entity issuing a guaranty pursuant to Section 13.2 of the Participation Agreement. To the extent there is a transfer pursuant to Section 13.2 or 13.4 of the Participation Agreement in circumstances where the Lessee Guarantor is to remain liable under the Operative Documents, the term Lessee Guarantor shall continue to include the transferring entity, for purposes of Section 16 of the Facility Lease.

"Lessee Guaranty" shall mean the Guaranty, dated as of the Effective Date, executed by DHI in favor of the Transaction Parties, or any other guaranty agreement entered into pursuant to Section 13 of the Participation Agreement.

"Lessee Person" shall have the meaning specified in Section 4(d) of the Tax Indemnity Agreement.

"Lessee Section 467 Interest" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Lessee Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lessee Transferee" shall have the meaning specified in Section 13.2(a) of the Participation Agreement.

"Lessor Estate" shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Operative Documents, and the Facility Agreements, including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Lease Rent, Renewal Lease Rent, Supplemental Lease Rent, Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Facility, the Ground Interest, the Operative Documents, and the Facility Agreements, and any of the foregoing, but shall not include Excluded Property.

                                 APPENDIX - 19

"Lessor Manager" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as independent manager under the LLC Agreement and each other Person that may from time to time be acting as independent manager in accordance with the provisions of the LLC Agreement.

"Lessor Note ST" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trust ST on the Closing Date, as more fully described in
Section 2.2 of the Lease Indenture.

"Lessor Note LT" shall mean the lessor note issued by the Owner Lessor in favor of the Pass Through Trust LT on the Closing Date, as more fully described in
Section 2.2 of the Lease Indenture.

"Lessor Notes" shall mean a collective reference to the Lessor Note ST and the Lessor Note LT, as more fully described in Section 2.2 of the Lease Indenture.

"Lessor Possession Date" shall mean with respect to any Unit, the earlier to occur of (a) the expiration of the Facility Lease Term and (b) the date on which the Company shall lose possession of such Unit pursuant to Sections 10, 13, 14 or 17 of the Facility Lease (unless in the case of Sections 10 or 13, the Company shall have purchased such Unit).

"Lessor Section 467 Interest" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Lessor Section 467 Loan Balance" shall have the meaning ascribed to that term in the definition of "Section 467 Loan Balance."

"Lien" shall mean any mortgage, security deed, security title, pledge, lien, charge, encumbrance, lease, security interest or title retention arrangement.

"List of Competitors" shall mean the initial list attached to the Participation Agreement as Schedule 4, as amended from time to time pursuant to Section 7.1(b) of the Participation Agreement.

"LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of the Effective Date, between the Trust Company and the Owner Participant pursuant to which the Owner Lessor shall be governed.

"Loan" shall mean a loan evidenced by any Lessor Note.

"MACRS" shall mean the modified accelerated cost recovery system provided under
Section 168 of the Code.

"Majority in Interest of Noteholders" as of any date of determination, shall mean Noteholders holding in aggregate more than 50% of the total outstanding principal amount of the Notes; provided, however, that any Note held by the Company and/or any Affiliate of the Company shall not be considered outstanding for purposes of this definition unless the Company and/or such Affiliate shall hold title to all the Notes outstanding.

                                 APPENDIX - 20

"Make Whole Premium" shall mean, with respect to any Notes subject to redemption pursuant to the Lease Indenture, an amount equal to the Discounted Present Value of such Notes less the unpaid principal amount of such Notes; provided that the Make Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Notes subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value of all principal and interest payments scheduled to become due after the date of such redemption in respect of such Notes, calculated using a discount rate equal to the sum of (a) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Notes and trading in the secondary market at the price closest to par and (b) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Notes, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Notes and trading in the secondary market at the price closest to par.

"Material Adverse Effect" shall mean a materially adverse effect on (a) the business, assets, results of operations or financial condition of the Company, Lessee Guarantor and their subsidiaries, taken as a whole, (b) the ability of the Company or Lessee Guarantor to perform their respective obligations under the Operative Documents, or (c) the validity or enforceability of the Operative Documents, the Liens granted thereunder, or the material rights and remedies thereto.

"Material Adverse Tax Law Change" shall mean, in the written opinion of the Equity Investor's tax counsel, a proposed or actual amendment, modification, addition or change in or to the provisions of, or the interpretation of U.S. Federal income tax law as in effect on the date hereof, the effect of which would or could reasonably be expected to render inaccurate any of the Tax Assumptions or which could reasonably be expected to adversely affect the Owner Participant's Net Economic Return or which otherwise could reasonably be expected to materially adversely affect the Owner Participant, which amendment, modification, addition or change shall have been enacted, promulgated, issued or proposed prior to the Closing Date.

"Maximum Probable Loss" shall mean the largest loss that can occur under the worst conditions that are likely to occur.

"Member Interest" shall mean the membership interest of the Owner Participant in the Owner Lessor.

"Memorandum of Lease" shall mean the Memorandum of Lease, dated as of the Closing Date, between the Owner Lessor and the Company, substantially in the form of Exhibit C-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date.

"Minimum Credit Standard" shall mean (i) in respect of DHI only, the then current credit rating of DHI, and (ii) in respect of any entity other than DHI, a credit rating from S&P and Moody's of at least BBB and Baa2, respectively.

                                 APPENDIX - 21

"Modification" shall mean an addition, betterment, improvement or enlargement of the Facility, including any Required Modifications and Optional Modifications, but not Components.

"Moody's" shall mean Moody's Investors Service, Inc.

"Nonseverable Modifications" shall mean any Modification that is not readily removable without causing material damage to the Facility.

"Note Register" shall have the meaning specified in Section 2.8 of the Lease Indenture.

"Noteholder" shall mean any holder from time to time of an outstanding Note.

"Notes" shall mean any Lessor Notes or Additional Lessor Notes issued pursuant to the Lease Indenture.

"NYPSC Section 69 Order" shall mean the order issued by the New York State Public Service Commission on April 27, 2001, in Case 01-E-0587, granting approval to consummate the Transaction under Section 69 of the New York Public Service Law.

"Obsolescence Termination Date" shall have the meaning specified in Section 14.1 of the Facility Lease.

"Offering Circular" shall mean the Offering Circular, dated as of May 1, 2001, with respect to the Certificates.

"Officer's Certificate" shall mean with respect to any Person, a certificate signed (a) in the case of a corporation or limited liability company, by the Chairman of the Board, the President, or a Vice President of such Person or any Person authorized by or pursuant to the organizational documents, the bylaws or any resolution of the board of directors, board of managers, or executive committee of such Person (whether general or specific) to execute, deliver and take actions on behalf of such Person in respect of any of the Operative Documents, (b) in the case of a partnership, by the Chairman of the Board of Directors, the President or any Vice President of a corporate general partner, and (c) in the case of the Lease Indenture Trustee or the Pass Through Trustees, a certificate signed by a Responsible Officer of the Lease Indenture Trustee or the Pass Through Trustees.

"OP Guarantor" shall mean the Equity Investor or any Person that shall guaranty the obligations of an OP Transferee under the Operative Documents in accordance with Section 7.1(a) of the Participation Agreement.

"OP Guaranty" shall mean the OP Guaranty, dated as of the Effective Date, executed by the Equity Investor in favor of the Transaction Parties, or any other guaranty agreement entered into pursuant to Section 7.1 of the Participation Agreement.

"OP LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement, dated as of the Effective Date, by PSEGR Newburgh Holdings LLC pursuant to which the Owner Participant shall be governed.

                                 APPENDIX - 22

"OP Member" shall mean the sole member of the Owner Participant.

"OP Member Interest" shall mean the membership interest of the OP Member in the Owner Participant.

"OP Transferee" shall have the meaning specified in Section 7.1(a) of the Participation Agreement.

"Operative Documents" shall mean the Participation Agreement, the Bill of Sale, the Deed, the Facility Lease, the Memorandum of Lease, the Site Lease, the Site Sublease, the Assignment and Reassignment of Facility Agreements, the Lease Indenture, the Notes, the Pass Through Trust Agreements, the Certificates, the Assignment and Reassignment of the Collective Bargaining Agreement, the LLC Agreement, the Cross Easement Agreement, the Exempt Facilities Agreement, the Shared Facilities Agreement, the Tax Indemnity Agreement, the OP Guaranty and the Lessee Guaranty.

"Operator" shall mean DNE.

"Optional Modification" shall have the meaning specified in Section 8.2 of the Facility Lease.

"Original LLC Agreement" shall mean the Limited Liability Company Agreement, dated as of March 28, 2001, pursuant to which the Owner Lessor was created.

"Other Bill of Sale" shall mean the "Bill of Sale" as defined in the Other Participation Agreement.

"Other Company" shall mean Dynegy Danskammer, L.L.C.

"Other Deed" shall mean the "Deed" as defined in the Other Participation Agreement.

"Other Facility" shall mean the "Facility" as defined in the Other Participation Agreement.

"Other Facility Lease" shall mean the "Facility Lease" as defined in the Other Participation Agreement.

"Other Facility Lessee" shall mean the "Facility Lessee" as defined in the Other Participation Agreement.

"Other Facility Site" shall mean the "Facility Site" as defined in the Other Participation Agreement.

"Other Ground Interest" shall mean the "Ground Interest" as defined in Other Site Lease.

"Other Lease Indenture" shall mean the "Lease Indenture" as defined in the Other Participation Agreement.

"Other Lease Indenture Trustee" shall mean the "Lease Indenture Trustee" as defined in the Other Participation Agreement.

                                 APPENDIX - 23

"Other Lessor Manager" shall mean the "Lessor Manager" as defined in the Other Participation Agreement.

"Other Operative Documents" shall mean the "Operative Documents" as defined in the Other Participation Agreement.

"Other Owner Lessor" shall mean Danskammer OL LLC.

"Other Owner Participant" shall mean Danskammer OP LLC.

"Other Participation Agreement" shall mean the Participation Agreement entered into by, the Other Company, the Other Lessor Manager, the Other Owner Lessor, the Other Owner Participant, the Other Lease Indenture Trustee and the Pass Through Trustees, dated as of the Effective Date, pursuant to which the Other Company has agreed to (a) sell to the Other Owner Lessor and (b) lease from the Other Owner Lessor the Other Facility pursuant to the Other Facility Lease.

"Other Project" shall mean the "Project" as defined in the Other Participation Agreement.

"Other Retained Assets" shall mean the "Retained Assets" as defined in the Other Participation Agreement.

"Other Retained Sites" shall mean the "Retained Sites" as defined in the Other Participation Agreement.

"Other Site Lease" shall mean the "Site Lease" as defined in the Other Participation Agreement.

"Other Site Sublease" shall mean the "Site Sublease" as defined in the Other Participation Agreement.

"Other Transaction" shall mean the "Transaction" as defined in the Other Participation Agreement.

"Overall Transaction" shall mean a collective reference to the Transaction and the Other Transaction.

"Overdue Rate" shall mean the Lease Debt Rate plus 2%.

"Owner Lessor" shall mean Roseton OL LLC, a Delaware limited liability company.

"Owner Lessor's Account" shall mean the account No. 55068-0 maintained by the Owner Lessor with Wilmington Trust Company, ABA#031100092, Attention: Corporate Trust Administration or such other account of the Owner Lessor, as the Owner Lessor may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.8 of the Lease Indenture.

                                 APPENDIX - 24

"Owner Lessor's Interest" shall mean the Owner Lessor's right, title and interest in and to the Facility under the Bill of Sale and the Deed and the Ground Interest under the Site Lease.

"Owner Lessor's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Owner Lessor, the Trust Company or the Lessor Manager, or Affiliate thereof that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Lessor, the Trust Company or the Lessor Manager specified therein, (b) Taxes imposed upon the Owner Lessor, the Trust Company or the Lessor Manager, or any Affiliate thereof that are not indemnified against by the Company or the Owner Participant pursuant to any Operative Document, or (c) Claims against or affecting the Owner Lessor, the Trust Company or the Lessor Manager, or any Affiliate thereof arising out of the voluntary or involuntary transfer by the Owner Lessor, the Trust Company or the Lessor Manager of any portion of the interest of the Owner Lessor, the Trust Company or the Lessor Manager in the Owner Lessor's Interest, other than pursuant to the Operative Documents.

"Owner Participant" shall mean Roseton OP LLC, a Delaware limited liability company.

"Owner Participant's Account" shall mean the account No. 55068-1 maintained by the Owner Participant with Wilmington Trust Company, ABA#031100092, Attention:
Corporate Trust Administration or such other account of the Owner Participant, as the Owner Participant may from time to time specify in a notice to the Lease Indenture Trustee pursuant to Section 9.8 of the Lease Indenture.

"Owner Participant's Commitment" shall mean the Owner Participant's investment in the Owner Lessor contemplated by Section 2.1(a) of the Participation Agreement.

"Owner Participant's Lien" shall mean any Lien on the Lessor Estate or any part thereof arising as a result of (a) Claims against or any act or omission of the Owner Participant that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner Participant set forth therein, (b) Taxes against the Owner Participant that are not indemnified against by the Company pursuant to the Operative Documents or (c) Claims against or affecting the Owner Participant arising out of the voluntary or involuntary transfer by the Owner Participant (except as contemplated or permitted by the Operative Documents) of any portion of the interest of the Owner Participant in the Member Interest.

"Owner Participant's Net Economic Return" shall mean the Owner Participant's anticipated (a) net after-tax yield, calculated according to the multiple investment sinking fund method of analysis, and (b) aggregate GAAP income and after-tax cash flow.

"Participation Agreement" shall mean the Participation Agreement, dated as of the Effective Date, among the Company, the Owner Lessor, Wilmington Trust Company, in its individual capacity and as Lessor Manager, the Owner Participant, and The Chase Manhattan Bank, as Lease Indenture Trustee and as Pass Through Trustees.

"Pass Through Trust Agreements" shall mean a collective reference to the Pass Through Trust Agreement ST and the Pass Through Trust Agreement LT.

                                 APPENDIX - 25

"Pass Through Trust Agreement LT" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between the Company, the Other Company and the Pass Through Trustee LT.

"Pass Through Trust Agreement ST" shall mean the Pass Through Trust Agreement, dated as of the Effective Date, between the Company, the Other Company and the Pass Through Trustee ST.

"Pass Through Trustee LT" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee LT under the Pass Through Trust Agreement LT, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement LT.

"Pass Through Trustee ST" shall mean The Chase Manhattan Bank, not in its individual capacity, but solely as Pass Through Trustee ST under the Pass Through Trust Agreement ST, and each other Person that may from time to time be acting as a Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreement ST.

"Pass Through Trust LT" shall mean the Roseton-Danskammer 2001-Series B Pass Through Trust created pursuant to the Pass Through Trust Agreement LT.

"Pass Through Trust ST" shall mean the Roseton-Danskammer 2001-Series A Pass Through Trust created pursuant to the Pass Through Trust Agreement ST.

"Pass Through Trustees" shall mean a collective reference to the Pass Through Trustee ST and the Pass Through Trustee LT.

"Pass Through Trusts" shall mean a collective reference to the Pass Through Trust ST and the Pass Through Trust LT.

"Periodic Lease Rent" shall have the meaning specified in Section 3.2(a) of the Facility Lease.

"Permitted Encumbrances" shall mean all matters shown as exceptions on Schedule B to each of the Title Policies as in effect on the Closing Date.

"Permitted Instruments" shall mean (a) Permitted Securities, (b) overnight loans to or other customary overnight investments in commercial banks of the type referred to in clause (d) below, (c) open market commercial paper of any corporation (other than the Company, DHI or any Affiliate) incorporated under the laws of the United States or any State thereof which is rated not less than "prime-1" or its equivalent by Moody's and "A-1" or its equivalent by S&P maturing within one year after such investment, (d) certificates of deposit and issued by commercial banks organized under the laws of the United States or any State thereof or a domestic branch of a foreign bank (i) having a combined capital and surplus in excess of $500,000,000 and (ii) which are rated "AA" or better by S&P and "Aa2" or better by Moody's; provided that no more than $20,000,000 may be invested in such deposits at any one such bank and (e) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to Permitted Securities.

                                 APPENDIX - 26

"Permitted Liens" shall mean (a) the interests of the Company, the Owner Participant, the Owner Lessor, the Lessor Manager, the Lease Indenture Trustee, and the Pass Through Trustees under any of the Operative Documents, (b) all Owner Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens,
(c) the reversionary interests of the Company in the Facility Site, (d) Liens permitted pursuant to Section 4.2 or 4.3 of the Site Lease, (e) Liens for (i) taxes not yet due and payable or (ii) taxes being contested in good faith, if adequate reserves for such taxes have been established and are being maintained in accordance with GAAP, (f) suppliers', vendors', workmen's, repairmen's, employee's, mechanics', materialmen's or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith and the Lessee shall maintain reserves for the discharge of such Lien in accordance with GAAP and so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility or the Ground Interest (or any material part of either thereof) or are bonded for the amount required under Applicable Law to release any such Lien, (g) pre-judgment Liens for claims against the Lessee which are contested in good faith and liens arising out of judgments or awards against the Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and to which a stay of execution has been obtained pending such appeal or review and so long as such proceedings do not involve a material risk of the sale, forfeiture or loss of the Facility or the Ground Interest (or any material part of either thereof) or are bonded for the amount required under Applicable Law to release any such Lien, and (h) Permitted Encumbrances.

"Permitted Securities" shall mean securities (and security entitlements with respect thereto) that are (a) direct obligations of the United States of America or obligations guaranteed as to principal and interest by the full faith and credit of the United States of America, and (b) securities issued by agencies of the U.S. Federal government whether or not backed by the full faith and credit of the United States rated "AAA" and "Aaa", or better by S&P and Moody's, respectively, which, in either case under clauses (a) or (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government obligation or a specific payment of interest on or principal of any such U.S. Government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of interest on or principal of the U.S. Government obligation evidenced by such depository receipt.

"Person" shall mean any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA, any "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any trust created under any such plan or any "governmental plan" (as defined in Section 3(32) of ERISA or Section 414(d) of the Code) that is organized in a jurisdiction having prohibitions on transactions with government plans similar to those contained in
Section 406 of ERISA or Section 4975 of the Code.

                                 APPENDIX - 27

"Predetermined Ground Rent Expiration Date" shall have the meaning specified in
Section 3.1(a) of the Site Lease.

"Pricing Assumptions" shall mean the "Pricing Assumptions" attached as Schedule 2 to the Participation Agreement.

"Principal Property" shall mean any natural gas, natural gas liquids or crude oil pipeline, distribution system, gathering system, storage facility or processing plant, except any such property that in the opinion of the Board of Directors of DHI is not of material importance to the business conducted by DHI and its consolidated subsidiaries taken as a whole.

"Principal Subsidiary" shall mean any subsidiary of DHI that owns a Principal Property.

"Proceeds" shall mean the proceeds from the sale of the Certificates by the Pass Through Trusts to the Certificateholders on the Closing Date.

"Project" shall mean the two unit, electric generating project located in Newburgh, New York, consisting of the Facility, the Retained Assets, and all other equipment or facilities required for the generation of electricity at the Facility and the Facility Site.

"Proportional Rent" shall have the meaning set forth in Section 3.2(c) of the Facility Lease.

"Prudent Industry Practice" shall mean, at a particular time, either (a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

"Purchase Price" shall mean the purchase price of the Facility in the amount of $620,000,000.

"Qualifying Cash Bid" shall have the meaning specified in Section 13.2 of the Facility Lease.

"Railroad Tracks" shall have the meaning specified in Section 2.1 of the Site Lease.

"Rating Agencies" shall mean S&P and Moody's or, if at the time the rating of either such Rating Agency is required such Rating Agency no longer provides the relevant rating (other than as a result of the rated Person choosing not to have such rating), such other rating agency of national recognition selected by the Facility Lessee.

"Reasonable Basis" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing

                                 APPENDIX - 28

Committee on Ethics and Professional Responsibility of the American Bar Association (or any successor to such opinion).

"Rebuilding Closing Date" shall have the meaning specified in Section 10.3(d) of the Facility Lease.

"Redemption Date" shall mean, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to the Lease Indenture or the respective Note, which date shall be a Termination Date.

"Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the Effective Date, among DHI, the Company, the Other Company and the Initial Purchasers.

"Regulatory Event of Loss" shall have the meaning specified in clause (d) of the definition of "Event of Loss."

"Related Party" shall mean, with respect to any Person or its successors and assigns, an Affiliate of such Person or its successors and assigns and any director, officer, servant, employee or agent of that Person or any such Affiliate or their respective successors and assigns; provided that the Lessor Manager and the Owner Lessor shall not be treated as Related Parties to each other and neither the Owner Lessor nor the Lessor Manager shall be treated as a Related Party to any Owner Participant except that the Owner Lessor will be treated as a Related Party to a Lessor Manager to the extent that the Lessor Manager acts at the written direction or with the written consent of such Owner Lessor and an Owner Lessor or Lessor Manager shall be treated as a Related Party to the Owner Participant to the extent that the Owner Lessor or Lessor Manager acts at the written direction or with the written consent of the Owner Participant.

"Released Property" shall have the meaning specified in Section 4.2 of the Site Lease.

"Released Unit Ground Interest Portion" shall have the meaning specified in
Section 2.8(b) of the Site Lease.

"Removable Modification" shall have the meaning specified in Section 8.3 of the Facility Lease.

"Renewal Lease Rent" shall mean the lease rent payable during any Wintergreen Renewal Lease Term or FMV Renewal Lease Term, in each case as determined in accordance with Section 15.4 of the Facility Lease.

"Renewal Lease Term" shall mean any Wintergreen Renewal Lease Term or any FMV Renewal Lease Term.

"Renewal Site Lease Term" shall have the meaning specified in Section 2.3(d) of the Site Lease.

"Renewal Site Sublease Term" shall have the meaning specified in Section 2.3 of the Site Sublease.

                                 APPENDIX - 29

"Rent" shall mean Periodic Lease Rent, Renewal Lease Rent and Supplemental Lease Rent.

"Rent Payment Date" shall mean each May 8 and November 8, commencing November 8, 2001, to and including February 8, 2035.

"Rent Payment Period" shall mean each period identified under the column heading "Rent Payment Period" on Schedule 2-A of the Facility Lease.

"Replacement Component" shall have the meaning specified in Section 7.2 of the Facility Lease.

"Required Modification" shall have the meaning specified in Section 8.1 of the Facility Lease.

"Requisition" shall have the meaning specified in clause (c) of the definition of "Event of Loss."

"Responsible Officer" shall mean, with respect to any Person, (a) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (i) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors (or equivalent body) of such Person, (ii) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer, and (iii) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents, and (b) with respect to the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustees, an officer in their respective corporate trust administration departments.

"Retained Assets" shall mean a collective reference to each of the assets being retained by the Company, as more fully described on Exhibit C to the Deed.

"Retained Oil Pipeline" shall mean the oil pipeline between the fuel oil pump house located on the Facility Site and the Dock Facilities.

"Retained Power and Control Lines" shall mean (i) the two overhead 345 kV power lines extending from the Facility to Central Hudson's switchyard, (ii) the four 345 kV electric transmission structures used to support such power lines, and
(iii) all cables, conduit and duct systems containing control signal and power service cables from Central Hudson's switchyard to the Facility; for the avoidance of doubt, the Retained Power and Control Lines shall not include the High-Voltage Electrical Equipment.

"Retained Power and Control Lines Site" shall mean the parcels of real property described on Exhibit C to the Site Lease.

"Retained Sites" shall mean, collectively, (i) Parcel 1C, (ii) Parcel 2, (iii) Parcel 2A, (iv) Parcel 5, (v) the Additional Facility Site, which parcels are described as the Retained Sites in Exhibits B and D to the Site Lease and Exhibits B and D to the Site Sublease, and (vi) from and after the date that any parcel or parcels shall have been released from the Facility Site pursuant to

                                 APPENDIX - 30

Section 4.2 of the Site Lease and Section 4.2 of the Site Sublease, such released parcels, and, in each case, all rights of way, easements, permits and other appurtenances to such land.

"Returned Unit" shall have the meaning specified in Section 4.3(a)(i) of the Site Lease.

"Revenue Bonds" shall have the meaning specified in the Exempt Facilities Agreement.

"Revenues" shall have the meaning specified in the Granting Clause of the Lease Indenture.

"Roseton Facility" shall have the meaning specified in the Cross Easement Agreement.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

"Scheduled Closing Date" shall mean May 8, 2001, or any date set for the Closing in a notice of postponement pursuant to Section 2.3(a) of the Participation Agreement.

"Scheduled Lease Expiration Date" shall mean February 8, 2035.

"Scheduled Payment Date" shall mean a Rent Payment Date.

"SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Second Wintergreen Renewal Lease Term" shall have the meaning specified in
Section 15.2 of the Facility Lease.

"Section 467 Interest" shall mean and include the Lessor Section 467 Interest and the Lessee Section 467 Interest.

"Section 467 Loan" shall mean any loan arising under and pursuant to Section 467 of the Code in connection with the Facility Lease.

"Section 467 Loan Balance" shall mean an amount equal to the product of the Purchase Price multiplied by the percentage set forth under the caption "Section 467 Loan Balance Percentage" on Schedule 1-A of the Facility Lease. If the percentage set forth under such caption is positive, the Section 467 Loan Balance shall constitute a loan made by the Facility Lessee to the Owner Lessor ("Lessor Section 467 Loan Balance") and, if such percentage is in parentheses,
  -------------------------------
shall constitute a loan made by the Owner Lessor to the Facility Lessee ("Lessee
                                                                          ------
Section 467 Loan Balance").
------------------------

"Secured Indebtedness" shall have the meaning specified in Section 1(b) of the Lease Indenture.

"Securities Act" shall mean the Securities Act of 1933.

"Security" shall have the same meaning as in Section 2(1) of the Securities Act.

                                 APPENDIX - 31

"Severable Modification" shall mean any Modification that can be removed without causing material damage to the Facility that cannot be readily repaired.

"Shared Facilities" shall have the meaning specified in the Shared Facilities Agreement.

"Shared Facilities Agreement" shall mean the Shared Facilities Agreement, dated as of the Closing Date, between the Company and the Owner Lessor.

"Significant Indenture Default" shall mean a failure by the Owner Lessor to make any payment of principal or interest on the Lessor Notes after the same shall have become due and payable.

"Significant Lease Default" shall mean any of: (a) if the Company shall fail to make any payment of Periodic Lease Rent, Renewal Lease Rent, or Termination Value after the same shall have become due and payable, (b) if the Company shall fail to make any payment under the Operative Documents (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) in excess of $250,000, except to the extent such amounts are in dispute in good faith and have not been established to be due and payable, and
(c) any event or circumstance that is, or with the passage of time or the giving of notice would become, a "Lease Event of Default" under clauses (g), (i) or
(j) of Section 16 of the Facility Lease.

"Site Lease" shall mean the Site Lease Agreement, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit D-1 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Company will lease the Ground Interest to the Owner Lessor.

"Site Lease Term" shall have the meaning specified in Section 2.3(d) of the Site Lease.

"Site Sublease" shall mean the Site Sublease Agreement, dated as of the Closing Date, between the Company and the Owner Lessor, substantially in the form of Exhibit D-2 to the Participation Agreement duly completed, executed and delivered on the Closing Date pursuant to which the Company will sublease the Ground Interest from the Owner Lessor.

"Site Sublease Term" shall have the meaning specified in Section 2.3 of the Site Sublease.

"Special Lessee Transfer" shall have the meaning specified in Section 13.1(a) of the Participation Agreement.

"Special Lessee Transfer Amount" shall mean for any date, the amount determined as follows:

     (a) the Equity Portion of Termination Value under the Facility Lease on the applicable Termination Date; plus

     (b) in the case of a termination pursuant to Section 13.1 of the Facility Lease, the amount, if any, by which the Qualifying Cash Bid exceeds Termination Value on the applicable Termination Date; plus

                                 APPENDIX - 32

     (c) any unpaid amount in respect of the Equity Portion of Periodic Lease Rent or Renewal Lease Rent due before the date of such determination.

"Special Lessee Transfer Event" shall have the meaning specified in Section 13.1(a) of the Participation Agreement.

"Subdivision" shall have the meaning specified in Section 4.6 of the Site Lease.

"Supplemental Financing" shall have the meaning specified in Section 11.1 of the Participation Agreement.

"Supplemental Lease Rent" shall mean any and all amounts, liabilities and obligations (other than Periodic Lease Rent and Renewal Lease Rent) that the Company assumes or agrees to pay under the Operative Documents (whether or not identified as "Supplemental Lease Rent") to the Owner Lessor or any other Person, including Termination Value.

"Survey" shall mean the survey prepared by Hayward and Pahan Associates, Job No. 11866-01, dated as of April 4, 2001, and certified as of May 4, 2001.

"Tax" or "Taxes" shall mean all fees, taxes (including income, receipts, capital, excise and sales taxes, use taxes, stamp taxes, value-added taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

"Tax Advance" shall have the meaning specified in Section 9.2(g)(iii)(5) of the Participation Agreement.

"Tax Assumptions" shall mean the items described in Section 1 of the Tax Indemnity Agreement.

"Tax Benefit" shall have the meaning specified in Section 9.2(e) of the Participation Agreement.

"Tax Claim" shall have the meaning specified in Section 9.2(g)(i) of the Participation Agreement.

"Tax Event" shall mean any event or transaction treated, for Federal income tax purposes, as a taxable sale or exchange of the Lessor Notes.

"Tax Indemnitee" shall have the meaning specified in Section 9.2(a) of the Participation Agreement.

"Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement, dated as of the Closing Date, between the Company, the Equity Investor, PSEGR Newburgh Holdings LLC, the Owner Participant and the Owner Lessor.

                                 APPENDIX - 33

"Tax Law Change" shall have the meaning specified in Section 12.2(a)(iii) of the Participation Agreement.

"Tax Loss" shall have the meaning specified in Section 5(a) of the Tax Indemnity Agreement.

"Tax Representation" shall mean each of the items described in Section 4 of the Tax Indemnity Agreement.

"Termination Date" shall mean each of the monthly dates during the Facility Lease Term identified as a "Termination Date" on Schedule 3-A of the Facility Lease.

"Termination Value" for any Termination Date shall mean (x) with respect to the Facility, an amount equal to the product of the Purchase Price and the percentage set forth under the heading "Termination Value Percentage" on
Schedule 3-A of the Facility Lease for such Termination Date and (y) with respect to any Unit, an amount equal to the product of (i) the Unit Percentage for such Unit, multiplied by (ii) the Purchase Price multiplied by (iii) and the percentage set forth under the heading "Termination Value Percentage" on
Schedule 3-A of the Facility Lease for such Termination Date.

"Title Policies" shall mean each of the title policies issued on the Closing Date to the Owner Lessor and the Lease Indenture Trustee relating to the Transaction.

"Tranche" shall mean all Lessor Notes with the same maturity date.

"Transaction" shall mean, collectively, each of the transactions contemplated under the Participation Agreement and of the other Operative Documents.

"Transaction Cost Deductions" shall have the meaning set forth in Section 1(b) of the Tax Indemnity Agreement.

"Transaction Costs" shall mean the following costs to the extent substantiated or otherwise supported in reasonable detail:

     (a) the cost of reproducing and printing the Operative Documents and the Offering Circular and all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar taxes in connection with the execution, delivery, filing and recording of the Deed, the Memorandum of Lease, the Site Lease, the Site Sublease, the Lease Indenture and any other Operative Document, and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Document and any Uniform Commercial Code filing fees in respect of the perfection of any security interests created by any of the Operative Documents or as otherwise reasonably required by the Owner Lessor or the Lease Indenture Trustee;

     (b) the reasonable fees and expenses of Dewey Ballantine LLP, counsel to the Owner Participant, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

                                 APPENDIX - 34

     (c) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, counsel to the Company and DHI, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (d) the reasonable fees and expenses of Brunenkant & Haskell, LLP special regulatory counsel to the Company, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (e) the reasonable fees and expenses of Morris, James, Hitchens & Williams LLP, counsel for the Owner Lessor, the Lessor Manager, and the Trust Company for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (f) the reasonable fees and expenses of Simpson Thacher & Bartlett, counsel to the Initial Purchasers, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents, and the Certificate Purchase Agreement;

     (g) the reasonable fees and expenses of Kelley Drye & Warren LLP, counsel for the Lease Indenture Trustee, and the Pass Through Trustees, for services rendered in connection with the negotiation, execution and delivery of the Participation Agreement and the other Operative Documents;

     (h) the fees and expenses of the Advisor to Lessee, for services rendered in connection with the transactions contemplated by the Participation Agreement;

     (i) the underwriting discounts and commissions payable to, and reasonable out-of-pocket expenses of, the Initial Purchasers;

     (j) the reasonable fees and expenses of the Accountants for services rendered in connection with the Transaction;

     (k) the reasonable out-of-pocket expenses of the Owner Participant and the Owner Lessor (excluding any fees or compensation to its advisors, but including reasonable out-of-pocket expenses of Cornerstone Financial Advisors Limited Partnership not to exceed $50,000);

     (l) the initial fees and expenses of the Lessor Manager, the Lease Indenture Trustee and the Pass Through Trustees in connection with the execution and delivery of the Participation Agreement and the other Operative Documents to which either one is or will be a party;

     (m) the fees and expenses of the Appraiser, for services rendered in connection with delivering the Closing Appraisal required by the Participation Agreement;

     (n) the fees and expenses of the Engineering Consultant, for services rendered in connection with delivering the Engineering Report required by the Participation Agreement;

     (o)  the fees and expenses of the Insurance Consultant;

                                 APPENDIX - 35

     (p) the fees and expenses of the Environmental Consultant for services rendered in connection with delivering the Environmental Report required by the Participation Agreement;

     (q) the fees and expenses of the Rating Agencies in connection with the rating of DHI and the Lease Debt; and

     (r) the premiums and any other fees and expenses relating to the Title Policies.

Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by the parties to the Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement (other than out-of-pocket expenses of the Owner Participant), financial analysis and consulting, advisory services, and costs of a similar nature.

"Transaction Party(ies)" shall mean, individually or collectively as the context may require, all or any of the parties to the Operative Documents.

"Treasury Regulations" shall mean regulations, including temporary regulations, promulgated or proposed under the Code.

"Trust Company" shall mean the Wilmington Trust Company.

"Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

"Unit" shall mean, as the context may require, either Unit 1 or Unit 2, as the case may be.

"Unit 1" shall mean Roseton Unit No. 1, a 600 MW (net), steam electric generating unit located on the Facility Site in Newburgh, New York, and consisting, in part, of the assets described in Exhibit A to the Bill of Sale and Exhibit B to the Deed.

"Unit 2" shall mean Roseton Unit No. 2, a 600 MW (net), steam electric generating unit located on the Facility Site in Newburgh, New York, and consisting, in part, of the assets described in Exhibit A to the Bill of Sale and Exhibit B to the Deed.

"Unit Percentage" shall mean (i) with respect to Unit 1, 50%, and (ii) with respect to Unit 2, 50%, as adjusted pursuant to Section 11.1 of the Participation Agreement.

"Unit Purchase Price" shall mean, with respect to any Unit, the product of the Purchase Price and the Unit Percentage for such Unit.

                                 APPENDIX - 36

"Unit Principal Portion" shall mean, in connection with the prepayment of any Lessor Note in connection with a termination of the Facility Lease with respect to a Unit, an amount equal to the product of (x) the outstanding principal of such Lessor Note and (y) the Unit Percentage for such Unit.

"Units" shall mean, collectively, Unit 1 and Unit 2.

"Units 1 and 2" shall mean, collectively, Unit 1 and Unit 2.

"U.S. Government Obligations" shall mean securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (a) or (b) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction in the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Verifier" shall have the meaning specified in Section 3.4(e) of the Facility Lease.

"Wilmington" shall have the meaning specified in Section 13.11 of the Site
Lease.

"Wintergreen Renewal Lease Terms" shall have the meaning specified in Section
15.2 of the Facility Lease.

                                 APPENDIX - 37

                                     INDEX
                                     -----

Access....................................................................  4
Actual Knowledge..........................................................  4
Additional Certificates...................................................  4
Additional Equity Investment..............................................  4
Additional Facility.......................................................  4
Additional Facility Sites.................................................  4
Additional Insured Parties................................................  4
Additional Interest.......................................................  4
Additional Lessor Notes...................................................  5
Additional Owner..........................................................  5
Additional Rental Amount..................................................  5
Advisor to the Facility Lessee............................................  5
Affiliate.................................................................  5
After-Tax Basis...........................................................  5
Allocated Rent............................................................  6
Alternate Rent Schedule...................................................  5
Alternative Rent..........................................................  5
Alternative Termination Value Schedule....................................  5
Applicable Law............................................................  6
Applicable Rate...........................................................  6
Appraisal Procedure.......................................................  6
Appraiser.................................................................  6
APSA Assets...............................................................  7
APSA Seller...............................................................  7
Asset Purchase and Sale Agreements........................................  7
Assigned Documents........................................................  7
Assignment and Assumption Agreement.......................................  7
Assignment and Reassignment of Collective Bargaining Agreement............  7
Assignment and Reassignment of Facility Agreements........................  7
Assumed Deductions........................................................  7
Assumed Tax Rate..........................................................  7
Authorized Agent..........................................................  7
Bankruptcy Code...........................................................  7
Basic Lease Term..........................................................  8
Basic Site Lease Term.....................................................  8
Basic Site Sublease Term..................................................  8
Bill(s) of Sale...........................................................  8
Burdensome Termination Event..............................................  8
Business Day..............................................................  8
Central Hudson............................................................  8
Certificate Purchase Agreement............................................  8
Certificateholders........................................................  8
Certificates..............................................................  8
Certificates Register.....................................................  8
CH Retained Power and Control Lines Easement..............................  8
Claim.....................................................................  9
Closing...................................................................  9
Closing Appraisal.........................................................  9
Closing Date..............................................................  9
Code......................................................................  9
Collective Bargaining Agreement...........................................  9
Company................................................................... 10
Competitor................................................................ 10
Component................................................................. 10
Corporate Trust Office.................................................... 10
Cross Easement Agreement.................................................. 10
Cross Easement Rights..................................................... 10
Danskammer Facility....................................................... 10
Debt Portion of Rent...................................................... 10
Debt Portion of Termination Value......................................... 10
Deduction Loss............................................................ 10
Deed...................................................................... 10
Depreciation Deduction.................................................... 11
DHI....................................................................... 11
Discount Rate............................................................. 11
DNE....................................................................... 11
Dock Facilities........................................................... 11
Dock Facility Site........................................................ 11
Dollars\ or the sign "$".................................................. 11
DTC....................................................................... 11
Dynegy.................................................................... 11
Effective Date............................................................ 11
Effective Rate............................................................ 11
Enforcement Notice........................................................ 11
Engineering Consultant.................................................... 11
Engineering Report........................................................ 11
Environmental Condition................................................... 11
Environmental Consultant.................................................. 12
Environmental Laws........................................................ 12
Environmental Report...................................................... 12
Equity Investment......................................................... 12
Equity Investor........................................................... 12
Equity Investor Parent.................................................... 12
Equity Portion of Periodic Lease Rent..................................... 12
Equity Portion of Termination Value....................................... 12
ERISA..................................................................... 12
Event of Default.......................................................... 12
Event of Loss............................................................. 12
EWG....................................................................... 13
Excepted Payments......................................................... 13

Excepted Rights........................................................... 14
Excess Amount............................................................. 14
Exchange Act.............................................................. 14
Excluded Property......................................................... 14
Excluded Taxes............................................................ 14
Exempt Facilities......................................................... 14
Exempt Facilities Agreement............................................... 14
Expiration Date........................................................... 15
Extended Marketing Period................................................. 15
Facility.................................................................. 15
Facility Agreements....................................................... 15
Facility Lease............................................................ 15
Facility Lease Term....................................................... 15
Facility Lessee........................................................... 15
Facility Lessee's Interest................................................ 15
Facility Site............................................................. 15
Fair Market Rental Value.................................................. 15
Fair Market Sales Value................................................... 15
Federal Power Act......................................................... 16
FERC...................................................................... 16
FERC EWG (Lessee) Order................................................... 16
FERC EWG (Owner Lessor) Application....................................... 16
FERC Orders............................................................... 16
FERC Section 203 Order.................................................... 16
FERC Section 205 Order.................................................... 16
FERC Waiver Order......................................................... 17
Final Determination....................................................... 17
First Wintergreen Renewal Lease Term...................................... 17
FMV Renewal Lease Term.................................................... 17
GAAP...................................................................... 17
Governmental Entity....................................................... 17
Ground Interest........................................................... 17
Ground Lessee............................................................. 17
Ground Lessor............................................................. 17
Ground Lessor's Release Rights............................................ 17
Ground Rent Adjustment Date............................................... 17
Ground Sublessee.......................................................... 17
Ground Sublessor.......................................................... 17
Guarantor Transferee...................................................... 17
Hazardous Substance....................................................... 17
High-Voltage Electrical Equipment......................................... 18
Holding Company Act....................................................... 18
Illiquidity Event......................................................... 18
Inclusion Loss............................................................ 18
Indemnitee................................................................ 18
Indenture Default......................................................... 18
Indenture Estate.......................................................... 18
Indenture Trustee's Liens................................................. 18
Independent Appraiser..................................................... 18
Initial Purchasers........................................................ 19
Insurance Consultant...................................................... 19
Interconnection Agreement................................................. 19
Interest Deductions.....................................................6, 19
IRS....................................................................... 19
Lease Bankruptcy or Payment Default....................................... 19
Lease Debt................................................................ 19
Lease Debt Rate........................................................... 19
Lease Event of Default.................................................... 19
Lease Indenture........................................................... 19
Lease Indenture Bankruptcy Default........................................ 19
Lease Indenture Event of Default.......................................... 19
Lease Indenture Payment Default........................................... 19
Lease Indenture Trustee................................................... 20
Lease Indenture Trustee Office............................................ 20
Lease Indenture Trustee's Account......................................... 20
Lessee Action............................................................. 20
Lessee Guarantor.......................................................... 20
Lessee Guaranty........................................................... 20
Lessee Person............................................................. 20
Lessee Section 467 Interest............................................... 20
Lessee Section 467 Loan Balance........................................... 20
Lessee Transferee......................................................... 20
Lessor Estate............................................................. 20
Lessor Manager............................................................ 21
Lessor Note LT............................................................ 21
Lessor Note ST............................................................ 21
Lessor Notes.............................................................. 21
Lessor Possession Date.................................................... 21
Lessor Section 467 Interest............................................... 21
Lessor Section 467 Loan Balance........................................... 21
Lien...................................................................... 21
List of Competitors....................................................... 21
LLC Agreement............................................................. 21
Loans..................................................................... 21
MACRS..................................................................... 21
Majority in Interest of Noteholders....................................... 22
Make Whole Premium........................................................ 22
Material Adverse Effect................................................... 22
Material Adverse Tax Law Change........................................... 22
Maximum Probable Loss..................................................... 22
Member Interest........................................................... 22
Memorandum of Lease....................................................... 23
Minimum Credit Standard................................................... 23
Modification.............................................................. 23
Moody's................................................................... 23
Nonseverable Modifications................................................ 23
Note Register............................................................. 23
Noteholder................................................................ 23
Notes..................................................................... 23
NYPSC Section 69 Order.................................................... 23
Obsolescence Termination Date............................................. 23
Offering Circular......................................................... 23

                                   Exh. A-1

Officer's Certificate..................................................... 23
OP Guarantor.............................................................. 24
OP Guaranty............................................................... 24
OP LLC Agreement.......................................................... 24
OP Member................................................................. 24
OP Member Interest........................................................ 24
OP Transferee............................................................. 24
Operative Documents....................................................... 24
Operator.................................................................. 24
Optional Modification..................................................... 24
Original LLC Agreement.................................................... 24
Other Bill of Sale........................................................ 24
Other Company............................................................. 24
Other Deeds............................................................... 24
Other Facility............................................................ 24
Other Facility Lease...................................................... 25
Other Facility Lessee..................................................... 25
Other Facility Site....................................................... 25
Other Ground Interest..................................................... 25
Other Lease Indenture..................................................... 25
Other Lease Indenture Trustee............................................. 25
Other Lease Transaction................................................... 26
Other Lessor Manager...................................................... 25
Other Operative Documents................................................. 25
Other Owner Lessor........................................................ 25
Other Owner Participant................................................... 25
Other Participation Agreement............................................. 25
Other Project............................................................. 25
Other Retained Assets..................................................... 25
Other Retained Sites...................................................... 25
Other Site Lease.......................................................... 25
Other Site Sublease....................................................... 26
Overall Transaction....................................................... 26
Overdue Rate.............................................................. 26
Owner Lessor.............................................................. 26
Owner Lessor's Account.................................................... 26
Owner Lessor's Interest................................................... 26
Owner Lessor's Lien....................................................... 26
Owner Participant......................................................... 26
Owner Participant's Account............................................... 26
Owner Participant's Commitment............................................ 27
Owner Participant's Lien.................................................. 27
Owner Participant's Net Economic Return................................... 27
Participation Agreement................................................... 27
Pass Through Trust Agreement.............................................. 27
Pass Through Trust Agreement LT........................................... 27
Pass Through Trust Agreement ST........................................... 27
Pass Through Trust LT..................................................... 28
Pass Through Trust ST..................................................... 28
Pass Through Trustee LT................................................... 27
Pass Through Trustee ST................................................... 27
Pass Through Trustees..................................................... 28
Pass Through Trusts....................................................... 28
Periodic Lease Rent....................................................... 28
Permitted Encumbrances.................................................... 28
Permitted Instruments..................................................... 28
Permitted Liens........................................................... 28
Permitted Securities...................................................... 29
Person.................................................................... 29
Plan...................................................................... 29
Predetermined Ground Rent Expiration Date................................. 29
Pricing Assumptions....................................................... 29
Principal Property........................................................ 29
Principal Subsidiary...................................................... 29
Proceeds.................................................................. 30
Project................................................................... 30
Proportional Rent......................................................... 30
Prudent Industry Practice................................................. 30
Purchase Price............................................................ 30
Qualifying Cash Bid....................................................... 30
Railroad Tracks........................................................... 30
Rating Agencies........................................................... 30
Reasonable Basis.......................................................... 30
Rebuilding Closing Date................................................... 30
Redemption Date........................................................... 30
Registration Rights Agreement............................................. 31
Regulatory Event of Loss.................................................. 31
Related Party............................................................. 31
Released Property......................................................... 31
Released Unit Ground Interest Portion..................................... 31
Removal Modification...................................................... 31
Renewal Lease Rent........................................................ 31
Renewal Lease Term........................................................ 31
Renewal Site Lease Term................................................... 31
Renewal Site Sublease Term................................................ 31
Rent...................................................................... 31
Rent Payment Date......................................................... 31
Rent Payment Period....................................................... 31
Replacement Component..................................................... 31
Required Modification..................................................... 32
Requisition............................................................... 32
Responsible Officer....................................................... 32
Retained Assets........................................................... 32
Retained Oil Pipeline..................................................... 32
Retained Power and Control Lines.......................................... 32
Retained Power and Control Lines Site..................................... 32
Retained Sites............................................................ 32
Returned Unit............................................................. 32
Revenue Bonds............................................................. 32
Revenues.................................................................. 32
Roseton Facility.......................................................... 32
S&P....................................................................... 33

                                   Exh. A-1

Scheduled Closing Date.................................................... 33
Scheduled Lease Expiration Date........................................... 33
Scheduled Payment Date.................................................... 33
SEC....................................................................... 33
Second Wintergreen Renewal Lease Term..................................... 33
Section 467 Interest...................................................... 33
Section 467 Loan Balance.................................................. 33
Secured Indebtedness...................................................... 33
Securities Act............................................................ 33
Security.................................................................. 33
Severable Modification.................................................... 33
Shared Facilities......................................................... 33
Shared Facilities Agreement............................................... 33
Significant Indenture Default............................................. 34
Significant Lease Default................................................. 34
Site Lease................................................................ 34
Site Lease Term........................................................... 34
Site Sublease............................................................. 34
Site Sublease Term........................................................ 34
Special Lessee Transfer................................................... 34
Special Lessee Transfer Amount............................................ 34
Special Lessee Transfer Event............................................. 34
Subdivision............................................................... 34
Supplemental Financing.................................................... 35
Supplemental Lease Rent................................................... 35
Survey.................................................................... 35
Tax....................................................................... 35
Tax Advance............................................................... 35
Tax Assumptions........................................................... 35
Tax Benefit............................................................... 35
Tax Claim................................................................. 35
Tax Event................................................................. 35
Tax Indemnitee............................................................ 35
Tax Indemnity Agreement................................................... 35
Tax Law Change............................................................ 35
Tax Loss.................................................................. 35
Tax Representation........................................................ 35
Taxes..................................................................... 35
Termination Date.......................................................... 36
Termination Value......................................................... 36
Title Policies............................................................ 36
Tranche................................................................... 36
Transaction............................................................... 36
Transaction Cost Deductions............................................... 36
Transaction Costs......................................................... 36
Transaction Party(ies).................................................... 38
Treasury Regulations...................................................... 38
Trust Company............................................................. 38
Trust Indenture Act....................................................... 38
U.S. Government Obligations............................................... 39
UCC....................................................................... 38
Uniform Commercial Code................................................... 38
Unit...................................................................... 38
Unit 1.................................................................... 38
Unit 2.................................................................... 38
Unit Principal Portion.................................................... 38
Unit Purchase Price....................................................... 38
Units..................................................................... 38
Units 1 and 2............................................................. 38
Verifier.................................................................. 39
Wilmington................................................................ 39
Wintergreen Renewal Lease Term............................................ 39

                                   Exh. A-1

                                                                       EXHIBIT A
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                            DESCRIPTION OF FACILITY
                            -----------------------

     The Roseton Electric Generation Station Unit 1 and Unit 2, a two-unit power generation facility comprised of two oil/gas-fired steam turbine-generator sets, the station structure, and, except as described below, all fixtures, components and equipment attached thereto, and all station auxiliary and support equipment and systems relating to such Units, located in the Town of Newburgh, in the County of Orange, in the State of New York, which Facility shall specifically include each of the assets listed on Exhibit A-1 hereto.

     The Facility does not include (x) any furniture, fixtures, office equipment (including, personal computers and related equipment, miscellaneous small tools and equipment, materials and supplies inventories), spare part inventories, or vehicles, or (y) any of the assets listed on Exhibit B hereto.

                                   Exh. A-1

                                                                     Exhibit A-1
                                                                              to
                                                                 Lease Indenture

                                    Roseton
                     Facility Assets Owned by Owner Lessor
                     -------------------------------------

Generating Station/General
--------------------------
 .  Units 1 and 2, including:
   .  DI System
   .  Plant UPS System, including Associated Battery and Battery Charger
   .  DC Cable from the Plant Battery System, both Plant Batteries, Battery
   .  Chargers and Panel Boards
   .  Condensate Treatment and Storage System
   .  Domestic Water Supply Tank
   .  C.E. Boiler for Units 1 and 2 and Related Auxiliary Equipment
   .  General Electric Turbines for Units 1 and 2, Serial Numbers 170x490
      (Unit 1) and 170x486 (Unit 2) and Related Auxiliary Equipment
   . General Electric Generators for Units 1 and 2, Serial Numbers 180x490 (Unit 1) and 180x496 (Unit 2), including Excitation and Voltage Regulating Equipment and Related Auxiliary Equipment
   .  Isolated Phase Bus from Generators to GSU and Auxiliary Transformers
   .  Westinghouse Main Transformers for Unit 1
   .  Cooper Power Systems Main Transformers for Unit 2
   .  Westinghouse Station Service Transformers for Units 1 and 2
   .  Max 1 L&N Combustion Control System for Units 1 and 2
   .  Westinghouse WDPF, Burner Management System for Units 1 and 2
   .  General Electric MHC, Turbine Control System for Units 1 and 2
   .  DEC Vax 4000, Data Acquisition System for Units 1 and 2
   .  Emergency Diesel Generator
   .  All Motors in Units 1 and 2
   .  All Relays, Instrumentation and Metering in Units 1 and 2
   .  All Connected Power, Control and Instrument Cables in Units 1 and 2
   .  Grounding and Lightning Protection Equipment for Units 1 and 2
   .  Chimneys with Warning Lights
 . Protective Relay Schedules that are located in the Roseton Generating Plant . Wastewater Treatment Facility
 .  Waste Treatment Ponds
 .  Cooling Water Intake and Discharge System
 .  City Water Supply Mains and Metering Devices
 .  R-S Tie Line for Start-up and Auxiliary Power
 .  Auxiliary Boiler
 .  Switchgear, Load Centers and Motor Control Centers for Units 1 and 2
 .  Makeup Water Demineralizer

                                  Exh. A-1-1

Environmental
-------------
 .  Two Dust Collectors Units 1 and 2
 .  Continuous Emission Monitoring System
 .  Sewage Collection and Treatment Facility
 . Chemical Spill Control, Containment Equipment and Storage Tanks . Oil/Water Separators
 .  Solid Waste Collection and Disposal Equipment
 .  Water Treatment for Effluent
 .  Bottom Ash/Salt Storage Building
 .  Oil Spill Containment Boom

Fuel Supply
-----------
 .  Two 376,000 gallon No. 6 Fuel Oil Day Tanks
 .  Fuel Oil Storage Tank Farm - Six 8,000,000 gallon No. 6 Fuel Oil Tanks
 .  One 150,000 gallon No. 2 Fuel Oil Tank
 .  Fuel Oil Transfer Pump Houses
 .  Oil Pipelines between Facility/Storage Tanks and the Fuel Oil Pump House
 .  Fuel Oil and Natural Gas Metering Devices
 . Natural Gas Supply Main from Regulator Station to Facility - all piping and equipment from the discharge of the shut-off valves to Facility, including the relief valve
 .  Gas Chromatograph
 .  Dock equipment and facilities that are not included in the definition of
   "Dock Facilities"
 .  Fuel Oil Heat Tracing System

Buildings
---------
 .  Main Building Housing Units 1 and 2, including
   .  Administrative Offices in the Main Building
   .  Chemistry Laboratory
   .  Maintenance Shops
   .  Control Room
   .  Building Heating and Ventilation System
   .  Training Rooms
   .  Locker Rooms, Showers, Toilets, Lunch Rooms, Kitchen
   .  Elevators

Fire Protection/Prevention System
---------------------------------
 .  Hydrant and Hose Stations
 .  Fire Detection System
 .  Pump Houses
 .  Co/2/ and Chemical Systems

                                  Exh. A-1-2

Communication
-------------
 .  Plant Monitoring System
 .  Any copper communication cables and associated terminating equipment located on site that is not owned by Central Hudson
 .  Equipment installed at the plant for purposes of radio communications
   (excluding portable communications equipment)
 . All fiber optic cables, including the cable that connects the Danskammer and Roseton Plants, and the associated terminating equipment. This equipment includes fiber optic cables, fiber optic terminal equipment, and associated multiplexing equipment, racks, and patch panels
 .  Telephone Vault
 .  Plant PA/Paging System

Transmission and Start-up Transformers
--------------------------------------
 .  High -Voltage Electrical Equipment (as defined in Appendix A)
 .  2 Start-up Transformers (located in Danskammer substation)
 .  2 Station Service/Start-Up Power Breakers and Associated Switches (located in
   Danskammer substation)

Miscellaneous
-------------
 .  Perimeter Lighting
 . Bulk Chemical Storage System (Hydrogen, CO2 Nitrogen, Lubricants) . Cathodic Protection Systems
 .  Area Lighting (Powerhouse, Dock, Fuel Terminal, Parking Areas)

                                  Exh. A-1-3

                                                                       EXHIBIT B
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                                RETAINED ASSETS
                                ---------------

              Facility Assets Retained by Dynegy Roseton, L.L.C.
              --------------------------------------------------

Generation
----------
 .  Spare Transformer Acquired from Consolidated Edison
 .  Capital Spare Parts                                                Quantity
   .  Rotating Assembly, Injection Water Booster Pump                    1
   .  Pump, Boiler Circulating Pump                                      1
   .  Shaft Boiler Circulating Pump                                      2
   .  Impeller, Boiler Circulating Pump                                  2
   .  Motor, Boiler Circulating Pump                                     1
   .  Rotating Assembly, Condensate Pump                                 1
   .  Pump Assembly, Primary Oil Pump                                    1
   .  Rotating Assembly, Primary Oil Pump                                1
   .  Rotating Assembly, Boiler Feed Pump                                1
   .  Shaft, Boiler Feed Pump                                            1
   .  Pump Assembly, Boiler Feed Pump Hydraulic Tool                     1
   .  Coupling Assembly, Boiler Feed Pump                                1
   .  Shaft, Upper, River Circulating Water Pump                         1
   .  Shaft, Lower, River Circulating Water Pump                         1
   .  Coupling, River Circulating Water Pump                             1
   .  Motor, Forced Draft Fan                                            1
   .  Full Set Stator Coil, Induced Draft Fan Motor                      1
   .  Rotating Assembly, Electric and Diesel Fire Pump                   1
   .  Valve, Outer Control Valve Main Turbine                            1
   .  Isophase Duct, for Spare MSU Transformer                           1
   .  Isophase Duct, for Unit 2 MSU Transformer                          1
   .  Screen, Traveling Water                                            1

Environmental
-------------
 .  SO2 and NOX Emissions Credits

Communication
---------------
 .  All FCC licenses
 .  Telephone switches, voicemails, twisted pair wiring, punch blocks, cross connects and telephone instruments
 .  Voice and Data Communication Systems  (LAN, Servers, T1 Connection)
 .  File and Print Server
 .  Lotus Notes Server
 .  Lotus Notes Backup Server

                                   Exh. B-1

 .  General Physics Eta Pro (Performance Monitoring) Server
 .  NOx System Averaging Server
 .  Safety Tag Out System (Runs on the NOx Server)
 .  All Portable Communications Equipment

Other Equipment
---------------
 .  All Vehicles
 .  Plan Computers/Network/Software-MIS systems
 .  Surveillance Cameras
 .  Snow Plowing Equipment
 .  Yard Maintenance Equipment
 .  Small tools

Fuel Supply
-----------
 .  Dock Facilities (as defined in Appendix A)
 .  Retained Oil Pipeline (as defined in Appendix A)

Transmission System
-------------------
 .  Retained Power and Control Lines (as defined in Appendix A)

Miscellaneous
-------------
 .  Administration Building
 .  Railroad Tracks
 .  Site Security Buildings
 .  Warehouses, Receiving, Storage and Inventory Control Facilities
 .  Storerooms
 .  Security Fencing and Entry Gates
 .  Maintenance Management System Data Base

                                   Exh. B-2

                                                                       EXHIBIT C
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                       DESCRIPTION OF THE FACILITY SITE
                       --------------------------------

ALL those parcels of land situate in the Town of Newburgh, County of Orange and State of New York, bounded and described as follows:


                               ROSETON PARCEL 1A

BEGINNING at the southwesterly corner of the herein described parcel, said point being at the intersection of the northerly line of lands now or formerly of Amerada Hess Corporation and the centerline of River Road, said point of beginning also being distant North 49 degrees 50 minutes 24 seconds West 26.00 feet from a Central Hudson Gas and Electric Corporation monument recovered (leaning), thence along the centerline of River Road the following five (5) courses and distances:

1.  North 23 degrees 58 minutes 06 seconds East 92.30 feet,
2.  North 26 degrees 12 minutes 36 seconds East 415.37 feet,
3.  North 06 degrees 40 minutes 24 seconds West 107.80 feet,
4. North 17 degrees 35 minutes 24 seconds West 531.00 feet, thence leaving said centerline of River Road,
5. South 88 degrees 13 minutes 54 seconds East 28.39 feet, to a point on the easterly line of River Road, thence along said easterly line of River Road the following eight (8) courses and distances:

6.  North 16 degrees 30 minutes 34 seconds West 27.81 feet,
7.  North 04 degrees 36 minutes 36 seconds East 179.41 feet,
8.  North 25 degrees 57 minutes 11 seconds East 168.53 feet,
9.  North 27 degrees 23 minutes 11 seconds East 60.03 feet,
10. North 19 degrees 43 minutes 36 seconds East 71.98 feet,
11. North 11 degrees 36 minutes 26 seconds East 259.68 feet,
12. 207.64 feet on a curve to right having a radius of 200.90 feet and a long chord of North 41 degrees 13 minutes 16 seconds East 198.55 feet,
13. North 70 degrees 50 minutes 06 seconds East 319.12 feet,
14. 397.50 feet on a curve to the left having a radius of 245.00 feet and a long chord of North 24 degrees 21 minutes 19 seconds East 355.31 feet to a point on the easterly line of Danskammer Road, thence running along the former division line between Rice and Brooks to the north (Danskammer Site) and the Jova Brick Company, Inc. to the south (Roseton Site) the following ten (10) courses and distances:

15. North 52 degrees 03 minutes 46 seconds East 253.71 feet,
16. South 25 degrees 12 minutes 14 seconds East 140.00 feet,

                                   Exh. C-1

17. South 73 degrees 52 minutes 14 seconds East 544.00 feet,
18. South 83 degrees 37 minutes 44 seconds East 121.42 feet,
19. South 73 degrees 20 minutes 34 seconds East 330.00 feet,
20. South 77 degrees 21 minutes 44 seconds East 146.00 feet,
21. South 73 degrees 15 minutes 44 seconds East 100.00 feet,
22. South 77 degrees 12 minutes 14 seconds East 144.00 feet,
23. South 67 degrees 42 minutes 14 seconds East 73.50 feet,
24. South 55 degrees 02 minutes 14 seconds East 217.14 feet to the westerly line of lands now or formerly of CSX Rail Corp., thence along said westerly line of lands of CSX Rail Corp. the following five (5) courses and distances:

25. South 27 degrees 01 minutes 46 seconds West 565.84 feet,
26. 846.30 feet on a curve to the right, having a radius of 2815.50 feet and a long chord of South 35 degrees 38 minutes 26 seconds West 843.11 feet,
27. South 44 degrees 15 minutes 06 seconds West 488.41 feet to a point on the southerly line of lands formerly of the Jova Brick Works (now R.T.I.C.) said point also being on the northerly line of lands formerly of the Atlantic Refining Company (now R.T.I.C.), thence continuing along the aforementioned westerly line of lands now or formerly of CSX Rail Corp.,
28. South 44 degrees 15 minutes 06 seconds West 1310.89 feet to a point on the aforementioned northerly line of lands now or formerly of Amerada Hess Corporation, thence along said northerly line of lands now or formerly of Amerada Hess Corporation,
29. North 49 degrees 50 minutes 24 seconds West generally along the southerly face of timber cribbing, 888.84 feet to the point of BEGINNING.

Excepting therefrom, the Additional Facility Site described on Exhibit C-1.

                                   Exh. C-2

                               ROSETON PARCEL 4

ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point 49.56 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601.0; thence into the waters of Hudson River and along said division line;

1. South 43 degrees 00 minutes 20 seconds East, 369.93 feet to the northeasterly corner of said grant to J.C. Bancroft Davis; thence along the easterly line of said grant
2. South 55 degrees 44 minutes 40 seconds West, 1,273.75 feet to its intersection with the division line between the lands of Central Hudson Gas and Electric Corporation, by deed dated June 24, 1966 and filed in the Orange County Clerk's Office in Liber 1747 of Deeds at Page 830 on the north and Hess Oil & Chemical Corporation on the south; thence along said division line,
3. North 49 degrees 50 minutes 20 seconds West 226.07 to the beforementioned easterly right-of-way line of the Penn Central Railroad; thence along said right-of-way line,
4. North 44 degrees 15 minutes 10 seconds East 1,299.41 feet to the point of BEGINNING.

                                   Exh. C-3

                               ROSETON PARCEL 6

ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point being 33.04 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601; thence along said easterly right-of-way line the following five (5) courses and distances:

1.  North 44 degrees 15 minutes 10 seconds East 492.08 feet,
2. 753.03 feet on a curve to the left, having a radius of 2,898.00 feet and a long chord of North 36 degrees 48 minutes 30 seconds East 750.92 feet,
3.  South 60 degrees 38 minutes 10 seconds East 16.50 feet,
4. 118.73 feet on a curve to the left, having a radius of 2,914.50 feet and a long chord of North 28 degrees 11 minutes 50 seconds East 118.71 feet,
5. North 27 degrees 01 minutes 50 seconds East 554.30 feet to the division line between lands of Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation, as tenants in common, by deed dated May 14, 1968 on the south and Central Hudson Gas and Electric Corporation on the north; thence along said division line,
6. South 64 degrees 57 minutes 10 seconds East 143.02 feet, thence continuing along said division line partially on land and partially into the waters of the Hudson River,
7. South 43 degrees 00 minutes 20 seconds East 451.71 feet to the exterior line of said grant of land under water to Governeur M. Armstrong and others; thence along said exterior line
8.  South 38 degrees 18 minutes 22 seconds West 1,239.88 feet and
9. South 52 degrees 29 minutes 44 seconds West 700.00 feet to the beforementioned division line between the grants of land under water to Governeur M. Armstrong and J.C. Bancroft Davis; thence along said division line,
10. North 43 degrees 00 minutes 20 seconds West 336.45 feet to the point of BEGINNING.

                                   Exh. C-4

                                                                     EXHIBIT C-1
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                       ROSETON ADDITIONAL FACILITY SITE

All that parcel of land situate in the Town of Newburgh, County of Orange and State of New York bounded and described as follows:

Beginning at a point within the bounds of a 107.08 acre parcel conveyed by Niagara Mohawk Power Corporation, Consolidated Edison Company of New York, Inc. and Central Hudson Gas and Electric Corporation to Dynegy Roseton, L.L.C. by deed dated January 30, 2001 and recorded February 2, 2001 in the Orange County Clerk's Office in Liber 5454 of Deeds at Page 250, said point of beginning being distant North 34" - 34' - 59" East 580.46 feet from the southwesterly corner of the aforementioned 107.08 acre parcel, then through the aforementioned 107.08 acre parcel of land of Dynegy Roseton, L.L.C. the following nine (9) courses and distances:

1.  North 01" - 50' - 00" East 919.87 feet,
2.  North 73" - 26' - 00" East 551.59 feet,
3.  South 43" - 47' - 00" East 320.32 feet,
4. South 28" - 58' - 00" East 971.38 feet to a point being distant 85 feet northwesterly (measured at right angles) from the westerly line of lands now or formerly of CSX Rail Corp., thence running parallel to and distant 85 feet northwesterly (measured at right angles) from the aforementioned westerly line of CSX Rail Corp.,
5. South 44" - 15' - 06" West 744.00 feet, thence continuing through the aforementioned 107.08 acre parcel of lands of Dynegy Roseton, L.L.C.,
6.  North 22" - 10' - 00" West 295.00 feet,
7.  North 50" - 43' - 00" West 284.00 feet,
8.  North 78" - 19' - 00" West 296.00 feet, and
9.  North 77" - 29' - 37" West 112.71 feet to the point of beginning.

Containing 27.380 acres, more or less.

                                  Exh. C-1-1

                                                                     EXHIBIT D-1
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                            FORM OF LESSOR NOTE ST
                            ----------------------



                                ROSETON OL LLC
                      NONRECOURSE PROMISSORY NOTE DUE IN
                     A SERIES OF INSTALLMENTS OF PRINCIPAL
                            WITH FINAL PAYMENT DATE
                              OF NOVEMBER 8, 2008

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

No. 1                                        Issued at: New York, New York

                                             Issue Date: May 8, 2001

$64,325,000

     ROSETON OL LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Lease
 ------------
Indenture hereinafter referred to), hereby promises to pay to The Chase Manhattan Bank, in its capacity as trustee of the Roseton-Danskammer 2001-Series A Pass Through Trust, or its registered assigns, the principal sum of SIXTY-FOUR MILLION THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS AND NO/100 ($64,325,000) (the "Note Amount"), which is due and payable in a series of installments of
 -----------
principal with a final payment date of November 8, 2008, as provided below, together with interest at the rate of 7.27% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full.

     Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on November 8, 2001, and on each May 8 and November 8 thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The principal amount of this Note shall be due and payable in installments on each of the dates set forth on Schedule 1 hereto in an amount for each such date equal to the product of the percentage appearing opposite such date and the Note Amount;

provided that upon any redemption of this Note in part pursuant to Section 2.10
--------
of the Lease Indenture (defined below) as a result of a termination of the Facility Lease in respect of a single Unit and not the entire Facility, each remaining principal amount to be calculated as described above shall be deemed reduced by an amount equal to the product of the amount of such remaining principal installment which would otherwise be payable and the Unit Percentage for such Unit. The provisions of the last sentence to the contrary notwithstanding, the last payment made under this Note shall be equal to the then unpaid balance of the principal of this Note plus all accrued and unpaid interest on, and any other amounts due under, this Note.

     Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement dated as of May 8, 2001 (the "Lease Indenture"), between the Owner Lessor and The Chase Manhattan Bank,
      ---------------
as trustee (the "Lease Indenture Trustee"), and the general provisions of
                 -----------------------
Appendix A thereto shall apply to the terms used in this Note.

     Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, premium (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

     The Facility Lessee and DHI have entered into a Registration Rights Agreement, dated as of May 8, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the Operative Documents, the "Registration Rights Agreement"), with the Initial Purchasers
                -----------------------------
described therein. Pursuant to such Registration Rights Agreement, the Facility Lessee and DHI have agreed to use their reasonable best efforts to cause to become effective on or prior to the date which is 240 days after the Closing Date (i) the Exchange Offer Registration Statement or (ii) an Initial Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement) and to maintain the respective effectiveness of such Registration Statements (as defined in the Registration Rights Agreement) as described in the Registration Rights Agreement. From and including the date on which an Illiquidity Event (as defined in the Registration Rights Agreement) with respect to this Lessor Note occurs to but excluding the date on which no Illiquidity Events with respect to this Lessor Note are in existence, liquidated damages payable in the manner of additional interest shall accrue on the outstanding principal amount of this Lessor Note (in addition to the interest otherwise payable with respect to this Lessor Note) at the rate of 0.50% per annum, which liquidated damages shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Lease Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.50% per annum. Anything in the foregoing to the contrary notwithstanding, in the event that more than one Illiquidity Event with respect to this Lessor Note shall have occurred and be continuing at the same time, the maximum amount of liquidated damages payable in the manner of additional interest to accrue on this Lessor Note as set forth above shall be 0.50% per annum.

                                  Exh. D-1-2

     In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

     Except as otherwise specifically provided in the Lease Indenture or the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Lease Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Lease Indenture. The Noteholder, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Noteholder, as herein provided, and that, except as expressly provided in the Lease Indenture, the Participation Agreement or any other Operative Document, none of the Owner Participant, the Owner Lessor or the Lease Indenture Trustee is or shall be personally liable to the Noteholder for any amounts payable under this Note or under the Lease Indenture, or for any performance to be rendered under the Lease Indenture or any Assigned Document or for any liability under the Lease Indenture or any Assigned Document. In furtherance of the foregoing, to the fullest extent permitted by Applicable Law, the Noteholder (and each assignee of such Person), by its acceptance of this Note, agrees as a condition to its being secured under the Lease Indenture that it will not exercise any statutory right to negate the agreements set forth in this paragraph.

     The principal of and premium, if any, and interest on this Note shall be paid by the Paying Agent from the amounts available in the Indenture Estate, free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of this Note (except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Lease Indenture Trustee) by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Lease Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Lease Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Lease Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m., New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and Noteholder of this Note for the purpose of receiving payment of all

                                  Exh. D-1-3
amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

     The Noteholder, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Lease Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued and unpaid interest
                    -----
(including interest on overdue principal and premium and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any,
         ------
on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Lease
                -----
Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

     This Note is the Note referred to in the Lease Indenture as the "Lessor Note ST". The Lease Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Lease Indenture,
  -----------------------
and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Lease Indenture Trustee to the extent provided in the Lease Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Lease Indenture.

     Reference is hereby made to the Lease Indenture for a statement of the rights of the Noteholder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Lease Indenture, to all of which terms and conditions the Noteholder agrees by its acceptance of this Note.

     This Note is subject to redemption, in whole or in part, as provided in Sections 2.10(a) and 2.10(e) of the Lease Indenture.

     This Note may be assumed, in whole but not in part, by the Facility Lessee, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     This Note may be assumed, in whole but not in part, on a joint and several basis, by the Owner Participant, subject to the conditions set forth in Section 2.10(c) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

                                  Exh. D-1-4

     In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Facility from the Owner Lessor, the obligations and liabilities of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture, be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     In case a Lease Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Lease Indenture, be declared or may become due and payable in the manner and with the effect provided in the Lease Indenture.

     There shall be maintained at the Lease Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Lease Indenture. The transfer of this Note is registrable, as provided in the Lease Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Noteholder, together with the amount of any applicable transfer taxes.

     It is expressly understood and agreed by the Noteholder that (a) this Note is executed and delivered by Wilmington Trust Company ("Wilmington"), not
                                                        ----------
individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the Noteholder or by any Person claiming by, through or under such Noteholder, and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

     This Note shall be governed by the laws of the State of New York.

                                  Exh. D-1-5

     IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.


                              ROSETON OL LLC

                              By:  Wilmington Trust Company,
                                   not in its individual capacity, but
                                   solely as the Lessor Manager under
                                   the LLC Agreement


                              By:  _____________________________________
                                    Name:
                                    Title:

     This is the Lessor Note ST referred to in the within-mentioned Lease Indenture.

                              THE CHASE MANHATTAN BANK
                              not in its individual capacity, but solely as the Lease Indenture Trustee


                              By: __________________________________
                                   Name:
                                   Title:

                                  Exh. D-1-7

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered Noteholder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.
----------------------------------

__________________________________

__________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:_____________________________      ______________________________________
                                        (Signature of Transferor)

                                        NOTE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within-mentioned instrument in every
                                        particular, without alteration or
                                        any change whatsoever.

                                  Exh. D-1-8

                                                                      Schedule 1
                                                                         to Note


                      Schedule of Principal Amortization
                         Note Amount = $64,325,000.00
                               Facility -Roseton

                                        % of Note
Payment Date                          Amount Payable

Nov 8 2001                            0.0000000000
May 8 2002                            0.0000000000
Nov 8 2002                            0.0000000000
May 8 2003                            0.0000000000
Nov 8 2003                            0.0000000000
May 8 2004                            0.0000000000
Nov 8 2004                            0.0000000000
May 8 2005                            0.0000000000
Nov 8 2005                            0.0000000000
May 8 2006                            0.0000000000
Nov 8 2006                            0.0000000000
May 8 2007                            0.0000000000
Nov 8 2007                           73.2623396813
May 8 2008                            0.0000000000
Nov 8 2008                           26.7376603187

                                                                     EXHIBIT D-2
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------

                            FORM OF LESSOR NOTE LT
                            ----------------------


                                ROSETON OL LLC
                      NONRECOURSE PROMISSORY NOTE DUE IN
                     A SERIES OF INSTALLMENTS OF PRINCIPAL
                            WITH FINAL PAYMENT DATE
                              OF NOVEMBER 8, 2016

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
              SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
               SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

No. 1                                        Issued at: New York, New York

                                             Issue Date: May 8, 2001

$475,075,000

     ROSETON OL LLC, a Delaware limited liability company (herein called the "Owner Lessor", which term includes any successor person under the Lease
 ------------
Indenture hereinafter referred to), hereby promises to pay to The Chase Manhattan Bank, in its capacity as trustee of the Roseton-Danskammer 2001-Series B Pass Through Trust, or its registered assigns, the principal sum of FOUR HUNDRED SEVENTY-FIVE MILLION SEVENTY-FIVE THOUSAND DOLLARS AND NO/100 ($475,075,000) (the "Note Amount"), which is due and payable in a series of
                     -----------
installments of principal with a final payment date of November 8, 2016, as provided below, together with interest at the rate of 7.67% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full.

     Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on November 8, 2001, and on each May 8 and November 8 thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The principal amount of this Note shall be due and payable in installments on each of the dates set forth on Schedule 1 hereto in an amount for each such date equal to the product of the percentage appearing opposite such date and the Note Amount;

provided that upon any redemption of this Note in part pursuant to Section 2.10
--------
of the Lease Indenture (defined below) as a result of a termination of the Facility Lease in respect of a single Unit and not the entire Facility, each remaining principal amount to be calculated as described above shall be deemed reduced by an amount equal to the product of the amount of such remaining principal installment which would otherwise be payable and the Unit Percentage for such Unit. The provisions of the last sentence to the contrary notwithstanding, the last payment made under this Note shall be equal to the then unpaid balance of the principal of this Note plus all accrued and unpaid interest on, and any other amounts due under, this Note.

     Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement dated as of May 8, 2001 (the "Lease Indenture"), between the Owner Lessor and The Chase Manhattan Bank,
      ---------------
as trustee (the "Lease Indenture Trustee"), and the general provisions of
                 -----------------------
Appendix A thereto shall apply to the terms used in this Note.

     Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, premium (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

     The Facility Lessee and DHI have entered into a Registration Rights Agreement, dated as of May 8, 2001 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the Operative Documents, the "Registration Rights Agreement"), with the Initial Purchasers
                -----------------------------
described therein. Pursuant to such Registration Rights Agreement, the Facility Lessee and DHI have agreed to use their reasonable best efforts to cause to become effective on or prior to the date which is 240 days after the Closing Date (i) the Exchange Offer Registration Statement or (ii) an Initial Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement) and to maintain the respective effectiveness of such Registration Statements (as defined in the Registration Rights Agreement) as described in the Registration Rights Agreement. From and including the date on which an Illiquidity Event (as defined in the Registration Rights Agreement) with respect to this Lessor Note occurs to but excluding the date on which no Illiquidity Events with respect to this Lessor Note are in existence, liquidated damages payable in the manner of additional interest shall accrue on the outstanding principal amount of this Lessor Note (in addition to the interest otherwise payable with respect to this Lessor Note) at the rate of 0.50% per annum, which liquidated damages shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Lease Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.50% per annum. Anything in the foregoing to the contrary notwithstanding, in the event that more than one Illiquidity Event with respect to this Lessor Note shall have occurred and be continuing at the same time, the maximum amount of liquidated damages payable in the manner of additional interest to accrue on this Lessor Note as set forth above shall be 0.50% per annum.

     In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

     Except as otherwise specifically provided in the Lease Indenture or the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Lease Indenture shall be made only from the Indenture Estate, and the Owner Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Lease Indenture. The Noteholder, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Noteholder, as herein provided, and that, except as expressly provided in the Lease Indenture, the Participation Agreement or any other Operative Document, none of the Owner Participant, the Owner Lessor or the Lease Indenture Trustee is or shall be personally liable to the Noteholder for any amounts payable under this Note or under the Lease Indenture, or for any performance to be rendered under the Lease Indenture or any Assigned Document or for any liability under the Lease Indenture or any Assigned Document. In furtherance of the foregoing, to the fullest extent permitted by Applicable Law, the Noteholder (and each assignee of such Person), by its acceptance of this Note, agrees as a condition to its being secured under the Lease Indenture that it will not exercise any statutory right to negate the agreements set forth in this paragraph.

     The principal of and premium, if any, and interest on this Note shall be paid by the Paying Agent from the amounts available in the Indenture Estate, free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of this Note (except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Lease Indenture Trustee) by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Lease Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Lease Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Lease Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Lease Indenture Trustee are actually received by the Lease Indenture Trustee if such amounts are received by 11:00 a.m., New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Lease Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and Noteholder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Lease Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Lease Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.

     The Noteholder, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Lease Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued and unpaid interest
                    -----
(including interest on overdue principal and premium and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and premium, if any,
         ------
on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Lease
                -----
Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and premium, if any, on this Note.

     This Note is the Note referred to in the Lease Indenture as the "Lessor Note LT". The Lease Indenture permits the issuance of additional notes ("Additional Lessor Notes"), as provided in Section 2.12 of the Lease Indenture,
  -----------------------
and the several Notes may be for varying principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Lease Indenture Trustee to the extent provided in the Lease Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Lease Indenture.

     Reference is hereby made to the Lease Indenture for a statement of the rights of the Noteholder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Lease Indenture, to all of which terms and conditions the Noteholder agrees by its acceptance of this Note.

     This Note is subject to redemption, in whole or in part, as provided in Sections 2.10(a) and 2.10(e) of the Lease Indenture.

     This Note may be assumed, in whole but not in part, by the Facility Lessee, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     This Note may be assumed, in whole but not in part, on a joint and several basis, by the Owner Participant, subject to the conditions set forth in Section 2.10(c) of the Lease Indenture. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to
Section 13.1 thereof where the Facility Lessee purchases the Facility from the Owner Lessor, the obligations and liabilities of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Lease Indenture, be assumed in whole by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the Noteholder may be required to exchange this Note for a new Note evidencing such assumption.

     In case a Lease Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Lease Indenture, be declared or may become due and payable in the manner and with the effect provided in the Lease Indenture.

     There shall be maintained at the Lease Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Lease Indenture. The transfer of this Note is registrable, as provided in the Lease Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Noteholder, together with the amount of any applicable transfer taxes.

     It is expressly understood and agreed by the Noteholder that (a) this Note is executed and delivered by Wilmington Trust Company ("Wilmington"), not
                                                        ----------
individually or personally but solely as manager of the Owner Lessor under the LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the Noteholder or by any Person claiming by, through or under such Noteholder, and (d) under no circumstances shall Wilmington, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.

     This Note shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.


                              ROSETON OL LLC

                              By:  Wilmington Trust Company,
                                   not in its individual capacity, but
                                   solely as the Lessor Manager under
                                   the LLC Agreement


                              By:  _________________________________
                                    Name:
                                    Title:

     This is the Lessor Note LT referred to in the within-mentioned Lease Indenture.

                              THE CHASE MANHATTAN BANK
                              not in its individual capacity, but solely as the Lease Indenture Trustee


                              By: _________________________
                                   Name:
                                   Title:

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED the undersigned registered Noteholder hereby sell(s) assign(s) and transfer(s) unto


Insert Taxpayer Identification No.
----------------------------------

__________________________________

__________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date: ____________________________      ______________________________________
                                        (Signature of Transferor)

                                        NOTE:  The signature to this
                                        assignment must correspond with
                                        the name as written upon the face
                                        of the within-mentioned instrument
                                        in every particular, without
                                        alteration or any change whatsoever.

                                  Exh. D-2-8

                                                  Schedule 1
                                                      to Note

              Schedule of Principal Amortization
                 Note Amount = $475,075,000.00
                       Facility -Roseton


                                               % of Note
     Payment Date                           Amount Payable

     Nov 8 2001                              0.0000000000
     MaY 8 2002                              0.0000000000
     Nov 8 2002                              0.0000000000
     May 8 2003                              0.0000000000
     Nov 8 2003                              0.0000000000
     May 8 2004                              0.0000000000
     Nov 8 2004                              0.0000000000
     May 8 2005                              0.0000000000
     Nov 8 2005                              0.0000000000
     May 8 2006                              0.0000000000
     Nov 8 2006                              0.0000000000
     May 8 2007                              0.0000000000
     Nov 8 2007                              0.0000000000
     MAy 8 2008                              0.0000000000
     Nov 8 2008                              0.0000000000
     May 8 2009                              0.0000000000
     Nov 8 2009                              0.0000000000
     May 8 2010                              0.0000000000
     Nov 8 2010                              0.0000000000
     May 8 2011                              0.0000000000
     Nov 8 2011                             12.7085197075
     May 8 2012                              0.0000000000
     Nov 8 2012                              6.0453612588
     May 8 2013                              0.0000000000
     Nov 8 2013                             23.7263589960
     May 8 2014                              0.0000000000
     Nov 8 2014                             25.6186917855
     May 8 2015                              0.0000000000
     Nov 8 2015                             27.6621586065
     May 8 2016                              0.0000000000
     Nov 8 2016                              4.2389096459

                                                                       EXHIBIT E
                                                                              to
                                                                 Lease Indenture
                                                                 ---------------


                     FORM OF CERTIFICATE OF AUTHENTICATION
                     -------------------------------------



     This is one of the Notes referred to in the within-mentioned Lease
Indenture.

                              THE CHASE MANHATTAN BANK,
                              not in its individual capacity but
                              solely as the Lease Indenture Trustee


                              By:__________________________________
                                 Name:
                                 Title:

                                      E-1